Filed Pursuant to Rule 424(b)(5)
Registration No. 333-165608

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and neither Ally nor Treasury is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2011

PRELIMINARY PROSPECTUS SUPPLEMENT

TO PROSPECTUS DATED MARCH 1, 2011

             Trust Preferred Securities

GMAC Capital Trust I

    % Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Liquidation Amount $25 Per Trust Preferred Security

Guaranteed to the extent set forth herein by

Ally Financial Inc.

The United States Department of the Treasury (“Treasury” or the “Selling Securityholder”) is selling the     % Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I (the “Series 2 Trust Preferred Securities”). Ally Financial Inc. (“Ally” or the “Company”) will not receive any proceeds from the sale of Series 2 Trust Preferred Securities by the Selling Securityholder.

A brief description of the Series 2 Trust Preferred Securities can be found under “Summary Information — Q&A” in this prospectus supplement.

Some or all of the Series 2 Trust Preferred Securities may be redeemed at any time on or after February 15, 2016. In addition, the Series 2 Trust Preferred Securities may be redeemed, in whole or in part, at any time if certain changes in tax or investment company law or interpretation occur and certain other conditions are satisfied. However, Ally will not have the right prior to February 15, 2016 to cause the redemption of the Series 2 Trust Preferred Securities as a result of changes in bank regulatory law or interpretation.

The Series 2 Trust Preferred Securities have been approved for listing on the New York Stock Exchange (“NYSE”) under the trading symbol “ALLY PRA”, subject to notice of issuance. The Series 2 Trust Preferred Securities are expected to begin trading on the NYSE within 30 days after they are first issued.

The Series 2 Trust Preferred Securities are rated below investment grade and are subject to risks associated with non-investment grade securities. You are urged to carefully read the “Risk Factors” section in the accompanying prospectus, where specific risks associated with these Series 2 Trust Preferred Securities are described, along with the other information in this prospectus supplement and the accompanying prospectus before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits or savings accounts. These securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

	Per Series 2 Trust Preferred Security	Total
Public offering price	$	$
Underwriting commissions (1) (2)	$	$
Proceeds to the Selling Securityholder	$	$

(1)	As part of the amendment to the GMAC Capital Trust I, which resulted in the Series 2 Trust Preferred Securities, Ally paid Treasury a $ one-time, non-refundable distribution fee, which was calculated to equal all discounts, underwriting commissions, transfer taxes and transaction fees applicable to the sale of Series 2 Trust Preferred Securities.
(2)	The Underwriters will receive commissions of $ per Series 2 Trust Preferred Security, or $ for all Series 2 Trust Preferred Securities; except that for sales to certain institutions, the commissions will be $ per Series 2 Trust Preferred Securities.

Distributions on the Series 2 Trust Preferred Securities will accrue from March     , 2011 to the date of delivery. Distributions accrued prior to March     , 2011 were paid to the Selling Securityholder.

Ally and the Selling Securityholder expect that the Series 2 Trust Preferred Securities will be ready for delivery in book-entry form only through The Depository Trust Company, Clearstream and Euroclear on or about March     , 2011.

Joint Book-Running Managers

Citi        Deutsche Bank Securities        J.P. Morgan        Morgan Stanley

Barclays Capital        Goldman, Sachs & Co.

March     , 2011

Prospectus Supplement

Prospectus

This Prospectus	ii
Information Incorporated by Reference; Where You Can Find More Information	iii
Cautionary Statement Regarding Forward-Looking Statements	iv
Summary	1
Ratios of Earnings to Fixed Charges	8
Risk Factors	9
Description of the Series 1 Trust Preferred Securities	14
Description of the Series 2 Trust Preferred Securities	30
Description of the Series 1 Debentures	45
Description of the Series 2 Debentures	57
Description of the Guarantees	70
Effect of Obligations under the Debentures and the Guarantees	74
Use of Proceeds	76
Selling Securityholders	77
Plan of Distribution	79
Legal Matters	81
Experts	81

We have not authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

S-i

The distribution or possession of this prospectus supplement in or from certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement comes are required by Ally to inform themselves about, and to observe any such restrictions, and Ally accepts no liability in relation thereto. See “Underwriting.”

This prospectus supplement and accompanying prospectus are not an offer to sell these Series 2 Trust Preferred Securities and are not soliciting an offer to buy these Series 2 Trust Preferred Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. See “Underwriting.”

Unless the context otherwise requires, references in this prospectus supplement to “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries (including Residential Capital, LLC, or “ResCap”) on a consolidated basis, references to “Ally” refer only to Ally Financial Inc., and references to the “Trust” refer to GMAC Capital Trust I.

S-ii

SUMMARY INFORMATION — Q&A

This summary provides a brief overview of the key aspects of Ally, GMAC Capital Trust I, and the Series 2 Trust Preferred Securities. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the Series 2 Trust Preferred Securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Series 2 Trust Preferred Securities. You should pay special attention to the “Risk Factors” section in the accompanying prospectus to determine whether an investment in the Series 2 Trust Preferred Securities is appropriate for you.

What Are the Series 2 Trust Preferred Securities?

The Series 2 Trust Preferred Securities and the     % Fixed Rate/Floating Rate Common Securities, Series 2 (the “Series 2 Common Securities” and, together with the Series 2 Trust Preferred Securities, the “series 2 securities”) represent undivided beneficial interests in Ally’s     % Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040 (the “Series 2 Debentures”).

The Series 2 Debentures are the only assets designated to series 2 of the Trust (“Series 2”). The Series 2 Debentures, along with Ally’s 8.0% Junior Subordinated Deferrable Interest Debentures due 2040 (the “Series 1 Debentures” and, together with the Series 2 Debentures, the “Debentures”) are currently the only assets of the Trust.

Each Series 2 Trust Preferred Security has a liquidation amount of $25 and entitles the holder to receive periodic cash distributions as described in this prospectus supplement and the accompanying prospectus.

Who Is GMAC Capital Trust I?

GMAC Capital Trust I (referred to in this prospectus supplement as “the Trust”) is a Delaware statutory trust. Its principal place of business is c/o Ally Financial Inc., 200 Renaissance Center, Detroit, Michigan 48265, and its telephone number is (866) 710-4623.

All of the common securities of the Trust are owned by Ally. The Series 1 Debentures and the Series 2 Debentures are currently the only assets of the Trust. The Series 2 Debentures have the same financial terms as the Series 2 Trust Preferred Securities.

Who Is Ally?

Ally (formerly known as GMAC Inc.) was originally founded in 1919 as a wholly-owned subsidiary of General Motors Corporation (currently General Motors Company or “GM”). Ally’s primary lines of business are Global Automotive Services and Mortgage. We became a bank holding company on December 24, 2008, under the Bank Holding Company Act of 1956, as amended. Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc.

The mailing address of Ally’s principal executive office is 200 Renaissance Center, P.O. Box 200, Detroit, Michigan 48265, and its telephone number is (866) 710-4623.

When Will You Receive Distributions on the Series 2 Trust Preferred Securities?

The only source of cash of Series 2 to make payments on the Series 2 Trust Preferred Securities are payments on the Series 2 Debentures it owns.

If you purchase the Series 2 Trust Preferred Securities, you are entitled to receive cumulative cash distributions on the liquidation amount of $25 per Series 2 Trust Preferred Security as follows:

•	from March , 2011 to but excluding February 15, 2016, at an annual rate of % payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2011; and

•

from and including February 15, 2016 to but excluding February 15, 2040, at an annual rate equal to three-month LIBOR plus     % payable quarterly in arrears on February 15, May 15, August 15 and November 15, beginning May 15, 2016.

Distributions accrued prior to March     , 2011 were paid to the Selling Securityholder.

When Will Payment of Your Distributions Be Deferred?

If Ally defers interest payments on the Series 2 Debentures, Series 2 generally will defer distributions on the Series 2 Trust Preferred Securities. A deferral may be for up to 20 consecutive quarters, but a deferral of distributions cannot extend beyond February 15, 2040.

What Are the Consequences of an Extension Period?

During any period in which Ally defers interest on the Series 2 Debentures, which we refer to as an extension period, except as described beginning on page S-15, Ally will not, and will not permit its subsidiaries to:

•

declare or pay a dividend on, or make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock, or make any guarantee payments relating to the foregoing; or

•	make any payment of interest, principal or premium on, or repay, repurchase or redeem, any of its debt securities or guarantees that rank equally with or junior to the Series 2 Debentures.

When Can Series 2 Redeem the Series 2 Trust Preferred Securities?

Series 2 will redeem the Series 2 Trust Preferred Securities on the dates and to the extent the Series 2 Debentures are redeemed. Thus, the Series 2 Trust Preferred Securities may be redeemed, in whole or in part, at the option of Ally at any time on or after February 15, 2016 at a redemption price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest through the date of redemption. The Series 2 Trust Preferred Securities may also be redeemed, in whole or in part, at any time if certain changes in tax or investment company law or interpretations occur and certain other conditions are satisfied at a redemption price equal to 100% of the liquidation amount being redeemed, plus accrued and unpaid distributions through the date of redemption. Under current rules and regulations, Ally would need the approval of the Board of Governors of the Federal Reserve System to redeem the Series 2 Debentures prior to the maturity of the Series 2 Debentures. See “Risk Factors — You should not rely on the distributions from the Trust Preferred Securities through their maturity date — they may be redeemed at any time if certain changes in tax or investment company law occur” and “Description of the Series 2 Trust Preferred Securities — Special Event Redemption” in the accompanying prospectus.

Ally will not have the right prior to February 15, 2016 to redeem the Series 2 Debentures as a result of changes in bank regulatory law or interpretation.

Series 2 must redeem all of the outstanding Series 2 Trust Preferred Securities no later than February 15, 2040.

What Is Ally’s Guarantee of the Series 2 Trust Preferred Securities?

Pursuant to certain amended and restated guarantee agreements (the “Amended and Restated Guarantee Agreements”), Ally will provide for full and unconditional guarantees, on a subordinated basis, for the benefit of the holders of the respective series of trust preferred securities, of the payment of certain amounts due on that series of trust preferred securities to the extent not paid by or on behalf of such series (the “Guarantees”).

Ally’s Guarantee of the Series 2 Trust Preferred Securities consists of its obligations to make the following payments due on the Series 2 Trust Preferred Securities, to the extent that Series 2 has not made such payments:

•	any accrued and unpaid distributions that are required to be paid on the Series 2 Trust Preferred Securities;

•

the redemption price of $25 per Series 2 Trust Preferred Security, plus all accrued and unpaid distributions to the date of redemption, relating to any Series 2 Trust Preferred Securities called for redemption; and

•

the lesser of the liquidation distribution for Series 2 Trust Preferred Securities and the value of assets of Series 2 remaining available for distribution to holders of Series 2 Trust Preferred Securities after the satisfaction of certain liabilities to creditors of Series 2, as required by law. upon dissolution, winding-up or termination of Series 2.

Ally has irrevocably guaranteed that if Series 2 has funds available but, for any reason, Series 2 does not make the distribution or redemption payment to the holders of the Series 2 Trust Preferred Securities, then Ally will make the payments directly to the holders of the Series 2 Trust Preferred Securities. The Guarantee does not cover payments when Series 2 does not have sufficient funds available to make payments on the Series 2 Trust Preferred Securities.

Ally’s obligations under the Guarantees are subordinated as described in “Description of the Guarantees” in the accompanying prospectus.

What Is the Anticipated U.S. Federal Income Tax Treatment of the Series 2 Trust Preferred Securities?

Based on the advice of counsel, Davis Polk & Wardwell LLP, the Trust intends to treat (i) each series as a separate entity, and (ii) Series 2 as a grantor trust, in each case for U.S. federal income tax purposes. By purchasing a Series 2 Trust Preferred Security, a holder is deemed to agree to the foregoing treatment. Under this treatment, for U.S. federal income tax purposes, a holder will be treated as owning an undivided beneficial interest in the Series 2 Debentures. However, the treatment of the Trust and Series 2 is uncertain, and the Trust or Series 2 could be treated as a partnership for U.S. federal income tax purposes. If the Trust or Series 2 were treated as a partnership, we do not expect that such treatment would materially change a holder’s U.S. federal income tax treatment with respect to the Series 2 Trust Preferred Securities, except that a holder might not be able to make certain elections that would be available if the Trust or Series 2 were not treated as a partnership. See “United States Federal Income Tax Considerations — Classification of the Trust” on page S-41 of this prospectus supplement.

In connection with the issuance of the Series 2 Trust Preferred Securities, Davis Polk & Wardwell LLP, special tax counsel to Ally, will render its opinion that, while there is no authority directly on point and the issue is not free from doubt, the Series 2 Debentures will be treated for U.S. federal income tax purposes as indebtedness of Ally. This opinion is subject to certain customary conditions. By investing in the Series 2 Trust Preferred Securities, each beneficial owner of Series 2 Trust Preferred Securities agrees to treat the Series 2 Debentures as indebtedness for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations — Classification of the Series 2 Debentures” on page S-41 of this prospectus supplement.

Based on the foregoing and Ally’s belief that the likelihood of its exercising its option to defer interest payments is remote within the meaning of applicable Treasury regulations, interest payments on the Series 2 Debentures should be taxable to United States holders as ordinary interest income at the time that such payments are accrued or are received (in accordance with such holders’ method of tax accounting). If the likelihood of Ally exercising its option to defer interest payments was determined not to be “remote,” or if a deferral of an interest payment occurred, United States holders would be required to accrue ordinary income for U.S. federal income tax purposes with respect to the Series 2 Debentures, in the form of original issue discount, even though cash distributions may be deferred and even though such holders may be cash-basis taxpayers. See “United States Federal Income Tax Considerations” on page S-41 of this prospectus supplement.

When Could the Series 2 Debentures Be Distributed to You?

Ally has the right to dissolve Series 2 at any time, subject to any required approval of the Board of Governors of the Federal Reserve or the governmental agency with primary oversight of regulatory capital for Ally (the “Capital Regulator”). If Ally terminates Series 2 and does not cause the Series 2 Trust Preferred Securities to be redeemed for cash, Series 2 will redeem the Series 2 Trust Preferred Securities by distributing the Series 2 Debentures to holders of the Series 2 Trust Preferred Securities and the Series 2 Common Securities on a ratable basis.

Will the Series 2 Trust Preferred Securities be Listed on a Stock Exchange?

The Series 2 Trust Preferred Securities have been approved for listing on the NYSE under the trading symbol “ALLY PRA,” subject to notice of issuance. The Series 2 Trust Preferred Securities are expected to begin trading on the NYSE within 30 days after they are first issued.

Will Holders of the Series 2 Trust Preferred Securities Have Any Voting Rights?

Generally, the holders of the Series 2 Trust Preferred Securities will not have any voting rights. See “Description of the Series 2 Trust Preferred Securities — Voting Rights” in the accompanying prospectus.

How Will the Series 2 Debentures Rank?

Ally’s obligations under the Series 2 Debentures and the guarantee rank junior to all of Ally’s senior indebtedness (as defined in “Description of the Series 2 Debentures” in the accompanying prospectus). This means that Ally cannot make any payments on the Series 2 Debentures or the Guarantee if it defaults on a payment of senior indebtedness and does not cure the default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Ally’s obligations under the Series 2 Debentures and the Guarantee are structurally subordinated to all existing and future liabilities of Ally’s subsidiaries.

Are There Any ERISA Consequences?

An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, commonly referred to as ERISA, or a plan or account to which Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, applies or any entity whose underlying assets include the assets of any such plan or account will be permitted to purchase, hold or dispose of the securities only subject to the conditions described in “Benefit Plan Investor Considerations” beginning on page S-47 of this prospectus supplement. Purchases by governmental and other plans subject to any substantially similar law will also be subject to similar conditions. Please refer to “Benefit Plan Investor Considerations” on page S-47 of this prospectus supplement for further information.

In What Form Will the Series 2 Trust Preferred Securities in this Offering Be Issued?

The Series 2 Trust Preferred Securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company or its nominee. This means that you will not receive a certificate for your Series 2 Trust Preferred Securities and that your broker will maintain your position in the Series 2 Trust Preferred Securities. Ally and the Selling Securityholder expect that the Series 2 Trust Preferred Securities will be ready for delivery in book-entry form only through DTC, Clearstream and Euroclear on or about March     , 2011.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO FIXED CHARGES

INCLUDING PREFERRED STOCK DIVIDENDS

The following table shows (1) the consolidated ratio of earnings to fixed charges and (2) the consolidated ratio of earnings to fixed charges including preferred stock dividends of Ally for each of the five most recent fiscal years.

	Year ended December 31,
($ in millions)	2010 (a)	2009 (a)	2008 (a)	2007 (a)	2006 (a)
Earnings
Consolidated net income (loss) from continuing operations	$1,026	$(7,033)	$4,873	$(1,918)	$1,840
Income tax expense (benefit) from continuing operations	153	74	(136)	496	22
Equity-method investee distribution	—	—	111	65	651
Equity-method investee (losses) earnings	(57)	(10)	533	5	(512)
Minority interest expense	1	1	1	2	9

Consolidated income (loss) from continuing operations before income taxes, minority interest, and income or loss from equity investees	1,123	(6,968)	5,382	(1,350)	2,010
Fixed charges	6,915	7,202	10,218	13,725	14,705

Earnings available for fixed charges	$8,038	$234	$15,600	$12,375	$16,715
Fixed charges
Interest, discount, and issuance expense on debt	$6,883	$7166	$10,166	$13,665	$14,639
Portion of rentals representative of the interest factor	32	36	52	60	66

Total fixed charges	6,915	7,202	10,218	13,725	14,705
Preferred dividend requirements	2,138	1,224	—	192	22

Total fixed charges and preferred dividend requirements	$9,053	$8,426	$10,218	$13,917	$14,727
Ratio of earnings to fixed charges (b)	1.16	0.03	1.53	0.90	1.14
Ratio of earnings to fixed charges and preferred dividend requirements (c)	0.89	0.03	1.53	0.89	1.13

(a)	During 2009, we committed to sell certain operations of our International Automotive Finance operations, Insurance operations, Mortgage operations, and Commercial Finance Group. We report these businesses separately as discontinued operations in the Consolidated Financial Statements. Refer to Note 2 to the Consolidated Financial Statements for further discussion of our discontinued operations. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.
(b)	The ratio calculation indicates a less than one-to-one coverage for the years ended December 31, 2009 and 2007. Earnings available for fixed charges for the years ended December 31, 2009 and 2007, were inadequate to cover total fixed charges. The deficient amount for the ratio were $6,968 million for 2009 and $1,350 million for 2007.
(c)	The ratio calculation indicates a less than one-to-one coverage for the years ended December 31, 2010, 2009 and 2007. Earnings available for fixed charges for the years ended December 31, 2010, 2009 and 2007, were inadequate to cover total fixed charges. The deficient amount for the ratio was $1,015 million for 2010, $8,192 million for 2009 and $1,542 million for 2007.

WHERE YOU CAN FIND MORE INFORMATION

Ally and the Trust have filed a Registration Statement on Form S-3 (as amended, the “Registration Statement on Form S-3”) under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC with respect to the securities being offered pursuant to this prospectus supplement. This prospectus supplement omits certain information contained in the Registration Statement on Form S-3, as permitted by the SEC. Refer to the Registration Statement on Form S-3, including the exhibits, for further information about Ally, the Trust and the securities being offered pursuant to this prospectus supplement. Statements in the accompanying prospectus regarding the provisions of documents filed with, or incorporated by reference in, the Registration Statement on Form S-3 are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the Registration Statement on Form S-3 including the documents incorporated by reference herein or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below and through the SEC’s website.

Ally files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Ally files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of these documents, upon payment of a duplicating fee, by writing to the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

The SEC allows Ally to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement. Information that Ally files with the SEC will automatically update the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement. Ally incorporates by reference the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	Current Reports on Form 8-K filed on January 14, 2011, February 11, 2011 and February 28, 2011.

All documents Ally files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this prospectus supplement and before the completion of the offering of the securities described in this prospectus supplement shall also be incorporated by reference in this prospectus supplement from the date of filing of such documents. In no event, however, will any of the information that Ally furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus supplement, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as updated by our subsequent Annual Reports on 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. See “Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus supplement. These forward-looking statements speak only as of the date of this prospectus supplement. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

ALLY FINANCIAL INC.

Ally (formerly known as GMAC Inc.) was originally founded in 1919 as a wholly-owned subsidiary of General Motors Corporation (currently General Motors Company or “GM”). We became a bank holding company on December 24, 2008, under the Bank Holding Company Act of 1956, as amended. Our banking subsidiary, Ally Bank, is an indirect wholly owned subsidiary of Ally Financial Inc. Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is (866) 710-4623.

Our Business

Global Automotive Services and Mortgage are our primary lines of business.

Global Automotive Services

Our Global Automotive Services operations offer a wide range of financial services and insurance products to over 18,000 automotive dealerships and their retail customers. We have deep dealer relationships that have been built over our 90-year history and our dealer-focused business model encourages dealers to use our broad range of products through incentive programs like our Dealer Rewards program, which rewards individual dealers based on the depth and breadth of our relationship. Our automotive finance services include providing retail installment sales contracts, loans, and leases, offering term loans to dealers, financing dealer floorplans and other lines of credit to dealers, fleet leasing, and vehicle remarketing services. We also offer vehicle service contracts and commercial insurance primarily covering dealers’ wholesale vehicle inventories in the United States and internationally. We are a leading provider of vehicle service contracts with mechanical breakdown and maintenance coverages.

We have significantly streamlined our international presence in recent years to focus on strategic operations and improve financial performance. Our International Automotive Finance operations will focus the majority of originations in five core international markets: Germany, the United Kingdom, Brazil, Mexico, and our joint venture in China.

A significant portion of our Global Automotive Services business is conducted with or through GM- and Chrysler Group LLC (“Chrysler”)-franchised dealers and their customers.

On November 30, 2006, we entered into an agreement with GM that, subject to certain conditions and limitations, whenever GM offers vehicle financing and leasing incentives to customers, it would do so exclusively through Ally. Most recently, this agreement was modified on May 22, 2009. As a result of these modifications: (1) through December 31, 2010, GM could offer retail financing incentive programs through a third-party financing source under certain specified circumstances and, in some cases, subject to the limitation that pricing offered by the third party meets certain restrictions, and after December 31, 2010, GM can offer any incentive programs on a graduated basis through third parties on a nonexclusive, side-by-side basis with Ally provided that the pricing of the third parties meets certain requirements; (2) Ally will have no obligation to provide operating lease financing products; and (3) Ally will have no targets against which it could be assessed penalties. The modified agreement will expire on December 31, 2013. A primary objective of Ally under the agreement continues to be supporting distribution and marketing of GM products.

On August 6, 2010, we entered into an agreement with Chrysler (which replaced a term sheet that was originally effective on April 30, 2009) to make available automotive financing products and services to Chrysler dealers and customers. We are Chrysler’s preferred provider of new wholesale financing for dealer inventory in the United States, Canada, and Mexico, along with other international markets upon the mutual agreement of the parties. We provide dealer financing and services and retail financing to qualified Chrysler dealers and customers as we deem appropriate according to our credit policies and in our sole discretion. Chrysler is obligated to provide us with certain exclusivity privileges including the use of Ally for designated minimum threshold percentages of certain Chrysler retail financing subvention programs. The agreement extends through April 30, 2013, with automatic one-year renewals unless either we or Chrysler provides sufficient notice of nonrenewal. During 2010, Chrysler also selected Ally to be the preferred financing provider for Fiat vehicles in the United States. Under this agreement, our North American Automotive Finance operations will offer retail financing, leasing, wholesale financing, working capital and facility loans, and remarketing services for Fiat vehicles in the United States.

In 2010, we also further diversified our Global Automotive Services customer base by establishing agreements with other manufacturers. In March 2010, we were selected by Spyker Cars N.V., which purchased Saab Automobile from GM, as the preferred source of wholesale and retail financing for qualified Saab dealers and customers in North America and internationally. Additionally, in November 2010, we were selected as the recommended provider of finance and insurance products and services for Saab dealerships in the United States. In April 2010, we were selected by Thor Industries, Inc. (Thor) as the preferred financial provider for its recreational vehicles. Thor is the world’s largest manufacturer of recreation vehicles, including brands such as Damon, Four Winds, Airstream, Dutchmen, Komfort, Breckenridge, CrossRoads, General Coach, and Keystone RV.

Mortgage

Our Origination and Servicing operations is one of the leading originators of conforming and government-insured residential mortgage loans in the United States. We also originate and purchase high-quality government-insured residential mortgage loans in Canada. We are one of the largest residential mortgage loan servicers in the United States and we provide collateralized lines of credit to other mortgage originators, which we refer to as warehouse lending. We finance our mortgage loan originations primarily in Ally Bank in the United States and in ResMor Trust in Canada.

Our Legacy Portfolio and Other operations primarily consists of loans originated prior to January 1, 2009, and includes noncore business activities including discontinued operations, portfolios in runoff, and cash held in the ResCap legal entity.

Corporate and Other

Our Commercial Finance Group is included within our Corporate and Other segment. Our Commercial Finance Group provides senior secured commercial lending products to small and medium sized businesses primarily in the United States. Corporate and Other also includes certain equity investments, the amortization of the discount associated with new debt issuances and bond exchanges, most notably from the December 2008 bond exchange, as well as the residual impacts of our corporate funds-transfer-pricing (FTP) and treasury asset liability management (ALM) activities.

Ally Bank

Ally Bank, our direct banking platform, provides our Automotive Finance and Mortgage operations with a stable, low-cost funding source and facilitates prudent asset growth. Ally Bank funded 64% of our U.S. retail automotive loans in the fourth quarter of 2010. Ally Bank raises deposits directly from customers over the internet and by telephone, referred to as direct banking. Ally Bank has quickly become a leader in online banking with our recognizable brand, accessible 24/7 customer service, and a full spectrum of competitively priced products. We have attempted to distinguish Ally Bank with our “Talk Straight, Do Right, Be Obviously Better” branding and products that are “Easy to Use” with “No Fine Print, Hidden Fees, Rules, or Penalties”. Our products and customer experience have earned top honors from Money Magazine, Kiplinger’s Personal Finance Magazine, and Change Sciences Group.

SELLING SECURITYHOLDER

The United States Department of the Treasury ( “Treasury” or the “Selling Securityholder”) acquired the Series 2 Trust Preferred Securities offered by this prospectus supplement from Ally in connection with Ally’s participation in the Troubled Asset Relief Program (“TARP”). TARP was established pursuant to the Emergency Economic Stabilization Act of 2008, as amended (“EESA”), which was enacted into law on October 3, 2008 in response to the financial crisis. See “Summary — Securities Being Offered — The Trust Preferred Securities” in the accompanying prospectus.

Ally’s relationship with Treasury includes, among other things, (i) the transactions and arrangements entered into in connection with Treasury’s acquisition of Trust Preferred Securities from the Trust and Ally; (ii) the transactions and arrangements entered into in connection with Treasury’s acquisition of approximately $11.4 billion in aggregate liquidation preference of our Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 and the recent conversion of 110,000,000 shares of Ally’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 into 531,850 shares of Ally’s common stock; (iii) the arrangements established by the Amended and Restated Governance Agreement, dated as of May 21, 2009, by and among Ally, Treasury and Ally’s other common stockholders (the “Governance Agreement”); (iv) the Master Transaction Agreement entered into among Ally, Treasury, Chrysler and U.S. Dealer Automotive Receivables Transition LLC on May 21, 2009, in connection with the Master Automotive Financing Agreement between Ally and Chrysler; and (v) Treasury’s ownership of approximately 73.8% of Ally’s outstanding common stock.

Ally’s operations are regulated by various U.S. governmental authorities, including in certain respects, by Treasury. Additionally, as of February 25, 2011, Treasury held 981,971 shares of Ally’s common stock, 118,750,000 shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 and 2,667,000 8.0% Trust Preferred Securities. As part of the amendment to the GMAC Capital Trust I, Ally paid a $             one-time, non-refundable distribution fee, which was calculated to equal all discounts, underwriting commissions, transfer taxes and transaction fees applicable to the sale of the Series 2 Trust Preferred Securities. Treasury and Ally are also parties to certain agreements.

The following description of the Selling Securityholder was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The following table provides information regarding the beneficial ownership of the Series 2 Trust Preferred Securities by the Selling Securityholder, as of the date hereof. The number of Series 2 Trust Preferred Securities set forth in the table below represents all the Series 2 Trust Preferred Securities owned by the Selling Securityholder.

Selling Securityholder	Number of Series 2 Trust Preferred Securities Beneficially Owned Prior to the Offering	Number of Series 2 Trust Preferred Securities Being Offered	Number of Series 2 Trust Preferred Securities Beneficially Owned After the Offering
United States Department of the Treasury

Governmental Immunity

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, as amended (the “FTCA”), provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement or the Registration Statement on Form S-3 of which this prospectus is a part, or any other act or omission in connection with the offering by Treasury to which this prospectus relates, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement or the Registration Statement on Form S-3 of which this prospectus supplement is a part or resulting from any other act or omission in connection with the offering of the Series 2 Trust Preferred Securities likely would be barred.

USE OF PROCEEDS

Neither Ally nor the Trust will receive any proceeds from the sale of the Series 2 Trust Preferred Securities by the Selling Securityholder.

DESCRIPTION OF THE SERIES 2 TRUST PREFERRED SECURITIES

The trust preferred securities and common securities of Series 2 will be designated the “      % Fixed Rate/Floating Rate Trust Preferred Securities, Series 2” (the “Series 2 Trust Preferred Securities”) and the “      % Fixed Rate/Floating Rate Common Securities, Series 2” (the “Series 2 Common Securities”), respectively, pursuant to the Amended and Restated Declaration. The institutional trustee for Series 2 under the Amended and Restated Declaration, The Bank of New York Mellon, will act as indenture trustee for Series 2 under the Amended and Restated Declaration, for purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Series 2 Trust Preferred Securities include those stated in the Amended and Restated Declaration and those made part of the Amended and Restated Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Series 2 Trust Preferred Securities is not intended to be complete and is qualified by the Amended and Restated Declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. Certain provisions of the Amended and Restated Declaration applicable to all series 2 securities, are described in this prospectus supplement only with respect to the Series 2 Trust Preferred Securities. The form of the Amended and Restated Declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The Amended and Restated Declaration authorizes the administrative trustees for Series 2 to act, on behalf of Series 2, with respect to the Series 2 Common Securities and the Series 2 Trust Preferred Securities (collectively, the “series 2 securities,” and together with the series 1 securities (as defined below), the “trust securities”). The series 2 securities represent undivided beneficial interests in Ally’s       % Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040” (the “Series 2 Debentures”), which will be the only assets designated to Series 2. All of the Series 2 Common Securities are owned by Ally. The Series 2 Common Securities rank equally, and payments will be made on the Series 2 Common Securities on a ratable basis, with the Series 2 Trust Preferred Securities. If a default under the Amended and Restated Declaration applicable to Series 2 occurs and continues, however, the rights of the holders of the Series 2 Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series 2 Trust Preferred Securities.

The Series 1 Debentures are the only assets designated to series 1 of the Trust (“Series 1”). The 8.0% Trust Preferred Securities, Series 1 of the Trust (the “Series 1 Trust Preferred Securities”) and the 8.0% Common Securities, Series 1 (the “Series 1 Common Securities” and, together with the Series 1 Trust Preferred Securities, the “series 1 securities”) represent undivided beneficial interests in the Series 1 Debentures.

Pursuant to the Amended and Restated Declaration, the institutional trustee for Series 2 holds title to the Series 2 Debentures for the benefit of the holders of the series 2 securities. The payment of distributions out of money held by Series 2 with respect to the Series 2 Trust Preferred Securities, and payments upon redemption of the Series 2 Trust Preferred Securities or liquidation of Series 2 out of money held by Series 2 with respect to the Series 2 Trust Preferred Securities, are guaranteed by Ally to the extent described under “Description of the Guarantees.” The Series 2 Guarantee is held by The Bank of New York Mellon, the guarantee trustee for the Series 2 Guarantee, for the benefit of the holders of the Series 2 Trust Preferred Securities. The Series 2 Guarantee does not cover payment of distributions when Series 2 does not have sufficient funds available to pay such distributions. In such event, the remedy of a holder of Series 2 Trust Preferred Securities is to:

•

vote to direct the institutional trustee for Series 2 to exercise any trust or power under the Amended and Restated Declaration, including the enforcement of the institutional trustee’s rights under the Series 2 Debentures; or

•

if the failure of Series 2 to pay distributions is attributable to the failure of Ally to pay interest or principal on the Series 2 Debentures, sue Ally, on or after the respective due dates specified in the Series 2 Debentures, for enforcement of payment to such holder of the principal or interest on the Series 2 Debentures having a principal amount equal to the aggregate liquidation amount of the Series 2 Trust Preferred Securities of such holder.

Distributions

Distributions on the Series 2 Trust Preferred Securities are payable on the stated liquidation amount of $25 per Series 2 Trust Preferred Security as follows:

•	from March , 2011 to but excluding February 15, 2016, at an annual rate of % payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2011; and

•

from and including February 15, 2016 to but excluding February 15, 2040, at an annual rate equal to three-month LIBOR plus       % payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2016.

Distributions accrued prior to March     , 2011 were paid to the Selling Securityholder.

Distributions not paid when due, or when they would be due if not for any extension period or default by Ally on the Series 2 Debentures, will bear interest, compounded quarterly at the applicable coupon rate and without regard for any extension period. When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions accruing from March     , 2011 to but excluding February 15, 2016 will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions accruing from and including February 15, 2016 to but excluding February 15, 2040 will be computed on the basis of a 360-day year and the actual number of days elapsed.

Distributions on the Series 2 Trust Preferred Securities are cumulative and will be made by the institutional trustee for Series 2, except as otherwise described below, when, as and if available for payment.

The distribution rate and the distribution payment dates and other payment dates for the Series 2 Trust Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Series 2 Debentures.

Deferral of Distributions. Ally has the right under the Amended and Restated Indenture to defer interest payments on the Series 2 Debentures for an extension period not exceeding 20 consecutive quarters, subject to certain conditions, during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the Series 2 Debentures. An extension period begins in the quarter in which notice of the extension period is given. As a consequence of Ally’s extension of the interest payment period, distributions on the Series 2 Trust Preferred Securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to holders of Series 2 Trust Preferred Securities will continue to accumulate and such deferred distributions will themselves accrue interest to the extent and in the amount that interest accrues and compounds on the underlying Series 2 Debentures.

In the event that Ally exercises its right to extend an interest payment period, then:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Ally that rank equally with or junior to the Series 2 Debentures (“Series 2 Junior Subordinated Indebtedness,” and together with Series 1 Junior Subordinated Indebtedness, the “Junior Subordinated Indebtedness”) other than:

(a) redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 2 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Series 2 Debentures and all Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply (1) to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid or (2) dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally. Series 2 shall have the right to make partial distributions during an extension period if a corresponding payment of interest is made on the Series 2 Debentures. Prior to the termination of any extension period, Ally may further extend such extension period, so long as such extension period, together with all such other extension periods, does not exceed 20 consecutive quarters. An extension period cannot extend, however, beyond the maturity of the Series 2 Debentures.

Upon the termination of any extension period with respect to Series 2 and the payment of all amounts then due, Ally may commence a new extension period with respect to the Series 2 Debentures, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the Series 2 Debentures. The administrative trustees for Series 2 shall give the holders of the Series 2 Trust Preferred Securities notice of any extension period upon their receipt of notice thereof from Ally. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the Series 2 Trust Preferred Securities as they appear on the securities register of Series 2 on the record date immediately preceding the termination of the related extension period. See “Description of the Series 2 Debentures — Interest” and “— Option to Extend Interest Payment Period.”

Payment of Distributions. Distributions on the Series 2 Trust Preferred Securities are payable to the extent that Series 2 has funds available for the payment of such distributions. The funds of Series 2 available for distribution to the holders of the Series 2 Trust Preferred Securities are limited to payments received from Ally on the Series 2 Debentures. The payment of distributions out of monies held by Series 2 with respect to the Series 2 Trust Preferred Securities is guaranteed by Ally only to the extent set forth under “Description of the Guarantees.” See also “Description of the Series 2 Debentures.”

Distributions on the Series 2 Trust Preferred Securities are payable to the holders named on the securities register of Series 2 at the close of business on the relevant record dates. While the Series 2 Trust Preferred Securities are in definitive, fully-registered form, subject to the rules of any securities exchange on which the Series 2 Trust Preferred Securities are listed, the relevant record dates shall be 15 days prior to the relevant distribution dates or such other record date fixed by the administrative trustee for Series 2 that is not more than 60 nor less than 10 days prior to such relevant distribution dates. If the Series 2 Trust Preferred Securities are in book-entry only form, the record date will be one business day before the relevant distribution dates. Distributions will be paid through the institutional trustee for Series 2 who will hold amounts received in respect of the Series 2 Debentures in the property account for the benefit of the holders of the series 2 securities. Unless any applicable laws and regulations and the provisions of the Amended and Restated Declaration state otherwise, each such payment will be made as described under “— Form of Certificates” below.

In the event that any date on which distributions are to be made on the Series 2 Trust Preferred Securities on or prior to February 15, 2016 is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. If any date on which distributions are to be made on the Series 2 Trust Preferred Securities after February 15, 2016 is not a business day, then payment of the distribution payable on such date will be made on the next succeeding day that is a business day and interest will accrue to but excluding the date interest is paid. However, if such business day is in the next succeeding calendar month, such payment shall be made on, and interest will accrue to but excluding, the immediately preceding business day. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

Exchanges

If at any time Ally or any of its affiliates is the holder or beneficial owner of any Series 2 Trust Preferred Securities, Ally or such affiliate, as applicable, has the right to deliver to the institutional trustee for Series 2 all or such portion of its Series 2 Trust Preferred Securities as it elects and, subject to the terms of the Amended and Restated Indenture, receive, in exchange therefor, Series 2 Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Series 2 Trust Preferred Securities exchanged therefor. After such exchange, such Series 2 Trust Preferred Securities shall be cancelled and shall no longer be deemed to be outstanding and all rights of Ally or such affiliate, as applicable, as holder with respect to such Series 2 Trust Preferred Securities shall cease. In the event of any such exchange, Ally shall also have a similar option with respect to a proportionate amount of the Series 2 Common Securities that it holds.

Redemption of Series 2 Trust Preferred Securities

The Series 2 Trust Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Series 2 Debentures. In addition, the Series 2 Trust Preferred Securities may be redeemed prior to maturity of the Series 2 Debentures on the dates and to the extent the Series 2 Debentures are redeemed. See “Description of the Series 2 Debentures — Optional Redemption.” The Series 2 Debentures will mature on February 15, 2040 (see “Description of the Series 2 Debentures — General”) and, subject to obtaining any required regulatory approval, may be redeemed, in whole or in part, at any time on or after February 15, 2016, or at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event with respect to Series 2. See “— Special Event Redemption” below.

If then required, Ally will obtain the concurrence or approval of the Board of Governors of the Federal Reserve System (the “FRB”) before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the Series 2 Debentures, the proceeds of their repayment will simultaneously be applied to redeem all outstanding Series 2 Trust Preferred Securities at the redemption price. Upon the redemption of the Series 2 Debentures, whether in whole or in part, either at the option of Ally or pursuant to a Special Event, Series 2 will use the cash it receives upon the redemption to redeem Series 2 Trust Preferred Securities and Series 2 Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series 2 Debentures so redeemed at the redemption price. Before such redemption, holders of Series 2 Trust Preferred Securities will be given not less than 30 nor more than 60 days’ notice. Prior to any redemption with respect to Series 2, Ally will obtain any required regulatory approval. In the event that fewer than all of the outstanding Series 2 Trust Preferred Securities are to be redeemed, the Series 2 Trust Preferred Securities will be redeemed on a ratable basis as described under “— Form of Certificates” below. See “— Special Event Redemption” and “Description of the Series 2 Debentures — Optional Redemption.”

Special Event Redemption

“Tax Event” means that the administrative trustees for Series 2 will have received an opinion of a nationally recognized independent tax counsel experienced in such matters that states that, as a result of any:

•

amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States on or after December 30, 2009; or

•

amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, regulatory determination, or administrative pronouncement on or after December 30, 2009, there is more than an insubstantial risk that:

•	Series 2 would be subject to U.S. federal income tax relating to interest accrued or received on the Series 2 Debentures;

•	interest payable to Series 2 on the Series 2 Debentures would not be deductible, in whole or in part, by Ally for U.S. federal income tax purposes; or

•	Series 2 would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the administrative trustees for Series 2 will have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust or Series 2 is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940 (the “1940 Act”), which change becomes effective on or after December 30, 2009.

This prospectus refers to a Tax Event or an Investment Company Event as a “Special Event.” Provided that Ally obtains any required regulatory approval, if a Special Event occurs and continues, Ally may, upon not less than 30 nor more than 60 days’ notice, redeem the Series 2 Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event. Following such redemption, series 2 securities with an aggregate liquidation amount equal to the aggregate principal amount of the Series 2 Debentures so redeemed shall be redeemed by Series 2 at the redemption price on a ratable basis. If, however, at the time there is available to Ally or the Trust acting with respect to Series 2 the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Series 2, Ally or the holders of the Series 2 Trust Preferred Securities or the Series 2 Debentures, then Ally or the Trust acting with respect to Series 2 will pursue such measure instead of redemption.

Distribution of the Series 2 Debentures

Ally will have the right to dissolve Series 2, subject to the receipt of any required regulatory approvals. Pursuant to the Amended and Restated Indenture, Ally has agreed not to do so other than in connection with a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration. In the event of any dissolution of the Trust or Series 2 and after satisfaction of the claims and obligations of Series 2 as provided by applicable law, the Trust acting with respect to Series 2 may cause the Series 2 Debentures to be distributed to the holders of the Series 2 Trust Preferred Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding. Prior to any such distribution, Ally must obtain any required regulatory approvals.

If the Series 2 Trust Preferred Securities are listed on the NYSE or on any other national securities exchange and if the Series 2 Debentures are distributed to the holders of the Series 2 Trust Preferred Securities upon dissolution of Series 2, then Ally will use its best efforts to cause the Series 2 Debentures to be listed on the NYSE or on such other exchange as the Series 2 Trust Preferred Securities are then listed.

After the date for any distribution of Series 2 Debentures upon dissolution of Series 2:

•	the Series 2 Trust Preferred Securities will no longer be deemed to be outstanding;

•

if any global securities have been issued, the securities depositary or its nominee, as the record holder of the Series 2 Trust Preferred Securities, will receive a registered global certificate or certificates representing the Series 2 Debentures to be delivered upon such distribution; and

•

any certificates representing Series 2 Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the coupon rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Series 2 Trust Preferred Securities until such certificates are presented to Ally or its agent for transfer or reissuance.

Redemption Procedures

Series 2 may not redeem fewer than all of the outstanding Series 2 Trust Preferred Securities unless all accrued and unpaid distributions have been paid on all Series 2 Trust Preferred Securities for all distribution periods terminating on or prior to the date of redemption.

If (i) the Trust acting with respect to Series 2 gives an irrevocable notice of redemption of the Series 2 Trust Preferred Securities, and (ii) if Ally has paid to the institutional trustee for Series 2 a sufficient amount of cash in connection with the related redemption or maturity of the Series 2 Debentures, then (x) if the Series 2 Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, the institutional trustee for Series 2 will irrevocably deposit with the depositary or its nominee funds sufficient to pay the applicable redemption price and will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Series 2 Trust Preferred Securities or (y) if the Series 2 Trust Preferred Securities are in definitive form, the institutional trustee for Series 2 will pay the applicable redemption price to the applicable holder of Series 2 Trust Preferred Securities by check mailed to such holder.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of the Series 2 Trust Preferred Securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

If payment of the redemption price for any Series 2 Trust Preferred Securities is improperly withheld or refused and not paid either by Series 2 or by Ally pursuant to the Series 2 Guarantee, distributions on such Series 2 Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See “— Form of Certificates.”

In the event that fewer than all of the outstanding Series 2 Trust Preferred Securities are to be redeemed, the Series 2 Trust Preferred Securities held by the depositary or its nominee will be redeemed in accordance with the depositary’s or nominee’s standard procedures. See “— Form of Certificates.”

Ally or its affiliates may, at any time, and from time to time, purchase outstanding Series 2 Trust Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust or any series of the Trust as a “liquidation.” If a liquidation occurs with respect to the Trust or Series 2, the holders of the Series 2 Trust Preferred Securities will be entitled to receive out of the assets of Series 2, after satisfaction of claims and obligations of Series 2, pursuant to applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Series 2 Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Ally instead distributes on a ratable basis to the holders of the Series 2 Trust Preferred Securities, the Series 2 Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Series 2 Trust Preferred Securities outstanding at such time. See “— Distribution of the Series 2 Debentures.”

If this distribution can be paid only in part because Series 2 has insufficient assets available to pay in full the aggregate distribution, then the amounts directly payable with respect to Series 2 shall be paid on a ratable basis. The holders of the Series 2 Common Securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the Series 2 Trust Preferred Securities. However, if a declaration default (as defined below) with respect to Series 2 has occurred and is continuing, the Series 2 Trust Preferred Securities will have a preference over the Series 2 Common Securities with regard to such distributions.

Pursuant to the Amended and Restated Declaration, the Trust will dissolve and wind up its affairs on the date following the date upon which the last series of the Trust has terminated.

Pursuant to the Amended and Restated Declaration, Series 2 will terminate:

(i) on December 30, 2064, the expiration of the term of Series 2;

(ii) upon the bankruptcy of Ally or any holder of the Series 2 Common Securities;

(iii) upon the filing of a certificate of dissolution or its equivalent with respect to Ally or the revocation of Ally’s charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iv) upon the entry of a decree of judicial dissolution of any holder of the Series 2 Common Securities, Ally, the Trust or Series 2;

(v) subject to obtaining any required regulatory approval, when all of the series 2 securities have been called for redemption;

(vi) subject to obtaining any required regulatory approval, upon the exchange of all of the then-outstanding Series 2 Trust Preferred Securities; or

(vii) subject to obtaining any required regulatory approval, when Series 2 shall have been dissolved in accordance with the terms of the Series 2 Trust Preferred Securities upon election by Ally of its right to terminate Series 2 and distribute all of the Series 2 Debentures to the holders of the Series 2 Trust Preferred Securities in exchange for all of the Series 2 Trust Preferred Securities.

Declaration Defaults

An “indenture default” with respect to Series 2 is a default under the Amended and Restated Indenture (as defined below in “Description of the Series 2 Debentures”) relating to the Series 2 Debentures and also constitutes a “declaration default” with respect to Series 2, which is a default under the Amended and Restated Declaration relating to Series 2. Pursuant to the Amended and Restated Declaration, the holder of the Series 2 Common Securities will be deemed to have waived all declaration defaults relating to the Series 2 Common Securities until all declaration defaults relating to the Series 2 Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the Series 2 Trust Preferred Securities have been cured, waived or otherwise eliminated, the institutional trustee for Series 2 will be deemed to be acting solely on behalf of the holders of the Series 2 Trust Preferred Securities and only the holders of the Series 2 Trust Preferred Securities will have the right to direct the institutional trustee for Series 2 as to matters under the Amended and Restated Declaration, and therefore the Amended and Restated Indenture. In the event that any declaration default relating to the Series 2 Trust Preferred Securities is waived by the holders of the Series 2 Trust Preferred Securities as provided in the Amended and Restated Declaration, such waiver also constitutes a waiver of such declaration default relating to the Series 2 Common Securities for all purposes under the Amended and Restated Declaration without any further act, vote or consent of the holders of Series 2 Common Securities. See “— Voting Rights.”

To the fullest extent permitted by law, if the institutional trustee for Series 2 fails to enforce its rights under the Series 2 Debentures, any holder of Series 2 Trust Preferred Securities may directly institute a legal proceeding against Ally to enforce these rights without first suing the institutional trustee for Series 2 or any other person or entity. If a declaration default has occurred and is continuing with respect to Series 2 and such event is attributable to the failure of Ally to pay interest or principal (or premium, if any) on the Series 2 Debentures on the date such interest or principal (or premium, if any) is otherwise payable, or in the case of redemption, on the redemption date, then a holder of Series 2 Trust Preferred Securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest (or premium, if any) on the Series 2 Debentures having a principal amount equal to the aggregate liquidation amount of the Series 2 Trust Preferred Securities of such holder on or after the respective due date specified in the Series 2 Debentures. Such holder need not first (i) direct the institutional trustee for Series 2 to enforce the terms of the Series 2 Debentures or (ii) sue Ally to enforce the institutional trustee’s rights under the Series 2 Debentures. The holders of Series 2 Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 2 Debentures.

In connection with such direct action, Ally will be subrogated to the rights of such holder of Series 2 Trust Preferred Securities under the Amended and Restated Declaration to the extent of any payment made by Ally to such holder of Series 2 Trust Preferred Securities in such direct action. This means that Ally will be entitled to payment of amounts that a holder of Series 2 Trust Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Series 2.

Upon the occurrence of an indenture event of default with respect to the Series 2 Debentures, the indenture trustee or the institutional trustee for Series 2, as the sole holder of the Series 2 Debentures, will have the right under the Amended and Restated Indenture to declare the principal of and interest on the Series 2 Debentures to be immediately due and payable, provided that if such a declaration is not made, the holders of at least 25% in aggregate liquidation amount of the Series 2 Trust Preferred Securities then outstanding will have the right to make such declaration. See “Description of the Series 2 Debentures — Indenture Events of Default and Acceleration.”

Ally and Series 2 are each required to file annually with the institutional trustee for Series 2 an officers’ certificate as to its compliance with all conditions and covenants under the Amended and Restated Declaration.

Voting Rights

Except as described in the next succeeding paragraph, in “— Modification of the Amended and Restated Declaration,” and in this prospectus under “Description of the Guarantees — Modification of the Guarantees; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act, the Amended and Restated Declaration and as otherwise required by law, the holders of the Series 2 Trust Preferred Securities have no voting rights.

The holders of a majority in aggregate liquidation amount of the Series 2 Trust Preferred Securities, voting separately as a class, have the right to direct the exercise of any trust or power conferred upon the institutional trustee for Series 2 or to direct any proceeding for any remedy available to the institutional trustee for Series 2 so long as the institutional trustee for Series 2 receives the tax opinion discussed below, including the right to direct the institutional trustee for Series 2, as holder of the Series 2 Debentures, to:

(i) direct any proceeding for any remedy available to the indenture trustee, or exercise any trust or power conferred on the indenture trustee, with respect to the Series 2 Debentures;

(ii) waive any past indenture default with respect to the Series 2 Debentures that is waivable under Section 5.6 of the Amended and Restated Indenture;

(iii) exercise any right to rescind or annul an acceleration of the maturity of the Series 2 Debentures; or

(iv) consent to any amendment, modification or termination of the Amended and Restated Indenture or the Series 2 Debentures where such consent is required.

Where a consent or action under the Amended and Restated Indenture would require the consent or act of holders of more than a majority in principal amount of the Series 2 Debentures, or a “super majority,” then only holders of that super majority of Series 2 Trust Preferred Securities may direct the institutional trustee for Series 2 to give such consent or take such action. Further, the institutional trustee for Series 2 can refrain from following any directions of the holders that violate the Amended and Restated Declaration or conflict with any applicable rule of law or would involve the institutional trustee for Series 2 in personal liability against which indemnity would, in its opinion, not be adequate. If the institutional trustee for Series 2 fails to enforce its rights under the Series 2 Debentures, any record holder of Series 2 Trust Preferred Securities may directly sue Ally to enforce the institutional trustee’s rights under the Series 2 Debentures. The record holder does not have to sue the institutional trustee for Series 2 or any other person or entity before bringing such a direct action.

The institutional trustee for Series 2 is required to notify all holders of the Series 2 Trust Preferred Securities of any default actually known to certain officers of the institutional trustee and of any notice of default with respect to the Series 2 Debentures received from the indenture trustee. The notice is required to state that the default with respect to the Series 2 Debentures also constitutes a declaration default with respect to the Series 2 Trust Preferred Securities. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee for Series 2, the institutional trustee for Series 2, as holder of the Series 2 Debentures, will not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the institutional trustee for Series 2 receives an opinion of a nationally recognized independent tax counsel to the effect that, such action will not (x) cause the Trust or Series 2 (as applicable) to be classified (i) as other than either a grantor trust or a partnership or (ii) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes.

If the consent of the institutional trustee for Series 2, as holder of the Series 2 Debentures, is required under the Amended and Restated Indenture for any amendment, modification or termination of the Amended and Restated Indenture or the Series 2 Debentures, the institutional trustee for Series 2 is required to request the written direction of the holders of the series 2 securities. The institutional trustee for Series 2 will vote as directed by a majority in liquidation amount of the series 2 securities voting together as a single class. Where any amendment, modification or termination under the Amended and Restated Indenture would require the consent of a super majority, however, the institutional trustee for Series 2 may only give such consent at the direction of the holders of the same supermajority of the holders of the series 2 securities. The institutional trustee for Series 2 is not required to take any such action in accordance with the directions of the holders of the series 2 securities unless the institutional trustee for Series 2 has obtained a tax opinion to the effect described above.

A waiver of an indenture default with respect to the Series 2 Debentures by the institutional trustee for Series 2 at the direction of the holders of the Series 2 Trust Preferred Securities will constitute a waiver of the corresponding declaration default with respect to Series 2.

Any required approval or direction of holders of Series 2 Trust Preferred Securities may be given at a separate meeting of holders of Series 2 Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of series 2 securities or by written consent. The administrative trustees for Series 2 will mail to each holder of record of Series 2 Trust Preferred Securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of Series 2 Trust Preferred Securities will be required for the Trust acting with respect to Series 2 to redeem and cancel Series 2 Trust Preferred Securities or distribute Series 2 Debentures in accordance with the Amended and Restated Declaration and the terms of the Series 2 Trust Preferred Securities.

Despite the fact that holders of Series 2 Trust Preferred Securities are entitled to vote or consent under the circumstances described above, any Series 2 Trust Preferred Securities that are owned at the time by Ally or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Ally, will not be entitled to vote or consent. Instead, these Series 2 Trust Preferred Securities will be treated as if they were not outstanding.

Voting and consensual rights available to or in favor of holders or beneficial owners of Series 2 Trust Preferred Securities may, to the extent permitted by applicable rule or law, be exercised only by a United States

Person that is a beneficial owner of a Series 2 Trust Preferred Security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Series 2 Trust Preferred Security that is not a United States person. Beneficial owners of a Series 2 Trust Preferred Security that are not United States Persons must, to the extent permitted by applicable rule or law, irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights.

The procedures by which holders of Series 2 Trust Preferred Securities may exercise their voting rights are described below. See “— Form of Certificates.”

Holders of the Series 2 Trust Preferred Securities generally have no rights to appoint or remove the administrative trustees for Series 2. Instead, these trustees for Series 2 may be appointed, removed or replaced solely by Ally as the indirect or direct holder of all of the Series 2 Common Securities.

Modification of the Amended and Restated Declaration

The Amended and Restated Declaration may be modified and amended if approved by the administrative trustees for Series 2, and in certain circumstances, the institutional trustee for Series 2 and/or the Delaware trustee. If, however, any proposed amendment provides for, or the administrative trustees for Series 2 otherwise propose to effect:

(i) any action that would adversely affect the powers, preferences or rights of the series 2 securities, whether by way of amendment to the Amended and Restated Declaration or otherwise or

(ii) the dissolution, winding-up or termination of Series 2 other than pursuant to the terms of the Amended and Restated Declaration,

then the holders of the series 2 securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the series 2 securities affected thereby. If, however, any amendment or proposal referred to in clause (i) above would adversely affect only the Series 2 Trust Preferred Securities or only the Series 2 Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class.

Despite the foregoing, no amendment or modification may be made to the Amended and Restated Declaration if such amendment or modification would:

(i)(x) cause the Trust or Series 2 (as applicable) to be classified (a) as other than either a grantor trust or a partnership or (b) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes;

(ii) reduce or otherwise adversely affect the powers of the institutional trustee for Series 2 in contravention of the Trust Indenture Act; or

(iii) cause the Trust or Series 2 to be deemed an “investment company” that is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below. The Trust may, with the unanimous consent of the administrative trustees for each series of the Trust and without the consent of the holders of the trust securities of any series of the Trust, the Delaware trustee or the institutional trustee for any series, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(i) such successor entity either:

(a) expressly assumes all of the obligations of the Trust with respect to each series of trust securities or

(b) substitutes for the Trust Preferred Securities of each series other successor securities having substantially the same terms as that series of Trust Preferred Securities, so long as the successor securities rank the same as that series of Trust Preferred Securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(ii) Ally expressly acknowledges with respect to each series of the Trust a trustee for each such series of the successor entity that possesses the same powers and duties as the institutional trustee for such series;

(iii) the Trust Preferred Securities of each series or any successor securities of such series are listed, or any successor securities of such series will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities of such series are then listed or quoted;

(iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities of any series, including any successor securities of such series, to be downgraded by any nationally recognized statistical rating organization;

(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities of any series, including any successor securities with respect to such series, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(vi) such successor entity has a purpose substantially identical to that of the Trust with respect to each series of the Trust;

(vii) prior to such merger, consolidation, amalgamation or replacement, each series of the Trust has received an opinion of a nationally recognized independent counsel to the Trust acting for each such series experienced in such matters, to the effect that:

(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities of any series, including any successor securities of such series, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity nor any series of the Trust will be required to register as an “investment company” under the 1940 Act; and

(c) (x) following such merger, consolidation, amalgamation or replacement, the Trust or any series (or any successor thereto), as applicable, will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation, and (y) such merger, consolidation, amalgamation or replacement will not materially reduce the likelihood of the Trust or any series (or any successor thereto), as applicable, being classified as a grantor trust for U.S. federal income tax purposes; and

(viii) Ally guarantees the obligations of such successor entity with respect to each series of the Trust under the successor securities with respect to each such series at least to the extent provided by the relevant Amended and Restated Guarantee Agreement.

Form of Certificates

The Series 2 Trust Preferred Securities were initially in the form of definitive, fully registered Trust Preferred Security Certificates (the “Definitive Trust Preferred Security Certificates”). The Series 2 Trust Preferred Securities have, upon the instruction of Ally, been issued in the form of one or more fully registered global Series 2 Trust Preferred Security Certificates, without distribution coupons (each, a “Global Certificate”). Each Global Certificate has been deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depositary, and registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these Series 2 Trust Preferred Securities and will be considered the sole owner of the Series 2 Trust Preferred Securities for purposes of the Amended and Restated Declaration. The Trust acting with respect to Series 2 and the trustees shall have no obligation to the beneficial owners of the Series 2 Trust Preferred Securities.

If the Series 2 Trust Preferred Securities are held as Global Certificates, purchasers of Series 2 Trust Preferred Securities may hold interests in the global Series 2 Trust Preferred Securities only through DTC, if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary — banks, brokerage houses and other institutions that maintain securities accounts for customers — that has an account with DTC or its nominee (“participants”). DTC will maintain accounts showing the Series 2 Trust Preferred Securities holdings of its participants, and these participants will in turn maintain accounts showing the Series 2 Trust Preferred Securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding Series 2 Trust Preferred Securities for their customers. Thus, each beneficial owner of a book-entry Series 2 Trust Preferred Security will hold such Series 2 Trust Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

If the Series 2 Trust Preferred Securities are held as Global Certificates, the Series 2 Trust Preferred Securities of each beneficial owner will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the Series 2 Trust Preferred Securities will generally not be entitled to have the Series 2 Trust Preferred Securities represented by the Global Certificates registered in its name and will not be considered the owner under the Amended and Restated Declaration.

In this prospectus supplement, for book-entry Series 2 Trust Preferred Securities, references to actions taken by securityholders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to securityholders will mean payments and notices of redemption to DTC as the registered holder of the Series 2 Trust Preferred Securities for distribution to participants in accordance with DTC’s procedures.

If the Series 2 Trust Preferred Securities are held as Global Certificates, a beneficial owner of book-entry securities represented by a Global Certificate may exchange the Series 2 Trust Preferred Securities for Definitive Trust Preferred Security Certificates only if:

(1) DTC elects to discontinue its services as depositary with respect to the Series 2 Trust Preferred Securities and the administrative trustees for Series 2 do not appoint replacement for DTC within 90 days; or

(2) the administrative trustees for Series 2 elect after consultation with Ally and subject to the procedures of DTC to terminate the book entry system through the DTC with respect to the Series 2 Trust Preferred Securities.

Upon surrender of Global Certificates for exchange, the administrative trustees for Series 2 and the securities registrar shall cause Definitive Trust Preferred Security Certificates to be delivered to the beneficial owners of Series 2 Trust Preferred Securities in accordance with the instructions of DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Ally and the administrative trustees for Series 2 will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

If Global Certificates are issued in the future, DTC may discontinue providing its services as securities depositary with respect to the Series 2 Trust Preferred Securities. Under such circumstances, in the event that a successor securities depositary is not obtained, Definitive Trust Preferred Security Certificates are required to be printed and delivered. Additionally, the administrative trustees for Series 2, with the consent of Ally, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the Series 2 Trust Preferred Securities. In that event, certificates for the Series 2 Trust Preferred Securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Ally and the Trust acting with respect to Series 2 believe to be reliable, but neither Ally nor the Trust acting with respect to Series 2 takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default with respect to Series 2, the institutional trustee for Series 2 undertakes to perform only such duties with respect to Series 2 as are specifically set forth in the Amended and Restated Declaration. After a default with respect to Series 2, the institutional trustee for Series 2 will exercise the rights and powers vested in it by the Amended and Restated Declaration using the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee for Series 2 is under no obligation to exercise any of the rights or powers vested in it by the Amended and Restated Declaration at the request of any holder of Series 2 Trust Preferred Securities unless offered security and indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred thereby. Despite the foregoing, the institutional trustee for Series 2, upon the occurrence of a declaration default with respect to Series 2, shall not be relieved of its obligation to exercise the rights and powers vested in it by the Amended and Restated Declaration. The institutional trustee for Series 2 will not be liable for any special, indirect or consequential loss or damage of any kind (including lost profits), nor will it be responsible or liable for any failure or delay in the performance of its obligations arising out of forces beyond its reasonable control.

Paying Agent/Security Registrar

While the Series 2 Trust Preferred Securities are in definitive form, the following provisions apply:

•	the institutional trustee for Series 2 may authorize one or more paying agents for Series 2 and designate or remove an additional or substitute paying agent at any time;

•

the security registrar for Series 2 will affect the registration of transfers of Series 2 Trust Preferred Securities without charge, but only upon payment, with the giving of such indemnity as the security registrar may require, in respect of any tax or other government charges that may be imposed in relation to the registration of transfers; and

•

neither the administrative trustees for Series 2 nor the Trust acting with respect to Series 2 will be required to register or cause to be registered the transfer of Series 2 Trust Preferred Securities after such Series 2 Trust Preferred Securities have been called for redemption.

Governing Law

The Amended and Restated Declaration for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees for Series 2 are authorized in carrying out the activities of the Trust provided for in the Amended and Restated Declaration to take any action, not inconsistent with the Amended and Restated Declaration or applicable law, that they determine to be necessary or desirable in carrying out such activities with respect to Series 2 including, but not limited to (i) causing the Trust and Series 2 not to be deemed to be an “investment company” required to be registered under the 1940 Act, (ii) taking any action to the extent necessary or prudent to (x) ensure that the Trust or Series 2 (as applicable) will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation, or (y) increase the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes, and (iii) cooperating with Ally to ensure that the Series 2 Debentures will be treated as indebtedness of Ally for U.S. federal income tax purposes. However, the administrative trustees for Series 2 may not take such action if doing so would adversely affect the interests of the holders of the Series 2 Trust Preferred Securities.

Holders of the Series 2 Trust Preferred Securities have no preemptive rights.

DESCRIPTION OF THE SERIES 2 DEBENTURES

Set forth below is a description of the specific terms of the Series 2 Debentures in which Series 2 of the Trust has invested the proceeds from the issuance and sale of the series 2 securities. The terms of the Series 2 Debentures include those stated in the Amended and Restated Indenture and by the Trust Indenture Act. The following description is not intended to be complete and is qualified by the Amended and Restated Indenture and by the Trust Indenture Act. The form of the Amended and Restated Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Several capitalized terms used herein are defined in the Amended and Restated Indenture. Wherever particular sections or defined terms of the Amended and Restated Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Under circumstances discussed more fully below involving the dissolution of the Trust or Series 2, provided that any required regulatory approval is obtained, the Series 2 Debentures will be distributed to the holders of the series 2 securities in liquidation of the Trust or Series 2. See “Description of the Series 2 Trust Preferred Securities — Distribution of the Series 2 Debentures.”

General

The Series 2 Debentures will be issued by Ally as “Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040” pursuant to the Amended and Restated Indenture. The Series 2 Debentures are unsecured debt under the Amended and Restated Indenture and represent an aggregate principal amount equal to the sum of the aggregate stated liquidation amount of the Series 2 Trust Preferred Securities and Series 2 Common Securities.

The entire principal amount of the Series 2 Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest on February 15, 2040.

If the Series 2 Debentures are distributed to holders of the Series 2 Trust Preferred Securities in liquidation of such holders’ interests in Series 2, such Series 2 Debentures may be issued in the form of one or more global securities (as described below) or in certificated form. If the Series 2 Debentures are issued in the form of global securities, the Series 2 Debentures may be issued in certificated form in exchange for a global security as described below under “— Discontinuance of the Depositary’s Services.” In the event that the Series 2 Debentures are issued in certificated form, such Series 2 Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Series 2 Debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the Series 2 Debentures. In the event the Series 2 Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series 2 Debentures will be registrable and the Series 2 Debentures will be exchangeable for Series 2 Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at the option of Ally by check mailed to the address of the persons entitled thereto. See “— Book-Entry and Settlement.”

Ally has not issued, and does not intend to issue, the Series 2 Debentures to anyone other than the Trust.

Subordination

The Amended and Restated Indenture provides that the Series 2 Debentures are subordinated and junior, both in liquidation and in priority of payment, to the extent specified in the Amended and Restated Indenture, to all Senior Indebtedness (as defined below) of Ally. This means that no payment of principal, including redemption payments, premium, if any, or interest on the Series 2 Debentures may be made if:

•	any Senior Indebtedness of Ally has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of Ally has been accelerated because of a default.

Upon any payment by Ally or distribution of assets of Ally to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Ally must be paid in full before the holders of Series 2 Debentures are entitled to receive or retain any payment. Subject to satisfaction of all claims related to all Senior Indebtedness of Ally, the rights of the holders of the Series 2 Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Ally to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Series 2 Debentures are paid in full.

The term “Senior Indebtedness” means, with respect to Ally, the principal, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ally, whether or not such claim for post-petition interest is allowed in such proceeding) on and of all indebtedness and obligations in respect of:

(i) (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Ally including all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of December 31, 2008, between Ally and The Bank of New York Mellon, as trustee, as the same may be amended, modified or supplemented from time to time;

(ii) all capital lease obligations of Ally;

(iii) all obligations of Ally issued or assumed as the deferred purchase price of property, all conditional sale obligations of Ally and all obligations of Ally under any conditional sale or title retention agreement;

(iv) all obligations, contingent or otherwise, of Ally in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions;

(v) all obligations of Ally in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or options contracts and other similar agreements;

(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which Ally is responsible or liable as obligor, guarantor or otherwise; and

(vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of Ally, whether or not such obligation is assumed by Ally;

except that Senior Indebtedness does not include obligations in respect of:

(i) any indebtedness issued under the Amended and Restated Indenture;

(ii) any guarantee entered into by Ally in respect of any series of preferred securities, capital securities or preference stock of the Trust (or any similar trust established for the purpose of issuing trust preferred securities in connection with the issuance of securities under the Amended and Restated Indenture);

(iii) any accounts payable or other liabilities to trade creditors (including guarantees thereof or instruments evidencing such liabilities); or

(iv) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the Series 2 Debentures and the issuance of which (x) has received the concurrence or approval of the FRB or its staff or (y) does not at the time of issuance prevent the Series 2 Debentures from qualifying for Tier 1 capital treatment

(irrespective of any limits on the amount of Ally’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or has received the concurrence or approval of the FRB or its staff.

The Series 2 Debentures rank senior to all of Ally’s equity securities, including preferred stock.

The Amended and Restated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Ally.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness do not have any rights under the Amended and Restated Indenture to enforce any of the covenants in the Amended and Restated Indenture.

Optional Redemption

Ally will have the right to redeem the Series 2 Debentures, in whole or in part, at any time (i) on or after February 15, 2016 or (ii) in certain circumstances, upon the occurrence of a Special Event with respect to Series 2, as described in “Description of the Series 2 Trust Preferred Securities — Special Event Redemption.” Any optional redemption must be made upon not less than 30 nor more than 60 days’ notice and, with respect to a redemption upon a Special Event, within 90 days following the occurrence of such Special Event.

Ally may not redeem the Series 2 Debentures unless it receives the prior approval of the FRB to do so, if such approval is then required by the FRB.

The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If the Series 2 Trust Preferred Securities are listed on a national securities exchange and a partial redemption of the Series 2 Trust Preferred Securities resulting from a partial redemption of the Series 2 Debentures would result in the delisting of the Series 2 Trust Preferred Securities, Ally may only redeem the Series 2 Debentures in whole.

Interest

The Series 2 Debentures bear interest (i) from and including March     , 2011 to but excluding February 15, 2016 at an annual rate of       %, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2011; and (ii) from and including February 15, 2016 to but excluding February 15, 2040, at an annual rate equal to three-month LIBOR plus       %, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2016. Each date on which interest is payable is called an “interest payment date.” Interest will be paid to the person in whose name such Series 2 Debentures are registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the Series 2 Debentures shall be held in book-entry form by a party other than the institutional trustee for Series 2, the record date shall be the date 15 days prior to the interest payment date, or such other record date fixed by the administrative trustees for Series 2 of the Trust that is not more than 60 nor less than 10 days prior to such interest payment date.

The amount of interest payable for any period ending on or before February 15, 2016 will be computed on the basis of a 360-day year of twelve 30-day months, and for any period after February 15, 2016 will be computed on the basis of a 360-day year and the actual number of days elapsed, including the first day of such period but excluding the date of maturity. In the event that any interest payment date on or prior to February 15, 2016 is not a business day, then payment of the interest payable on such interest payment date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. In the event that any interest payment date after February 15, 2016 is not a business day, then the interest payable on such interest payment date will be made on the next succeeding day that is a business day, and interest will accrue to but excluding the date interest is paid. However, if such business day is in the next succeeding calendar month, such payment shall be made on, and interest will accrue to but excluding, the immediately preceding business day, in each case with the same force and effect as if made on such date.

For the purposes of calculating interest accruing on the Series 2 Debentures from and including February 15, 2016:

“Three-month LIBOR” means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period, as applicable, commencing on the first day of that quarterly interest period that appears on the Reuters Screen LIBOR as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR, three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that quarterly interest period, as applicable, and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with Ally), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly interest period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that quarterly interest period, as applicable, for loans in United States dollars to leading European banks for a three-month period, as applicable, commencing on the first day of that quarterly interest period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly interest period, as applicable, will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on February 15, 2016, 0.29000%. The establishment of three-month LIBOR for each quarterly interest period, as applicable, by the Calculation Agent shall (in the absence of manifest error) be final and binding;

“Calculation Agent” means The Bank of New York Mellon or any other successor appointed by Ally, acting as calculation agent;

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly interest period;

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London; and “Reuters Screen LIBOR” means the display designated on the Reuters Screen LIBOR (or such other page as may replace Reuters Screen LIBOR on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for United States dollar deposits).

Option to Extend Interest Payment Period

Ally has the right to defer interest payments by extending the interest payment period of the Series 2 Debentures for an extension period not exceeding 20 consecutive quarters, so long as no event of default with respect to the Series 2 Debentures has occurred and is continuing. However, no extension period may extend beyond the maturity of the Series 2 Debentures. At the end of any extension period, Ally will pay all interest then accrued and unpaid, together with interest thereon at the rate specified for the Series 2 Debentures to the extent permitted by applicable law. An extension period begins in the quarter in which notice of the extension period is given.

During any such extension period:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any Junior Subordinated Indebtedness (as defined in the “Description of the Series 2 Trust Preferred Securities”) other than:

(a) redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 2 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of the Series 2 Debentures and all Junior Subordinated Indebtedness bear to each other.

The foregoing, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally. Prior to the termination of any extension period, Ally may further defer payments of interest by extending such extension period. Such extension period, including all such other extensions, however, may not exceed 20 consecutive quarters, including the interest period in which notice of such extension period is given. No extension period may extend beyond the maturity or early redemption of the Series 2 Debentures. At the termination of any extension period and upon the payment of all amounts then due, Ally may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, Ally has the right to prepay all or any portion of accrued interest during an extension period.

Ally has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 2 Debentures.

If the institutional trustee for Series 2 of the Trust is the sole holder of the Series 2 Debentures at the time Ally selects an extended interest payment period, Ally will give the administrative trustees and institutional trustee for Series 2 notice of its selection of such extension period at least one business day prior to the earlier of:

(i) the next date on which distributions on the Series 2 Trust Preferred Securities would be payable, if not for such extension period, or

(ii) the date the administrative trustees for Series 2 are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series 2 Trust Preferred Securities of the record date or the date such distributions are payable;

provided, that, in any event, Ally is not required to give the administrative trustees for Series 2 or the institutional trustee for Series 2 notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date on the Series 2 Debentures. The administrative trustees for Series 2 Trust Preferred Securities will give notice of Ally’s selection of such extension period to the holders of the Series 2 Trust Preferred Securities.

If the institutional trustee for Series 2 is not the sole holder of the Series 2 Debentures at the time Ally selects an extended interest payment period, Ally will give the holders of the Series 2 Debentures, the administrative trustees for Series 2 and the indenture trustee for Series 2 notice of its selection of such extension period at least ten business days before the earlier of:

(i) the next succeeding interest payment date; or

(ii) the date upon which Ally is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series 2 Debentures of the record or payment date of such related interest payment.

provided, that, in any event, Ally is not required to give the holders of the Series 2 Debentures, the administrative trustees for Series 2 or the indenture trustee for Series 2 notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date.

Indenture Events of Default and Acceleration

The Amended and Restated Indenture provides that the following are “indenture events of default” with respect to the Series 2 Debentures:

(i) failure to pay in full interest accrued on any Series 2 Debenture upon the conclusion of a period consisting of 20 consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(ii) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ally.

If any indenture event of default with respect to the Series 2 Debentures shall occur and be continuing, the indenture trustee or the institutional trustee for Series 2, as the sole holder of the Series 2 Debentures, will have the right to declare the principal of all the Series 2 Debentures then outstanding to be immediately due and payable, upon which the principal and the accrued interest on the Series 2 Debentures shall be immediately due and payable. The institutional trustee for Series 2 may also enforce its other rights as a creditor relating to the Series 2 Debentures.

If, upon an indenture event of default with respect to the Series 2 Debentures, the indenture trustee or the institutional trustee for Series 2, as the sole holder of the Series 2 Debentures, fails to declare the principal of all the Series 2 Debentures then outstanding to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Series 2 Trust Preferred Securities then outstanding will have the right to do so.

Indenture Defaults

The Amended and Restated Indenture provides that the following are “indenture defaults” with respect to the Series 2 Debentures:

(i) an indenture event of default with respect to the Series 2 Debentures;

(ii) a failure of Ally to pay the principal of, or premium, if any, on, any Series 2 Debenture when and as the same shall become payable;

(iii) a failure of Ally to pay any installment of interest on any Series 2 Debenture when and as the same shall become payable, which failure shall have (taking into account any extension period) continued unremedied for 30 days;

(iv) the failure of Ally for 90 days following written notice of such failure to observe and perform any other covenant or Agreement in respect of the Series 2 Debentures; and

(v) the Trust or Series 2 shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with (a) the distribution of the Series 2 Debentures to holders of the series 2 securities in liquidation of their interests in Series 2, (b) the redemption of all of the outstanding series 2 securities or (c) certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration of Series 2.

There is no right of acceleration with respect to indenture defaults with respect to the Series 2 Debentures, except for those that are indenture events of default with respect to the Series 2 Debentures. An indenture default with respect to the Series 2 Debentures also constitutes a declaration default with respect to the series 2 securities. The holders of Series 2 Trust Preferred Securities in limited circumstances have the right to direct the institutional trustee for Series 2 to exercise its rights as the holder of the Series 2 Debentures. See “Description of the Series 2 Trust Preferred Securities — Declaration Defaults” and “— Voting Rights.”

Any deferral of interest on the Series 2 Debentures made in accordance with the provisions described above in “— Option to Extend Interest Payment Period” will not constitute a default under the Amended and Restated Indenture for the Series 2 Debentures.

The indenture trustee may withhold notice to the holders of the Series 2 Debentures of any default with respect thereto, except a default in the payment of principal, premium or interest, if it considers such withholding to be in the interest of such holders. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Amended and Restated Indenture at the request or direction of any of the holders pursuant to the Amended and Restated Indenture, unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Despite the foregoing, if an indenture default has occurred and is continuing with respect to Series 2 and such event is attributable to the failure of Ally to pay interest or principal (or premium, if any) on the Series 2

Debentures when such interest or principal (or premium, if any) is otherwise payable, or in the case of redemption, the redemption date, Ally acknowledges that, in such event, a holder of Series 2 Trust Preferred Securities may sue for payment on or after the respective due date specified in the Series 2 Debentures. Despite any payment made to such holder of Series 2 Trust Preferred Securities by Ally in connection with a direct action, Ally shall remain obligated to pay the principal of or interest on the Series 2 Debentures held by Series 2 or the institutional trustee for Series 2. Ally shall be subrogated to the rights of the holder of such Series 2 Trust Preferred Securities relating to payments on the Series 2 Trust Preferred Securities to the extent of any payments made by Ally to such holder in any direct action. The holders of the Series 2 Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 2 Debentures.

Modifications and Amendments

Modifications and amendments to the Amended and Restated Indenture with respect to Series 2 through a supplemental indenture may be made by Ally and the indenture trustee with the consent of the holders of a majority in principal amount of the Series 2 Debentures at the time outstanding (or, with respect to certain actions, without such consent). However, no such modification or amendment may, without the consent of the holder of each Series 2 Debenture affected thereby:

(i) modify certain terms of payment of principal, premium, or interest on such Series 2 Debentures;

(ii) reduce the percentage of principal amount of Series 2 Debentures the consent of whose holders is necessary to modify or amend the Amended and Restated Indenture or waive compliance by Ally with any covenant or past default on the Series 2 Debentures;

(iii) subject to certain exceptions, modify provisions of the Amended and Restated Indenture relating to (a) the ability to enter into certain supplemental indentures, (b) the rights of holders of Series 2 Debentures to direct the proceeding for any remedy available to the indenture trustee or the exercise of any trust or power conferred upon the indenture trustee with respect to the Series 2 Debentures, or (c) the ability of holders of Series 2 Debentures to waive certain past defaults; or

(iv) remove or impair the rights of any holder of a Series 2 Debenture to bring a direct action against Ally upon the occurrence of certain indenture defaults. (See “— Indenture Defaults” above.)

If the Series 2 Debentures are held by Series 2 or a trustee of Series 2, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of the series 2 securities shall have consented to such supplemental indenture. If the consent of the holder of each outstanding Series 2 Debenture is required, such supplemental indenture shall not be effective until each holder of the series 2 securities shall have consented to such supplemental indenture.

Discharge and Defeasance

Ally may discharge most of its obligations to holders of the Series 2 Debentures under the Amended and Restated Indenture if all such Series 2 Debentures that have not already been delivered to the indenture trustee for cancellation have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. Ally discharges its obligations by depositing with the indenture trustee an amount sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Series 2 Debentures and to make any mandatory scheduled installment payments thereon when due.

Unless otherwise specified in this prospectus relating to the Series 2 Debentures, Ally, at its option:

(i) will be released from any and all obligations in respect of the Series 2 Debentures, which is known as “defeasance and discharge”; or

(ii) need not comply with certain covenants specified herein regarding the Series 2 Debentures, which is known as “covenant defeasance.”

If Ally exercises its covenant defeasance option, the failure to comply with any defeased covenant contained in the Amended and Restated Indenture or any supplemental indenture will no longer be a default under the Amended and Restated Indenture.

To exercise either its defeasance and discharge or covenant defeasance option, Ally must:

(i) deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the Series 2 Debentures when such payments are due and deliver a written certification of a nationally recognized accounting firm that the amount deposited is sufficient; and

(ii) deliver an opinion of counsel (that, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), or a change in applicable U.S. federal income tax law) to the effect that the holders of the Series 2 Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred.

When there is a defeasance and discharge, the Amended and Restated Indenture will no longer govern the Series 2 Debentures, Ally will no longer be liable for payment, and the holders of such Series 2 Debentures will be entitled only to the deposited funds. When there is a covenant defeasance, however, Ally will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the Amended and Restated Indenture to pay all expenses of the Trust relating to Series 2, to register the transfer or exchange of Series 2 Debentures, to replace mutilated, defaced, destroyed, lost or stolen Series 2 Debentures, and to maintain paying agents and hold monies for payment in trust will continue even if Ally exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

Ally and certain of its subsidiaries may also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The Amended and Restated Indenture provides that Ally will not consolidate with or merge into another corporation or convey, transfer or lease its assets substantially as an entirety unless:

(i) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the Series 1 Debentures and the Series 2 Debentures and the performance of every other covenant of the Amended and Restated Indenture on the part of Ally; and

(ii) immediately thereafter no indenture default and no event that, after notice or lapse of time, or both, would become an indenture default with respect to either Series 1 Debentures or Series 2 Debentures, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for and may exercise every right and power of Ally under the Amended and Restated Indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Amended and Restated Indenture and the Series 2 Debentures.

Book-Entry and Settlement

The Series 2 Debentures will be issued in fully registered certificated form without interest coupons. If distributed to holders of the Series 2 Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Series 2 as a result of the occurrence of a Special Event, (i) any definitive certificates representing the Series 2 Debentures held by Series 2 or the institutional trustee for Series 2 will be presented to the institutional trustee in exchange for one or more global certificates registered in the name of the depositary or its nominee in an aggregate principal amount of all outstanding Series 2 Debentures issued to Series 2 and (ii) any definitive certificates representing the Series 2 Trust Preferred Securities (except any Series 2 Trust Preferred Securities held by DTC, its nominee or any other clearing agency or its nominee) will be deemed to represent beneficial interests in the Series 2 Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, the Series 2 Trust Preferred Securities, and accrued and unpaid interest equal to accrued and unpaid distributions on such Series 2 Trust Preferred Securities until such certificates are presented to Ally or its agent for transfer or reissue.

Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “— Discontinuance of the Depositary’s Services,” the Series 2 Debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, the Series 2 Debentures in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Series 2 Debentures in definitive form and will not be considered the holders, as defined in the Amended and Restated Indenture, of the global security for any purpose under the Amended and Restated Indenture. A global security representing Series 2 Debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Amended and Restated Indenture.

The Depositary

If the Series 2 Debentures are issued in the form of a global certificate, DTC will act as securities depositary for the Series 2 Debentures. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the Series 2 Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Ally may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Series 2 Trust Preferred Securities — Form of Certificates” and “Description of the Series 2 Trust Preferred Securities — Form of Certificates.”

None of Ally, the Trust, the indenture trustee, any paying agent and any other agent of Ally or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Series 2 Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for the Series 2 Debentures registered in the names of persons other than the depositary or its nominee only if:

(i) the depositary notifies Ally that it is unwilling or unable to continue as a depositary for the Series 1 Debentures and/or the Series 2 Debentures and no successor depositary shall have been appointed within 90 days of the depositary so notifying Ally;

(ii) the depositary, at any time, ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation and no successor depositary shall have been appointed within 90 days of Ally becoming aware of the condition; or

(iii) Ally, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Series 2 Debentures registered in such names and in such authorized denominations as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its direct or indirect participants or otherwise relating to ownership of beneficial interests in such global security.

Certain Covenants

If there shall have occurred and be continuing a default under the Amended and Restated Indenture with respect to the Series 2 Debentures, or Ally shall have given notice of its election to defer payments of interest on the Series 2 Debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing, then:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any Junior Subordinated Indebtedness other than:

(a) redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 2 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Series 2 Debentures and all Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally.

So long as the series 2 securities remain outstanding, Ally will covenant to:

(i) directly or indirectly maintain 100% ownership of the Series 2 Common Securities, unless a permitted successor of Ally succeeds to Ally’s ownership of the Series 2 Common Securities;

(ii) not voluntarily dissolve, wind up or terminate Series 2 or the Trust, except in connection with:

(a) a distribution of the Series 2 Debentures upon a Special Event; or

(b) certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration;

(iii) timely perform its duties as sponsor of Series 2;

(iv) use its reasonable efforts to cause Series 2 to remain a statutory trust, except in connection with the distribution of the Series 2 Debentures to the holders of series 2 securities in liquidation of their interests in Series 2, the redemption of all of the outstanding series 2 securities, or mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration; and

(v) not knowingly take any action that would (x) cause the Trust or Series 2 (as applicable) to be classified (a) as other than either a grantor trust or a partnership or (b) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes.

Governing Law

The Amended and Restated Indenture and the Series 2 Debentures for all purposes are governed by and construed in accordance with the laws of the State of New York.

Fees and Expenses

The Amended and Restated Indenture provides that Ally will pay certain fees and expenses of Series 2, including all fees and expenses related to:

(i) the costs and expenses of Series 2 including, but not limited to, the costs and expenses related to the organization of the Trust;

(ii) the fees and expenses of the institutional trustee, the administrative trustees for Series 2 and the Delaware trustee;

(iii) the costs and expenses relating to the operation, maintenance and dissolution of Series 2; and

(iv) the enforcement by the institutional trustee for Series 2 of the rights of the holders of the Series 2 Trust Preferred Securities.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of U.S. federal income tax consequences of the purchase, ownership and disposition of Series 2 Trust Preferred Securities. The summary is based on:

•	laws;

•	regulations;

•	rulings; and

•	decisions now in effect,

all of which may change, possibly with retroactive effect. This summary deals only with a beneficial owner of Series 2 Trust Preferred Securities that purchases the Series 2 Trust Preferred Securities in this offering at the initial offering price and who will hold the Series 2 Trust Preferred Securities as capital assets. This summary does not address all of the U.S. federal income tax considerations that may be relevant to a beneficial owner of Series 2 Trust Preferred Securities. For example, this summary does not address tax considerations applicable to investors to whom special tax rules may apply, including:

•	banks or other financial institutions;

•	tax-exempt entities;

•	insurance companies;

•	regulated investment companies;

•	common trust funds;

•	entities that are treated for U.S. federal income tax purposes as partnerships or other passthrough entities (or investors in such entities);

•	controlled foreign corporations;

•	U.S. expatriates;

•	dealers in securities;

•	persons subject to alternative minimum tax;

•

persons that will hold the Series 2 Trust Preferred Securities as a part of an integrated investment, including a straddle or conversion transaction, consisting of Series 2 Trust Preferred Securities and one or more other positions; or

•	United States holders (as defined below) that have a functional currency other than the U.S. dollar.

As used in this summary, a “United States holder” is a beneficial owner of Series 2 Trust Preferred Securities who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, if U.S. federal income taxation is applicable to the income of such estate regardless of the income’s source; or

•

a trust if a United States court is able to exercise primary supervision over the Trust’s administration and one or more United States persons have the authority to control all of the Trust’s substantial decisions, or if the trust has made a valid election to be treated as a domestic trust.

As used in this summary, the term “non-United States holder” means a beneficial owner of Series 2 Trust Preferred Securities that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a United States holder.

Prospective investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the Series 2 Trust Preferred Securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws (including federal estate and gift tax law).

Classification of the Series 2 Debentures

In connection with the issuance of the Series 2 Debentures, Davis Polk & Wardwell LLP, special tax counsel to Ally will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and conditions contained in such opinion, while there is no authority directly on point and the issue is not free from doubt, the Series 2 Debentures held by Series 2 will be classified for U.S. federal income tax purposes as indebtedness of Ally.

Classification of the Trust

Assuming full compliance with the terms of the Amended and Restated Declaration, the indenture and other relevant documents, in the opinion of Davis Polk & Wardwell LLP (“Tax Counsel”), the Trust or Series 2 (as applicable) will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation. In addition, based on the advice of Tax Counsel, the Trust intends to treat (i) each series as a separate entity, and (ii) Series 2 as a grantor trust, in each case for U.S. federal income tax purposes. By purchasing a Series 2 Trust Preferred Security, a holder is deemed to agree to the foregoing treatment.

Under the foregoing treatment, for U.S. federal income tax purposes, a holder will be treated as owning an undivided beneficial interest in the Series 2 Debentures, and will be required to include in its gross income all interest or original issue discount (“OID”) and all gain or loss recognized relating to its allocable share of the Series 2 Debentures, as discussed below.

Although the Trust intends to treat (i) each series as a separate entity, and (ii) Series 2 as a grantor trust, in each case for U.S. federal income tax purposes, the treatment of the Trust is uncertain and no ruling regarding the treatment of the Trust has been sought from the Internal Revenue Service (the “IRS”). As a result, the IRS could take the position that the Trust or Series 2 is a partnership for U.S. federal income tax purposes. If the IRS were successfully to assert that the Trust or Series 2 is treated as a partnership for U.S. federal income tax purposes, we do not expect that such treatment would materially change a holder’s U.S. federal income tax treatment with respect to a Series 2 Trust Preferred Security, except that a holder might not be able to make certain elections with respect to market discount and acquisition premium that would be available if the Trust were not treated as a partnership. United States holders should consult their own tax advisors regarding the classification of the Trust for U.S. federal income tax purposes and the effect, if any, that such classification may have on the U.S. federal income tax consequences of purchasing, owning and disposing of the Series 2 Trust Preferred Securities.

The balance of this summary assumes that each series of the Trust is treated as a separate entity, and that Series 2 is a grantor trust, in each case for U.S. federal income tax purposes.

United States Holders

Issue Price of the Series 2 Debentures

The U.S. federal income tax consequences described herein depend in part upon whether the modification of the Series 2 Debentures, immediately prior to their sale in this offering, will be treated as a “significant modification,” under applicable Treasury Regulations, causing the Series 2 Debentures to be treated as a newly issued series of indebtedness for U.S. federal income tax purposes, rather than as a nontaxable modification of the debt securities underlying the Trust Preferred Securities previously held by Treasury. If the Series 2 Debentures are treated as a newly issued series of indebtedness, it is expected that such indebtedness will have an issue price for U.S. federal income tax purposes that is equal to its fair market value, which is expected to be approximately equal to its principal amount. If the Series 2 Debentures are not treated as a newly issued series of indebtedness for U.S. federal income tax purposes, the issue price of the Series 2 Debentures should equal the price at which Treasury originally acquired its Trust Preferred Securities, as determined for U.S. federal income tax purposes, which Ally believes was approximately 95% of the principal amount of the Series 2 Debentures. Ally believes that the modification of the Series 2 Debentures will be considered “significant” for U.S. federal income tax purposes.

Interest Income and Original Issue Discount

Under applicable Treasury regulations, a “remote” possibility that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Ally believes that the likelihood of it exercising its option to defer payments is remote within the meaning of Treasury regulations. Based on the foregoing, Ally believes that the Series 2 Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, that each United States holder of Series 2 Trust Preferred Securities will be required to include in gross income such United States holder’s allocable share of interest on the Series 2 Debentures in accordance with the United States holder’s regular method of tax accounting.

Under the regulations, if Ally’s exercise of its option to defer any payment of interest was determined not to be “remote,” or if Ally actually exercised its option to defer any payment of interest, the Series 2 Debentures would be treated as issued with OID at the time of issuance or at the time of the exercise, as the case may be. Then, all stated interest on the Series 2 Debentures would thereafter be treated as OID as long as the Series 2 Debentures remained outstanding. In such event, all of a United States holder’s taxable interest income relating to the Series 2 Debentures would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States holder’s regular method of tax accounting, and actual distributions of stated interest would not be treated as taxable income. Consequently, a United States holder of Series 2 Trust Preferred Securities would be required to include OID in gross income (as ordinary income) even though Ally would not make any actual cash payments during an extension period. In addition, if the issue price of the Series 2 Debentures was less than their principal amount as described above under “— Issue Price of the Series 2 Debentures,” a holder would be required to include such discount as part of the OID that would be required to be accrued on an economic accrual basis. The amount of OID that would be required to be accrued in any period, however, would be reduced by the accrued portion of any “acquisition premium” with respect to such Series 2 Debentures, which would equal the excess, if any, of the holder’s purchase price for its Series 2 Trust Preferred Securities over the adjusted issue price of the related Series 2 Debentures.

No rulings or other interpretations have been issued by the IRS that have addressed the meaning of the term “remote” as used in the applicable Treasury regulations as they may be applied to an instrument such as the Series 2 Debentures, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Corporate holders of Series 2 Trust Preferred Securities will not be entitled to a dividends-received deduction relating to income recognized relating to the Series 2 Trust Preferred Securities, and individual holders will not be entitled to a lower income tax rate under current law in respect of certain dividends (which rate will expire on December 31, 2012 unless legislatively extended), relating to any income recognized relating to the Series 2 Trust Preferred Securities.

Receipt of Series 2 Debentures or Cash upon Liquidation of the Trust

Under the circumstances described in this prospectus supplement, Series 2 Debentures may be distributed to holders in exchange for Series 2 Trust Preferred Securities upon the liquidation of Series 2. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a nontaxable event to each United States holder, and each United States holder would receive an aggregate tax basis in the Series 2 Debentures equal to the holder’s aggregate tax basis in its Series 2 Trust Preferred Securities. A United States holder’s holding period in the Series 2 Debentures received in liquidation of the Trust would include the period during which the Series 2 Trust Preferred Securities were held by the holder. See “Description of the Series 2 Trust Preferred Securities — Distribution of the Series 2 Debentures.”

Under the circumstances described in this prospectus supplement, the Series 2 Debentures may be redeemed by Ally for cash and the proceeds of the redemption distributed by Series 2 to holders in redemption of their Series 2 Trust Preferred Securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Series 2 Trust Preferred Securities. Accordingly, a United States holder would recognize gain or loss as if it had sold the redeemed Series 2 Trust Preferred Securities for cash. See “Description of the Series 2 Trust Preferred Securities — Special Event Redemption” and “— Sale Exchange, or Other Disposition of Series 2 Trust Preferred Securities” below.

Sale, Exchange, or Other Disposition of Series 2 Trust Preferred Securities

Upon the sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of Series 2 Trust Preferred Securities, a United States holder will be considered to have disposed of all or part of its ratable share of the Series 2 Debentures. The United States holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Series 2 Trust Preferred Securities and the amount realized on the disposition of the Series 2 Trust Preferred Securities (excluding any accrued and unpaid interest not treated as OID, which will be taxable as ordinary income to the extent not previously taxed). Assuming that Ally does not exercise its option to defer payment of interest on the Series 2 Debentures and that the Series 2 Debentures are not deemed to be issued with OID, a United States holder’s adjusted tax basis in a Series 2 Trust Preferred Security generally will be its initial purchase price. If the Series 2 Debentures are deemed to be issued with OID (or the deferral option is exercised), a United States holder’s tax basis in a Series 2 Trust Preferred Security generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by distributions or other payments received on the Series 2 Trust Preferred Securities in respect of OID. This gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Series 2 Trust Preferred Securities have been held for more than one year.

Should Ally exercise its option to defer payment of interest on the Series 2 Debentures, the Series 2 Trust Preferred Securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying Series 2 Debentures. In the event of such a deferral, a United States holder that disposes of its Series 2 Trust Preferred Securities will be required to include in income as ordinary income accrued but unpaid interest on the Series 2 Debentures to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying Series 2 Debentures deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, the holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income in the case of United States holders that are corporations for U.S. federal income tax purposes, and can offset only a limited amount (generally $3,000) of ordinary income in the case of all other United States holders.

Under Treasury regulations that address “reportable transactions,” a United States holder that recognizes a loss that meets certain threshold amounts upon the disposition of a Series 2 Trust Preferred Security may be required to disclose the loss-generating transaction to the IRS. You should consult your tax advisor concerning any possible disclosure obligation with respect to your disposition of the Series 2 Trust Preferred Securities.

Information Reporting and Backup Withholding

Generally, income on the Series 2 Trust Preferred Securities is expected to be reported to the IRS and to holders on Forms 1099-INT (or Forms 1099-OID, if applicable), which forms should be mailed to holders of Series 2 Trust Preferred Securities by January 31 of each relevant calendar year. In addition, United States holders may be subject to backup withholding on such amounts if they do not provide their taxpayer identification numbers to the Trustee in the manner required, fail to certify that they are not subject to backup withholding, or otherwise fail to comply with applicable backup withholding rules. United States holders generally also will be subject to information reporting and backup withholding with respect to the proceeds from a disposition (including pursuant to a cash liquidation) of the Series 2 Trust Preferred Securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Possible U.S. Person Reporting Requirements

Assuming Series 2 is respected as a separate grantor trust for U.S. federal income tax purposes, Ally believes, based on the advice of Tax Counsel, that Series 2 should be considered a domestic grantor trust for such purposes. However, it is possible that the IRS could treat Series 2 as a foreign grantor trust. A U.S. person who is a beneficial owner of an interest in a foreign grantor trust is required to report its interest in the trust each year by including a properly completed IRS Form 3520 as part of its U.S. federal income tax return. Failure to file a Form 3520 in any year in which such filing is required may result in a substantial penalty. U.S. persons considering an investment in the Series 2 Trust Preferred Securities should consult their own tax advisors about the foreign trust reporting requirements and penalties, as well as the advisability of making protective filings.

Recent Legislation

Under recently enacted legislation, for taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, generally will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. person’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. person’s net investment income will generally include its interest (or OID) income and gain upon the sale or redemption of the Series 2 Trust Preferred Securities. If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your investment in the Series 2 Trust Preferred Securities.

Non-United States Holders

Under current U.S. federal income tax law:

•	withholding of U.S. federal income tax will not apply to a payment of interest (including any OID) on Series 2 Trust Preferred Securities to a non-United States holder, provided that:

(1)	the non-United States holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Ally entitled to vote and is not a controlled foreign corporation related to Ally through stock ownership;

(2)	such interest is not effectively connected with the conduct of a U.S. trade or business engaged in by the non-United States holder;

(3)	the non-United States holder provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States person in compliance with applicable requirements; and

(4)	the withholding agent does not have actual knowledge or reason to know that the non-United States holder of the Series 2 Trust Preferred Securities is a United States holder.

•	withholding of U.S. federal income tax will generally not apply to any gain realized on the disposition of Series 2 Trust Preferred Securities.

If any payment of interest that is not effectively connected with a non-United States holder’s trade or business does not satisfy the foregoing requirements, such payment will be subject to U.S. federal withholding tax of 30%, unless an applicable income tax treaty provides otherwise.

If a non-United States holder is engaged in a trade or business in the United States (and, if one of certain tax treaties applies, the non-United States holder maintains a permanent establishment within the United States) and the interest on the Series 2 Trust Preferred Securities is effectively connected with the conduct of that trade or business (and, if one of certain tax treaties applies, attributable to that permanent establishment), the non-United States holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if the non-United States holder were a United States holder. In addition, in any year, a non-United States holder that is a foreign corporation engaged in a trade or business in the United States may be subject to a 30% (or such lower rate as may apply under an applicable treaty) branch profits tax on such holder’s effectively connected earnings and profits for such year (subject to certain adjustments).

Any gain realized on the disposition of Series 2 Trust Preferred Securities generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with the non-United States holder’s conduct of a trade or business in the United States (and, if one of certain tax treaties applies, is attributable to a permanent establishment maintained by the non-United States holder within the United States), in which case such gain generally will be taxed in the same manner as effectively connected interest income (as described above); or

•

the non-United States holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case such gain (net of certain U.S.-source losses) generally will be subject to a 30% tax.

In general, backup withholding and related information reporting will not apply to a payment of interest on Series 2 Trust Preferred Securities to a non-United States holder, or to proceeds from the disposition (including pursuant to a cash liquidation) of Series 2 Trust Preferred Securities by a non-United States holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States person and the withholding agent does not have actual knowledge, or reason to know, to the contrary. Any amounts withheld under the backup withholding rules will be refunded or credited against the non-United States holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES 2 TRUST PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the ERISA plan’s particular circumstances before authorizing an investment in the Series 2 Trust Preferred Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy and diversification of its portfolio.

Certain provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts) (collectively, “plans”) from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal, local or non-U.S. law (collectively, “Similar Laws”). Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or Similar Law apply, proposing to acquire the offered securities should consult with its legal counsel.

The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets (as modified by Section 3(42) of ERISA, the “Plan Asset Regulation”). Under the Plan Asset Regulation, for purposes of ERISA and Section 4975 of the Code, the assets of the Trust would be deemed to be “plan assets” of a plan whose assets were used to purchase Series 2 Trust Preferred Securities if the Series 2 Trust Preferred Securities were considered to be equity interests in the Trust and no exception to plan asset status were applicable under such regulation.

The Plan Asset Regulation defines an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although it is not free from doubt, Series 2 Trust Preferred Securities offered hereby would likely be treated as “equity interests” for purposes of the Plan Asset Regulation. One exception to plan asset status under the Plan Asset Regulation applies to a class of “equity” interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the “Publicly Offered Securities Exception”). Although no assurances can be given, the underwriters believe that the Publicly Offered Securities Exception will be applicable to the Series 2 Trust Preferred Securities offered hereby.

If, however, the assets of the Trust were deemed to be plan assets of plans that are holders of the Series 2 Trust Preferred Securities, a plan’s investment in the Series 2 Trust Preferred Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in Series 2 Trust Preferred Securities. Also, Ally might be considered a “party in interest” or “disqualified person” relating to plans whose assets were used to purchase Series 2 Trust Preferred Securities. If this were the case, an investment in Series 2 Trust Preferred Securities by a plan might constitute, or in the course of the operation of the Trust give rise to, one or more prohibited transactions under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Ally would be considered to occur under ERISA and the Code.

In addition, Ally might be considered a “party in interest” or “disqualified person” for certain plans for reasons unrelated to the operation of the Trust, e.g., because of the provision of services by Ally or its affiliates to the plan. A purchase of Series 2 Trust Preferred Securities by any such plan would be likely to result in a prohibited extension of credit to Ally, without regard to whether the assets of the Trust constituted plan assets.

Accordingly, the Series 2 Trust Preferred Securities may be not purchased, held or disposed by any plan or any person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or any Similar Laws, unless one of the following exemptions (or a similar exemption or exception) applies to such purchase, holding and disposition:

•	Section 408(b)(17) of ERISA or Section 4975(d)(20) of the Code for transactions with certain service providers (the “Service Provider Exemption”),

•	Prohibited Transaction Class Exemption (“PTCE”) 96-23 for transactions determined by in-house asset managers,

•	PTCE 95-60 for transactions involving insurance company general accounts,

•	PTCE 91-38 for transactions involving bank collective investment funds,

•	PTCE 90-1 for transactions involving insurance company separate accounts, or

•	PTCE 84-14 for transactions determined by independent qualified professional asset managers.

Any purchaser of the Series 2 Trust Preferred Securities or any interest therein will also be deemed to have represented and warranted to the Trust on each day from and including the date of its purchase of such Series 2 Trust Preferred Securities through and including the date of disposition of such Series 2 Trust Preferred Securities that either

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code or a governmental plan (as defined in Section 3 of ERISA) or other plan that is subject to any Similar Law and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan; or

(b)	its purchase, holding and disposition of the Series 2 Trust Preferred Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any Similar Law.

The discussion set forth above is general in nature and is not intended to be complete. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of Series 2 Trust Preferred Securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or any applicable Similar Law, of the acquisition and ownership of Series 2 Trust Preferred Securities and the availability of exemptive relief under the class exemptions listed above. The sale of the Series 2 Trust Preferred Securities to a plan is in no respect a representation by the Trust or the underwriters that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNDERWRITING

The terms and conditions set forth in the underwriting agreement dated March     , 2011 govern the sale and purchase of the Series 2 Trust Preferred Securities. Each underwriter named below has severally agreed to purchase from the Selling Securityholder, and the Selling Securityholder has agreed to sell to such underwriter, the number of Series 2 Trust Preferred Securities set forth opposite the name of each underwriter.

Underwriters	Number of Series 2 Trust Preferred Securities
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Goldman, Sachs & Co.
TOTAL

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Series 2 Trust Preferred Securities are subject to the approval of legal matters by their counsel and to other conditions. The underwriters are obligated to take and pay for all of the Series 2 Trust Preferred Securities if any are purchased. In the event of default by any underwriter, the underwriting agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

Underwriters, dealers and agents may be entitled, under agreements with the Trust and Ally, to indemnification by Ally against liabilities relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Selling Securityholder, the Trust and Ally and affiliates of the Selling Securityholder, the Trust and Ally in the ordinary course of business.

The Trust and Ally have agreed, during the period beginning on the date hereof and continuing to and including the closing date for the purchase of the Series 2 Trust Preferred Securities, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Securities Act of, any securities of Ally that are substantially similar to the Series 2 Trust Preferred Securities, except for the registration of the Series 2 Trust Preferred Securities and the sales through or to the underwriters pursuant to the underwriting agreement or with the consent of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated.

The following table summarizes the commissions to be paid to the underwriters:

	Per Series 2 Trust Preferred Security	Total

Public offering price	$	$
Underwriting commissions	$	$
Proceeds to the Selling Securityholder	$	$

As part of the amendment to the GMAC Capital Trust I, which resulted in the Series 2 Trust Preferred Securities, Ally paid Treasury a $             one-time, non-refundable distribution fee, which was calculated to equal all discounts, underwriting commissions, transfer taxes and transaction fees applicable to the sale of Series 2 Trust Preferred Securities.

The Underwriters will receive commissions of $             per Series 2 Trust Preferred Security, or $             for all Series 2 Trust Preferred Securities; except that for sales to certain institutions, the commissions will be $             per Series 2 Trust Preferred Securities.

The underwriters propose to offer the Series 2 Trust Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement. The underwriters may also offer the Series 2 Trust Preferred Securities to dealers at a price that represents a concession not in excess of $             per Series 2 Trust Preferred Security. The underwriters may allow, and such dealers may re-allow, a concession not in excess of $             per Series 2 Trust Preferred Security to brokers and dealers. After the Series 2 Trust Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

Because the Financial Industry Regulatory Authority, Inc. (“FINRA”) is expected to view the Series 2 Trust Preferred Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with FINRA Rule 2310.

Delivery of the Series 2 Trust Preferred Securities is expected to be made against payment therefor on or about March     , 2011.

In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Series 2 Trust Preferred Securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Series 2 Trust Preferred Securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities, or continue such activities if commenced.

The Series 2 Trust Preferred Securities have been approved for listing on the NYSE under the trading symbol “ALLY PRA,” subject to notice of issuance. The Series 2 Trust Preferred Securities are expected to begin trading on the NYSE within 30 days after they are first issued.

The underwriters have agreed that they will not offer, sell or deliver any of the Series 2 Trust Preferred Securities, directly or indirectly, or distribute this prospectus supplement or any other offering material relating to the Series 2 Trust Preferred Securities, in or from any jurisdiction, except when to the best knowledge and belief of the underwriters it is permitted under applicable laws and regulations. In so doing, the underwriters will not impose any obligations on the Selling Securityholder or Ally, except as set forth in the underwriting agreement.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, lending, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, currently perform, and may in the future perform, various financial advisory and investment banking services for us, for which they have received customary compensation and may provide such services and receive customary compensation in the future. Certain of the relationships involve transactions that are material to us or our affiliates and for which the underwriters and/or their respective affiliates have received significant fees. In addition, the underwriters and/or their affiliates serve as agents and lenders under certain of our existing credit facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent re-search views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Series 2 Trust Preferred Securities which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State other than:

(a) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as de-fined in the Prospectus Directive), as permitted under the Prospectus Directive; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Series 2 Trust Preferred Securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Series 2 Trust Preferred Securities to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Series 2 Trust Preferred Securities to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus has been prepared on the basis that any offer of Series 2 Trust Preferred Securities in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Series 2 Trust Preferred Securities. Accordingly any person making or intending to make an offer in that Relevant Member State of Series 2 Trust Preferred Securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive, in each case, in relation to such Series 2 Trust Preferred Securities. Neither the issuer nor the underwriters have authorised, nor do they authorise, the making of any offer of Series 2 Trust Preferred Securities in circumstances in which an obligation arises for the issuer or underwriters to publish a prospectus for such Series 2 Trust Preferred Securities.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

(a) (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the Series 2 Trust Preferred Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Series 2 Trust Preferred Securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuer;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the mean-ing of Section 21 of the FSMA) received by it in connection with the issue or sale of the Series 2 Trust Preferred Securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to any-thing done by it in relation to the Series 2 Trust Preferred Securities in, from or otherwise involv-ing the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus supplement nor any other offering material relating to the Series 2 Trust Preferred Securities described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Series 2 Trust Preferred Securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the Series 2 Trust Preferred Securities has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the Series 2 Trust Preferred Securities to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Series 2 Trust Preferred Securities may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The Series 2 Trust Preferred Securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Series 2 Trust Preferred Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Series 2 Trust Preferred Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Series 2 Trust Preferred Securities offered in this prospectus supplement have not been registered under the Financial Instruments and Exchange Law of Japan. The Series 2 Trust Preferred Securities have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series 2 Trust Preferred Securities may not be circulated or distributed, nor may the Series 2 Trust Preferred Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Series 2 Trust Preferred Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the Trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series 2 Trust Preferred Securities pursuant to an offer made under Section 275 of the SFA except

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

Davis Polk & Wardwell LLP, New York, New York, and Richards, Layton & Finger, P.A., Delaware counsel, will act as legal counsel to Ally. Cahill Gordon & Reindel LLP, New York, New York, will act as legal counsel to the underwriters.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

GMAC Capital Trust I

8.0% Trust Preferred Securities, Series 1

Liquidation Amount $1,000 Per Trust Preferred Security

and

Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Liquidation Amount $25 Per Trust Preferred Security

Each series guaranteed to the extent set forth herein by

Ally Financial Inc.

This prospectus relates to 8.0% Trust Preferred Securities, Series 1 of GMAC Capital Trust I (the “Series 1 Trust Preferred Securities”) with a liquidation amount of $1,000 per Series 1 Trust Preferred Security and Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I (the “Series 2 Trust Preferred Securities” and, together with the Series 1 Trust Preferred Securities, the “Trust Preferred Securities”) with a liquidation amount of $25 per Series 2 Trust Preferred Security.

Ally Financial Inc. has guaranteed the Trust Preferred Securities to the extent described in this prospectus.

The selling securityholders who may sell or otherwise dispose of the securities offered by this prospectus include the United States Department of the Treasury (“Treasury”) and any other holders of the securities covered by this prospectus to whom Treasury has transferred its registration rights in accordance with the terms of the securities purchase and exchange agreement between us and Treasury. The selling securityholders may offer the securities from time to time directly or through underwriters, broker-dealers or agents, and in one or more public or private transactions and at fixed prices, at prevailing market prices, at prices related to prevailing market prices, or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from the sale of securities by the selling securityholders.

The Trust Preferred Securities are not currently listed on any established securities exchange or quotation system.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that will describe the method of sale and terms of the related offering.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 9 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2011.

i

THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the initial public offering price, the price paid for the securities, net proceeds and the other specific terms related to the offering of these securities, and the federal income tax consequences of investing in the securities.

Unless the context otherwise requires, references in this prospectus to “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries (including Residential Capital, LLC, or “ResCap”) on a consolidated basis, references to “Ally” refer only to Ally Financial Inc. and references to the “Trust” refer to GMAC Capital Trust I.

We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010; and

•	Current Reports on Form 8-K filed on January 14, 2011, February 11, 2011 and February 28, 2011.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the date of any supplement to this prospectus, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. You may read and copy any document Ally files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at www.sec.gov for further information on the public reference room. Ally’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR,” and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention:  Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel:  (866) 710-4623

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable as of the date made, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. See “Information Incorporated by Reference; Where You Can Find More Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus to help you understand our business. It does not contain all of the information that may be important to you. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 9 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

Our Company

Ally (formerly known as GMAC Inc.) was originally founded in 1919 as a wholly-owned subsidiary of General Motors Corporation (currently General Motors Company or “GM”). On December 24, 2008, the Board of Governors of the Federal Reserve System (the “FRB”) approved Ally’s application to become a bank holding company under the Bank Holding Company Act of 1956, as amended. Ally’s banking subsidiary is Ally Bank, which is an indirect wholly-owned subsidiary of Ally. Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is (866) 710-4623.

Our Business

Global Automotive Services and Mortgage are our primary lines of business.

The Trust

GMAC Capital Trust I (the “Trust”) is a Delaware statutory trust and a wholly-owned subsidiary of Ally. It was created on December 22, 2009 for the purpose of issuing and selling trust preferred securities and common securities representing undivided beneficial interests in the assets of the Trust and acquiring certain debt securities from Ally. Currently, the Trust’s only assets are the 8.00% junior subordinated deferrable interest debentures issued by Ally on December 30, 2009, the terms of which are described in “Description of the Series 1 Debentures” below. Ally currently owns all of the common securities issued by the Trust.

As described in more detail below, it is intended that the existing amended and restated declaration of trust of the Trust (the “Declaration”) will be further amended (such further amended and restated Declaration, the “Amended and Restated Declaration”) to provide for the continuation of the Trust, as a statutory trust organized in series, each series of which shall be separate from the other series of the Trust as set forth in the Amended and Restated Declaration. The Amended and Restated Declaration will generally provide that (i) the securities of each series of the Trust represent undivided beneficial interests in only the designated assets of the Trust with respect to such series, and will only have designated rights or powers, with respect to such series, (ii) the debts and liabilities incurred with respect to a series shall be enforceable only against the assets of such series and not against the assets of any other series, and (iii) each series shall have separate trustees having separate rights, powers and duties with respect to the operation of such series.

Securities Being Offered

The Trust Preferred Securities

On December 30, 2009, 2,540,000 8.00% trust preferred securities were issued by the Trust, a subsidiary of Ally, to Treasury and 127,000 8.00% trust preferred securities were purchased by Treasury upon the exercise of a warrant issued by Ally to Treasury. All issuances were part of Treasury’s Automotive Industry Financing Program under the Troubled Asset Relief Program (“TARP”) created under the Emergency Economic Stabilization Act of 2008 (the “EESA”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

In accordance with the Amended and Restated Declaration, the Trust will initially designate two series: series 1 (“Series 1”) and series 2 (“Series 2”). It is intended that pursuant to the Amended and Restated

Declaration, the outstanding trust preferred securities will be designated “8.0% Trust Preferred Securities, Series 1” (the “Series 1 Trust Preferred Securities”). The Series 1 Trust Preferred Securities and the Series 1 Common Securities (as defined below) shall represent undivided beneficial interests in the assets designated to Series 1. The Series 2 Trust Preferred Securities and the Series 2 Common Securities (each as defined below) shall represent undivided beneficial interests in the assets designated to Series 2.

Pursuant to the Amended and Restated Declaration, the holders of the Series 1 Trust Preferred Securities will have the right to designate a portion of the Series 1 Trust Preferred Securities as trust preferred securities of additional series having terms and conditions as agreed among Ally, the Trust and the holders of the Series 1 Trust Preferred Securities at the time of any such designation. Ally’s consent would not be required if 100% of the holders of the outstanding Series 1 Trust Preferred Securities wish to designate a portion of the Series 1 Trust Preferred Securities as a new series with the same terms as the Series 1 Trust Preferred Securities in connection with a sale of such new series in a transaction exempt from registration under the Securities Act.

Treasury currently holds 100% of the outstanding 8.00% trust preferred securities. Ally and Treasury have agreed to designate a portion of the Series 1 Trust Preferred Securities to be Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I (the “Series 2 Trust Preferred Securities,” and together with the Series 1 Trust Preferred Securities, the “Trust Preferred Securities”) at the time of execution of the Amended and Restated Declaration. We refer to such designation as the “Designation.”

The Series 1 Trust Preferred Securities

Each Series 1 Trust Preferred Security has a liquidation amount of $1,000 (the “Series 1 Trust Preferred Liquidation Amount”). Cumulative cash distributions on the Series 1 Trust Preferred Securities will accrue at a rate of 8.00% per annum, compounding quarterly, on the sum of (1) the Series 1 Trust Preferred Liquidation Amount and (2) the amount of any accrued and unpaid distributions for any prior distribution period on such Series 1 Trust Preferred Securities, if any, computed on the basis of a 360-day year consisting of twelve 30-day months. During any period in which Ally elects to defer interest payments on the Series 1 Debentures (described below), Series 1 will defer distributions on the Series 1 Trust Preferred Securities, but such distributions will continue to accrue and compound through any such deferral period. The Series 1 Trust Preferred Securities have no stated maturity date, but must be redeemed upon the redemption or maturity of the Series 1 Debentures (which mature on February 15, 2040).

In the event of any partial redemption of the Series 1 Debentures, Series 1 will redeem Series 1 Trust Preferred Securities with a liquidation amount equal to the principal balance of the redeemed Series 1 Debentures. The redemption price for each Series 1 Trust Preferred Security on any redemption date will be equal to the sum of (1) $1,000 per security, (2) accrued and unpaid distributions to the redemption date and (3) the premium, if any, paid in connection with the redemption of the corresponding Series 1 Debentures. Series 1 may not redeem Series 1 Trust Preferred Securities prior to December 30, 2014, except upon the occurrence of certain specified events described below or while the Series 1 Trust Preferred Securities are held by the U.S. government as part of assistance provided to Ally under TARP or a similar or related U.S. government program, in each case subject to the receipt of any required approvals from the FRB. On or after December 30, 2014, subject to the receipt of any required approvals from the FRB, Series 1 may redeem all or a portion of the Series 1 Trust Preferred Securities at the Series 1 Trust Preferred Securities liquidation preference at any time, but may not redeem less than all of the Series 1 Trust Preferred Securities unless all accrued and unpaid distributions on the Series 1 Trust Preferred Securities and the Series 1 Common Securities (as defined below) have been paid on or before the redemption date.

The only assets designated to Series 1 will be the Series 1 Debentures. The Series 1 Trust Preferred Securities and the Series 1 Common Securities shall represent undivided beneficial interests in the Series 1 Debentures. Subject to the receipt of any required approval of the FRB, Ally may dissolve Series 1 at any time, and cause the Series 1 Debentures to be distributed to the holders of the Series 1 Trust Preferred Securities and the Series 1 Common Securities.

The Series 1 Trust Preferred Securities generally are nonvoting, other than voting on certain matters under certain circumstances, including, generally, an amendment of the Amended and Restated Declaration that is adverse to the holders of Series 1 Trust Preferred Securities and with respect to certain actions to be taken upon the occurrence of certain events of default on the Series 1 Trust Preferred Securities or, under certain circumstances, on the Series 1 Debentures.

During any period in which any Series 1 Trust Preferred Securities remain outstanding, but in which distributions on the Series 1 Trust Preferred Securities have not been fully paid, none of Ally and its subsidiaries will (1) declare or pay dividends on, make any distributions with respect thereto, or redeem, purchase or otherwise acquire, any of Ally’s capital stock; or (2) make any payments of principal, interest, or premium on, or repay, repurchase or redeem, any debt securities that rank on a parity with or junior in interest to the Series 1 Debentures, with certain specified exceptions in each case.

For a full description of the terms of the Series 1 Trust Preferred Securities, see “Description of the Series 1 Trust Preferred Securities” below.

The Series 2 Trust Preferred Securities

Each Series 2 Trust Preferred Security has a liquidation amount of $25 (the “Series 2 Trust Preferred Liquidation Amount”).

From and including the date of Designation to but excluding February 15, 2016, cumulative cash distributions on the Series 2 Trust Preferred Securities will accrue at a fixed rate per annum to be agreed among Ally, Series 2 and Treasury at the time of Designation, compounding quarterly, on the sum of (1) the Series 2 Trust Preferred Liquidation Amount and (2) the amount of any accrued and unpaid distributions for any prior distribution period on such Series 2 Trust Preferred Securities, if any, computed on the basis of a 360-day year consisting of twelve 30-day months. From and including February 15, 2016 to but excluding February 15, 2040, cumulative cash distributions on the Series 2 Trust Preferred Securities will accrue at an annual rate equal to three-month LIBOR plus a spread to be agreed among Ally, Series 1 and Treasury at the time of Designation, compounding quarterly, on the sum of (1) the Series 2 Trust Preferred Liquidation Amount and (2) the amount of any accrued and unpaid distributions for any prior distribution period on such Series 2 Trust Preferred Securities, if any, computed on the basis of a 360-day year and the actual number of days elapsed with respect to any interest payment period. During any period in which Ally elects to defer interest payments on the Series 2 Debentures (described below), Series 2 will defer distributions on the Series 2 Trust Preferred Securities, but such distributions will continue to accrue and compound through any such deferral period. The Series 2 Trust Preferred Securities have no stated maturity date, but must be redeemed upon the redemption or maturity of the Series 2 Debentures (which mature on February 15, 2040).

In the event of any partial redemption of the Series 2 Debentures, Series 2 will redeem Series 2 Trust Preferred Securities with a liquidation amount equal to the principal balance of the redeemed Series 2 Debentures. The redemption price for each Series 2 Trust Preferred Security on any redemption date will be equal to the sum of (1) $25 per security, (2) accrued and unpaid distributions to the redemption date and (3) the premium, if any, paid in connection with the redemption of the corresponding Series 2 Debentures. Series 2 may not redeem Series 2 Trust Preferred Securities prior to February 15, 2016, except upon the occurrence of certain specified events described below, subject to the receipt of any required approvals from the FRB. On or after February 15, 2016, subject to the receipt of any required approvals from the FRB, Series 2 may redeem all or a portion of the Series 2 Trust Preferred Securities at the Series 2 Trust Preferred Securities liquidation preference at any time, but may not redeem less than all of the Series 2 Trust Preferred Securities unless all accrued and unpaid distributions on the Series 2 Trust Preferred Securities and Series 2 Common Securities (as defined below) have been paid on or before the redemption date.

The only assets designated to Series 2 will be the Series 2 Debentures. The Series 2 Trust Preferred Securities and the Series 2 Common Securities shall represent undivided beneficial interests in the Series 2 Debentures. Subject to the receipt of any required approval of the FRB, Ally may dissolve Series 2 at any time, and cause the Series 2 Debentures to be distributed to the holders of the Series 2 Trust Preferred Securities and the Series 2 Common Securities.

The Series 2 Trust Preferred Securities generally will be nonvoting, other than voting on certain matters under certain circumstances, including, generally, an amendment of the Amended and Restated Declaration that is adverse to holders of the Series 2 Trust Preferred Securities and with respect to certain actions to be taken upon the occurrence of certain events of default on the Series 2 Trust Preferred Securities or, under certain circumstances, on the corresponding Series 2 Debentures.

During any period in which any Series 2 Trust Preferred Securities remain outstanding, but in which distributions on the Series 2 Trust Preferred Securities have not been fully paid, none of Ally and its subsidiaries will (1) declare or pay dividends on, make any distributions with respect thereto, or redeem, purchase or otherwise acquire any of Ally’s capital stock; or (2) make any payments of principal, interest, or premium on, or repay, repurchase or redeem, any debt securities that rank on a parity with or junior in interest to the Series 2 Debentures, with certain specified exceptions in each case.

For a full description of the terms of the Series 2 Trust Preferred Securities, see “Description of the Series 2 Trust Preferred Securities” below.

The Debentures

The Trust used the proceeds received in connection with the sale of the 8.00% trust preferred securities and the 8.00% common securities on December 30, 2009 to purchase an aggregate principal amount of $2,747,010,000 (equal to the sum of the liquidation preference of all 8.00% trust preferred securities and the 8.00% common securities sold on that day) of Ally’s 8.00% junior subordinated deferrable interest debentures due 2040. The 8.00% junior subordinated deferrable interest debentures due 2040 were issued pursuant to an indenture dated as of December 30, 2009, as amended, between Ally and The Bank of New York Mellon as trustee (the “Indenture”).

Immediately upon the effectiveness of the Amended and Restated Declaration and the Designation, all the assets of the Trust existing immediately prior to the effectiveness will be designated to be assets with respect to Series 1 and all of the claims and obligations of the Trust existing immediately prior to the effectiveness will be claims and obligations with respect to Series 1. The Indenture will be amended and restated (such amended and restated indenture, the “Amended and Restated Indenture”), upon which amendment Ally’s 8.00% junior subordinated deferrable interest debentures due 2040 shall be designated the “Series 1 Debentures.” Immediately following such designation, a portion of the Series 1 Debentures with an aggregate principal amount equal to the aggregate liquidation preference of (1) the portion of Series 1 Trust Preferred Securities designated as Series 2 Trust Preferred Securities, if any, and (2) the portion of Series 1 Common Securities designated as Series 2 Common Securities, if any, will be designated as the “Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040” (the “Series 2 Debentures,” and together with the Series 1 Debentures, the “Debentures”). The Series 1 Debentures will be held by, and will constitute the only assets of, Series 1. The Series 2 Debentures will be held by, and will constitute the only assets of Series 2.

The Series 1 Debentures

Interest will accrue on the Series 1 Debentures at the rate of 8.00% per annum, compounding quarterly, on the sum of (1) the principal amount of the Debentures and (2) the amount of any accrued and unpaid interest for any prior interest payment period on such Series 1 Debentures, if any, computed on the basis of a 360-day year consisting of twelve 30-day months. Ally may elect to defer interest payments on the Series 1 Debentures for one or more periods, in each case for up to 20 consecutive quarters, provided that no event of default with respect to the Series 1 Debentures giving rise to acceleration rights has occurred and is continuing, and provided further that no such deferral may extend beyond the maturity date of the Series 1 Debentures. During any such interest deferral period, interest will continue to accrue and compound as set forth above.

The Series 1 Debentures mature and become due and payable, together with any accrued and unpaid interest thereon, on February 15, 2040. Ally may not redeem the Series 1 Debentures prior to December 30, 2014, except upon the occurrence of certain specified events or while the Series 1 Debentures are held by the U.S. government as part of assistance provided to Ally under TARP or a similar or related U.S. government program, in each case subject to the receipt of any required approvals from the FRB. On or after December 30, 2014, subject to the receipt of any required approvals from the FRB, Ally may redeem the Series 1 Debentures at any time or from time to time, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest.

Upon the occurrence of certain specified events of default with respect to the Series 1 Debentures (including any nonpayment of interest that continues for 20 consecutive quarters or certain events of bankruptcy, insolvency or reorganization of Ally), the trustee for the Series 1 Debentures or the holders of 25% of the principal amount of the Series 1 Debentures (or, under certain circumstances, the holders of 25% of the Series 1 Trust Preferred Securities) will have the right to declare the principal amount of the Series 1 Debentures, and any accrued interest, immediately due and payable.

The Series 1 Debentures are generally nonvoting, with the exception of voting rights in connection with certain changes to the Series 1 Debentures or the Amended and Restated Indenture, or with respect to certain actions to be taken upon the occurrence of certain events of default with respect to the Series 1 Debentures.

The Series 1 Debentures are unsecured, and rank equally in right of payment with all of Ally’s other existing and future junior subordinated indebtedness, junior in right of payment to all of Ally’s existing and future senior or subordinated indebtedness, and senior in right of payment to all of Ally’s existing and future equity securities.

For a full description of the terms of the Series 1 Debentures, see “Description of the Series 1 Debentures” below.

The Series 2 Debentures

From and including the date of Designation to but excluding February 15, 2016, interest will accrue on the Series 2 Debentures at a fixed rate per annum to be agreed among Ally, Series 1 and Treasury at the time of Designation, compounding quarterly, on the sum of (1) the principal amount of the Series 2 Debentures and (2) the amount of any accrued and unpaid interest for any prior interest payment period on such Series 2 Debentures, if any, computed on the basis of a 360-day year consisting of twelve 30-day months. From and including February 15, 2016 to but excluding February 15, 2040, interest will accrue on the Series 2 Debentures at an annual rate equal to three-month LIBOR plus a spread to be agreed among Ally, Series 1 and Treasury at the time of Designation, compounding quarterly, on the sum of (1) the principal amount of the Series 2 Debentures and (2) the amount of any accrued and unpaid interest for any prior interest payment period on such Series 2 Debentures, if any, computed on the basis of a 360-day year and the actual number of days elapsed with respect to any interest payment period. Ally may elect to defer interest payments on the Series 2 Debentures for one or more periods, in each case for up to 20 consecutive quarters, provided that no event of default with respect to the Series 2 Debentures giving rise to acceleration rights has occurred and is continuing, and provided further that no such deferral may extend beyond the maturity date of the Series 2 Debentures. During any such interest deferral period, interest will continue to accrue and compound on the Series 2 Debentures as set forth above.

The Series 2 Debentures mature and become due and payable, together with any accrued and unpaid interest thereon, on February 15, 2040. Ally may not redeem the Series 2 Debentures prior to February 15, 2016, except upon the occurrence of certain specified events, subject to the receipt of any required approvals from the FRB. Subject to the receipt of any required approvals from the FRB, Ally may redeem the Series 2 Debentures at any time or from time to time on or after February 15, 2016, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest.

Upon the occurrence of certain specified events of default with respect to the Series 2 Debentures (including any nonpayment of interest that continues for 20 consecutive quarters or certain events of bankruptcy, insolvency or reorganization of Ally), the trustee for the Series 2 Debentures or the holders of 25% of the principal amount of the Series 2 Debentures (or, under certain circumstances, the holders of 25% of the Series 2 Trust Preferred Securities) will have the right to declare the principal amount of the Series 2 Debentures, and any accrued interest, immediately due and payable.

The Series 2 Debentures will generally be nonvoting, with the exception of voting rights in connection with certain changes to the Series 2 Debentures or the Amended and Restated Indenture, or with respect to certain actions to be taken upon the occurrence of certain events of default with respect to the Series 2 Debentures.

The Series 2 Debentures are unsecured, and rank equally in right of payment with all of Ally’s other existing and future junior subordinated indebtedness, junior in right of payment to all of Ally’s existing and future senior or subordinated indebtedness, and senior in right of payment to all of Ally’s existing and future equity securities.

For a full description of the terms of the Debentures, see “Description of the Series 2 Debentures” below.

The Guarantees

Ally has, pursuant to a Guarantee Agreement (the “Guarantee Agreement”), fully and unconditionally guaranteed, on a subordinated basis, for the benefit of the holders of the outstanding 8.00% trust preferred securities of the Trust, the payment of certain amounts due on such 8.00% trust preferred securities to the extent not paid by or on behalf of the Trust. Concurrently with the Designation, Ally intends to amend and restate the Guarantee Agreement (the “Amended and Restated Guarantee Agreements”) to provide guarantees with respect to each of Series 1 and Series 2. The Amended and Restated Guarantee Agreements will provide for full and unconditional guarantees, on a subordinated basis, for the benefit of the holders of the respective series of Trust Preferred Securities, of the payment of certain amounts due on the respective series of Trust Preferred Securities to the extent not paid by or on behalf of such series (the “Guarantees”).

With respect to each series of Trust Preferred Securities, the guaranteed amounts include: (1) any accumulated and unpaid distributions required to be paid to that series of Trust Preferred Securities, to the extent that that series of the Trust has funds that are legally and immediately available to pay distributions on the Trust Preferred Securities of that series; (2) any redemption price required to be paid to the holders of that series of Trust Preferred Securities, to the extent that that series of the Trust has funds that are legally and immediately available to pay such redemption price; and (3) upon a termination, winding-up or liquidation of that series of the Trust, if the Debentures of a particular series are not distributed to holders of the corresponding series of Trust Preferred Securities in exchange for such Trust Preferred Securities, the lesser of the liquidation distribution for that series of Trust Preferred Securities and the value of assets of that series of the Trust remaining available for distribution to holders of that series of Trust Preferred Securities after the satisfaction of certain liabilities to creditors of that series of the Trust, as required by law.

Ally’s obligations with respect to the Guarantees may be satisfied either by direct payment of such amount to the holders of the Trust Preferred Securities, or by causing the relevant series of the Trust to make such payment. It will constitute an event of default under the Guarantees if Ally fails to perform any of its payment obligations, or other obligations under the Amended and Restated Guarantee Agreements. Following any default with respect to a series of Trust Preferred Securities, the holders of a majority of the outstanding Trust Preferred Securities of that series have the right to exercise or proceed with certain rights, remedies or actions against Ally.

The Guarantees will be an unsecured obligation of Ally, and will have the same ranking with respect to Ally’s other indebtedness as the Debentures. The Series 1 Guarantee will terminate upon the earlier of (1) the payment of the guaranteed amounts with respect to the Series 1 Trust Preferred Securities in full by either or both of Ally and Series 1 and (2) the distribution of the Series 1 Debentures to the holders of the Series 1 Trust Preferred Securities in exchange for their Series 1 Trust Preferred Securities. The Series 2 Guarantee will terminate upon the earlier of (1) the payment of the guaranteed amounts with respect to the Series 2 Trust

Preferred Securities in full by either or both of Ally and Series 2 and (2) the distribution of the Series 2 Debentures to the holders of the Series 2 Trust Preferred Securities in exchange for their Series 2 Trust Preferred Securities.

For a full description of the terms of the Guarantees, see “Description of the Guarantees” below.

The Common Securities

On December 30, 2009, Ally purchased from the Trust 80,010 8.00% common securities of the Trust, which represented all the outstanding common securities issued by the Trust.

In connection with the Designation, and pursuant to the Amended and Restated Declaration, all the outstanding 8.00% common securities of the Trust will be designated “8.0% Common Securities, Series 1” (the “Series 1 Common Securities”) and immediately thereafter a number of the Series 1 Common Securities will be re-designated as the “Fixed Rate/Floating Rate Common Securities, Series 2” (the “Series 2 Common Securities,” and together with the Series 1 Common Securities, the “Common Securities”). The number of Series 1 Common Securities that will be so re-designated will be determined pro rata to the number of Series 1 Trust Preferred Securities that will be re-designated as Series 2 Trust Preferred Securities.

The Offering

This prospectus relates to the offer and sale by the selling securityholders named herein of Series 1 Trust Preferred Securities and Series 2 Trust Preferred Securities, from time to time, directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Neither Ally nor the Trust nor any series of the Trust will receive any proceeds from the sale of securities by the selling securityholders. See “Plan of Distribution.”

RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Year Ended December 31,
	2010 (a)	2009 (a)	2008 (a)	2007 (a)	2006 (a)
Ratio of earnings to fixed charges (b)	1.16	0.03	1.53	0.90	1.14

(a)	During 2009, we committed to sell certain operations of our International Automotive Finance operations, Insurance operations, Mortgage operations, and Commercial Finance Group. We report these businesses separately as discontinued operations in the Consolidated Financial Statements. Refer to Note 2 to the Consolidated Financial Statements for further discussion of our discontinued operations. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.
(b)	The ratio calculation indicates a less than one-to-one coverage for the years ended December 31, 2009 and 2007. Earnings available for fixed charges for the years ended December 31, 2009 and 2007, were inadequate to cover total fixed charges. The deficient amount for the ratio were $6,968 million for 2009 and $1,350 million for 2007.

RISK FACTORS

An investment in our securities is subject to certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussions of risk before deciding whether an investment in the Trust Preferred Securities is suitable for you. The risks described below are intended to highlight risks that are specific to the Trust Preferred Securities, but are not the only risks we face. Additional risks, including those generally affecting the industry in which we operate, risks that we currently deem immaterial and risks generally applicable to companies that have recently undertaken similar transactions, may also impair our business, the value of your investment and our ability to make distributions on the Trust Preferred Securities. For a more complete description of the risks that may affect our business, see our Annual Report on Form 10-K for the year ended December 31, 2010 (as amended or supplemented in subsequent reports on Form 10-K, Form 10-Q or Form 8-K). In addition to the risks described below, we face other risks that are described from time to time in periodic reports that we file with the SEC. If any of the following risks actually occur, the value of the Trust Preferred Securities could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements.

Risks Relating to the Trust Preferred Securities

Ally is not required to pay you under the Guarantees and the Debentures unless it first makes other required payments.

Ally’s obligations under the Debentures and the Guarantees rank junior to all of Ally’s “Senior Indebtedness” as such term is defined under “Description of the Series 1 Debentures—Subordination” and “Description of the Series 2 Debentures—Subordination.” This means that Ally cannot make any payments on the Debentures or the Guarantees if it defaults on a payment of Senior Indebtedness and does not cure the default within the applicable grace period or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full.

In the event of the bankruptcy, liquidation or dissolution of Ally, its assets would be available to pay obligations under the Debentures and the Guarantees only after Ally made all payments on its Senior Indebtedness.

In addition, Ally’s obligations under the Debentures and the Guarantees are “structurally subordinated” to all existing and future liabilities of Ally’s subsidiaries. This means that in the event of an insolvency, liquidation, bankruptcy or other reorganization of any subsidiary, holders of the Debentures will be creditors of Ally only and will have no direct claim against any such subsidiary but may only recover by virtue of Ally’s equity interest. As a result, all existing and future liabilities of Ally’s subsidiaries, including claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied in full prior to receipt by Ally of any payment as a stockholder of its subsidiaries.

Neither the Trust Preferred Securities, the Debentures nor the Guarantees limit the ability of Ally and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Debentures and the Guarantees. See “Description of the Guarantees—Status of the Guarantees,” “Description of the Series 1 Debentures—Subordination” and “Description of the Series 2 Debentures—Subordination” below.

Ally is not required to pay you under the Guarantees if the relevant series of the Trust does not have cash available.

The ability of a particular series of the Trust to make payments on such series of Trust Preferred Securities is solely dependent upon Ally making the related payments on the corresponding series of Debentures when due.

The Guarantees only guarantee that Ally will make distribution and redemption payments if the relevant series of the Trust has funds available to make the payments on such series but fails to do so. If Ally defaults on its obligations to make payments on a series of Debentures, the corresponding series of the Trust will not have sufficient funds available to make payments on Trust Preferred Securities of such series. Therefore, in those circumstances, holders of Trust Preferred Securities of such series will not be able to rely upon the Guarantees for payment of these amounts. If this happens, the options of such holders are discussed under “Description of the Series 1 Trust Preferred Securities—Declaration Defaults” and “Description of the Series 2 Trust Preferred Securities—Declaration Defaults” below.

The U.S. federal income tax treatment of the trust is uncertain.

Based on the advice of counsel, Davis Polk & Wardwell LLP, the Trust intends to treat each series of the Trust as a separate grantor trust for U.S. federal income tax purposes, and by acquiring a Trust Preferred Security, a holder of Trust Preferred Securities will be deemed to have agreed to such treatment. Under this treatment, for U.S. federal income tax purposes, a holder of Trust Preferred Securities of a particular series will be treated as owning an undivided beneficial ownership interest in the Debentures of such series. However, the treatment of the Trust is uncertain, and the Trust as a whole or one or more series thereof could be treated as a partnership for U.S. federal income tax purposes. If the Trust or any series were treated as a partnership, we do not expect that such treatment would materially change a holder’s U.S. federal income tax treatment with respect to the Trust Preferred Securities, except that a holder might not be able to make certain elections that would be available if the Trust or such series were not treated as a partnership.

Deferral of distributions with respect to a series of Trust Preferred Securities would have adverse tax consequences for the holders of Trust Preferred Securities of such series and might adversely affect the trading price of such Trust Preferred Securities.

If distributions on a series of Trust Preferred Securities are deferred, holders of Trust Preferred Securities of such series will be required to recognize ordinary income for U.S. federal income tax purposes in respect of their ratable share of the interest on the Debentures designated to such series of the Trust before they receive any cash distributions relating to this interest. In addition, such holders will not receive such cash distributions from the Trust if they sell their Trust Preferred Securities before the end of any extension period or before the record date relating to the distributions that are paid.

Ally has no current intention of deferring interest payments on the Debentures. However, if Ally exercises its deferral right in the future with respect to the Trust Preferred Securities of any series, the Trust Preferred Securities of such series may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Debentures. If a holder sells Trust Preferred Securities of such series during an extension period, such holder may not receive the same return on investment as someone else who continues to hold the Trust Preferred Securities of such series. In addition, the existence of Ally’s right to defer payments of interest on the Debentures means that the market price for the Trust Preferred Securities, which represent an undivided beneficial interest in the Debentures, may be more volatile than other securities that are not subject to such a deferral right.

The Trust Preferred Securities are rated below investment grade.

The Trust Preferred Securities are not investment-grade rated and may be subject to greater price volatility than higher-rated securities of similar maturity.

You should not rely on the distributions from the Trust Preferred Securities through their maturity date—they may be redeemed at the option of Ally.

The Series 1 Debentures may be redeemed, in whole or in part, at any time, (i) on or after December 30, 2014 or (ii) at any time while the Series 1 Trust Preferred Securities are held by the U.S. government as part of assistance provided to Ally under TARP or a similar or related U.S. government program subject to the receipt of any required approvals from the FRB, at a redemption price equal to $1,000 per Series 1 Trust Preferred Security plus any accumulated and unpaid distributions to the redemption date. The Series 2 Debentures may be redeemed, in whole or in part, at any time on or after February 15, 2016 at a redemption price equal to $25 per Series 2 Trust Preferred Security plus any accumulated and unpaid distributions to the redemption date.

You should assume that this redemption option with respect to any series will be exercised if it is in the interest of Ally to redeem the Debentures. If a series of Debentures is redeemed, the corresponding series of the Trust must redeem the Trust Preferred Securities and Common Securities of such series having an aggregate liquidation amount equal to the aggregate principal amount of Debentures to be redeemed. See “Description of the Series 1 Trust Preferred Securities—Redemption of Series 1 Trust Preferred Securities,” “Description of the Series 2 Trust Preferred Securities—Redemption of Series 2 Trust Preferred Securities,” “Description of the Series 1 Debentures—Optional Redemption” and “Description of the Series 2 Debentures—Optional Redemption” below.

Ally may view redemption of the Debentures to be in its interest if certain changes in regulatory capital law or interpretation have effect on or after the applicable redemption date. While Ally believes the Trust Preferred Securities are exempt from the mandatory disqualification of certain types of Tier 1 capital under Section 171(b)(5)(A) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Basel Committee on Banking Supervision (“Basel”) has proposed, among other proposals, revisions to its definition of Tier 1 capital for banks (the “Basel Proposal”) and has announced the timeframe for phasing in its new Tier 1 capital requirements. Under the Basel Proposal, Ally believes the Trust Preferred Securities represent a capital injection in the Company made by Treasury in December 2009 and thus, currently expects the Trust Preferred Securities should continue to be included as Tier 1 capital of Ally until January 1, 2018. Ultimately, however, the date on which the Trust Preferred Securities may be excluded from Ally’s Tier 1 capital will be determined by the relevant regulatory authority implementing the Dodd-Frank Act and the Basel Proposal.

If the Trust Preferred Securities are redeemed, you may not be able to reinvest the money you receive upon such redemption at the same rate of return as provided by the Trust Preferred Securities.

You should not rely on the distributions from the Trust Preferred Securities through their maturity date—they may be redeemed at any time if certain changes in tax or investment company law occur.

If certain changes, which are more fully described below, in tax, investment company or bank regulatory law or interpretations occur and are continuing, and certain other conditions that are more fully described below are satisfied, the Trust Preferred Securities could be redeemed by the relevant series of the Trust within 90 days of the event at a redemption price equal to the relevant liquidation amount per security plus any accumulated and unpaid distributions. See “Description of the Series 1 Trust Preferred Securities—Special Event Redemption” and “—Distribution of the Series 1 Debentures” and “Description of the Series 2 Trust Preferred Securities—Special Event Redemption” and “—Distribution of the Series 2 Debentures.”

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws. In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the registration statement of which this prospectus is a part or resulting from any other act or omission in connection with the offering of the Trust Preferred Securities by Treasury would likely be barred.

There could be adverse tax consequences to you if Ally terminates a series of the Trust and distributes the corresponding series of Debentures to holders of that series of trust securities.

Ally has the right to terminate a series of the Trust at any time, so long as it obtains any required regulatory approval. If Ally decides to exercise its right to terminate a series of the Trust and does not cause the Trust Preferred Securities of that series to be redeemed for cash, that series of the Trust will (1) if it is Series 1, redeem the Series 1 Trust Preferred Securities and Series 1 Common Securities by distributing the Series 1 Debentures to holders of the Series 1 Trust Preferred Securities and Series 1 Common Securities on a ratable basis and (2) if it is Series 2, redeem the Series 2 Trust Preferred Securities and Series 2 Common Securities by distributing the Series 2 Debentures to holders of the Series 2 Trust Preferred Securities and Series 2 Common Securities on a ratable basis.

Under current U.S. federal income tax law, a distribution of Debentures to you on the dissolution of a series of the Trust would not be a taxable event to you. However, if the relevant series of the Trust were characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of Debentures could be a taxable event to you.

The FRB may be able to restrict the ability of Ally to pay interest on or to redeem the Debentures, or of a series of the Trust to make distributions with respect to or redeem the Trust Preferred Securities of that series.

The FRB will have the right to supervise the Trust or any series of the Trust and their respective activities. Under certain circumstances, including any determination that a payment, distribution or redemption or Ally’s relationship to the Trust or any series of the Trust would constitute or result in an unsafe and unsound banking practice, the FRB may have the authority to restrict the ability of Ally to make interest payments on or to redeem the Debentures, or of the relevant series of the Trust to make distributions on or to redeem the relevant series of Trust Preferred Securities.

An active trading market for the Trust Preferred Securities or the Debentures may not develop.

There can be no assurance that an active trading market for the Trust Preferred Securities or the Debentures of any series of the Trust will develop, or, if developed, that an active trading market will be maintained. As a result, neither Ally nor the relevant series of the Trust can assure you that you will be able to sell, or at what price you may be able to sell, your Trust Preferred Securities or the Debentures if such series of the Trust distributes them to you.

Ally has the right to defer interest on the Debentures for five years without causing an event of default.

Ally has the right to defer interest on one or both series of the Debentures for one or more consecutive interest periods not to exceed 20 consecutive quarters. During any such deferral period, holders of the corresponding series of Trust Preferred Securities may receive no current payments on their Trust Preferred Securities and, so long as Ally is otherwise in compliance with its obligations, such holders will have no remedies against Ally, the Trust or any series of the Trust for nonpayment. If Ally has paid all deferred interest on a series of Debentures, then it may at any time commence a new deferral period with respect to the corresponding series of Trust Preferred Securities.

If you hold Trust Preferred Securities of a particular series, you cannot prevent the trustee for that series from taking actions you may not agree with.

As a holder of Trust Preferred Securities, you will have limited voting rights. In particular, except for the limited exceptions described later in this prospectus, only Ally can elect or remove any trustee for either the series 1 securities or the series 2 securities. See “Description of the Series 1 Trust Preferred Securities—Voting Rights” and “Description of the Series 2 Trust Preferred Securities—Voting Rights” below.

You have limited remedies for defaults under the Amended and Restated Indenture.

Although various events may constitute defaults under the Amended and Restated Indenture, a default that is not an “event of default” with respect to a particular series will not trigger the acceleration of principal and interest on the Debentures of such series. An acceleration of principal and interest with respect to a series of Debentures will occur only upon Ally’s failure to pay in full all interest accrued on such series upon the conclusion of an extension period of 20 consecutive quarters or as a result of specified events of bankruptcy, insolvency or reorganization of Ally. See “Description of the Series 1 Debentures—Indenture Events of Default and Acceleration” and “Description of the Series 2 Debentures—Indenture Events of Default and Acceleration.”

The Trust Preferred Securities are not securities of Ally.

The Trust Preferred Securities are issued by the specified series of the Trust, not Ally, and represent beneficial interests only in the Debentures designated to a specified series of the Trust. In an event of a default on the Trust Preferred Securities of a particular series, the remedies that holders of that series of Trust Preferred Securities have against Ally are limited to those described in, as applicable, “Description of the Series 1 Trust Preferred Securities—Declaration Defaults,” “Description of the Series 2 Trust Preferred Securities—Declaration Defaults,” “Description of the Series 1 Debentures—Indenture Defaults,” “Description of the Series 2 Debentures—Indenture Defaults,” “Description of the Guarantees” in this prospectus. Neither any series of the Trust nor you will have, by virtue of ownership of Trust Preferred Securities, any control rights at Ally, including any rights to vote for Ally’s board of directors or to direct Ally to take any action, except those actions associated with enforcing your rights with respect to the series of Trust Preferred Securities that you hold. If Ally elects to dissolve any series of the Trust, you will be entitled only to the assets of the relevant series of the Trust as described in “Description of the Series 1 Trust Preferred Securities—Distribution of the Series 1 Debentures” and “Description of the Series 2 Trust Preferred Securities—Distribution of the Series 2 Debentures.”

DESCRIPTION OF THE SERIES 1 TRUST PREFERRED SECURITIES

The trust preferred securities and common securities of Series 1 were originally issued pursuant to the terms of the Declaration as “8.00% trust preferred securities” and “8.00% common securities,” respectively, and will be designated the “8.0% Trust Preferred Securities, Series 1” (the “Series 1 Trust Preferred Securities”) and “8.0% Common Securities, Series 1” (the “Series 1 Common Securities”), respectively, pursuant to the Amended and Restated Declaration. The institutional trustee for Series 1 under the Amended and Restated Declaration, The Bank of New York Mellon, will act as indenture trustee for Series 1 under the Amended and Restated Declaration, for purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The terms of the Series 1 Trust Preferred Securities include those stated in the Amended and Restated Declaration and those made part of the Amended and Restated Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Series 1 Trust Preferred Securities is not intended to be complete and is qualified by the Amended and Restated Declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. Certain provisions of the Amended and Restated Declaration applicable to all series 1 securities are described in this prospectus only with respect to the Series 1 Trust Preferred Securities. The form of the Amended and Restated Declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The Amended and Restated Declaration authorizes the administrative trustees for Series 1 to act, on behalf of Series 1, with respect to the Series 1 Common Securities and the Series 1 Trust Preferred Securities (collectively, the “series 1 securities,” and together with the series 2 securities (as defined in the “Description of the Series 2 Trust Preferred Securities”), the “trust securities”). The series 1 securities represent undivided beneficial interests in Ally’s “8.0% Junior Subordinated Deferrable Interest Debentures due 2040” (the “Series 1 Debentures”), which will be the only assets designated to Series 1. All of the Series 1 Common Securities are owned by Ally. The Series 1 Common Securities rank equally, and payments will be made on the Series 1 Common Securities on a ratable basis, with the Series 1 Trust Preferred Securities. If a default under the Amended and Restated Declaration applicable to Series 1 occurs and continues, however, the rights of the holders of the Series 1 Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series 1 Trust Preferred Securities.

Pursuant to the Amended and Restated Declaration, the institutional trustee for Series 1 holds title to the Series 1 Debentures for the benefit of the holders of the series 1 securities. The payment of distributions out of money held by Series 1 with respect to the Series 1 Trust Preferred Securities, and payments upon redemption of the Series 1 Trust Preferred Securities or liquidation of Series 1 out of money held by Series 1 with respect to the Series 1 Trust Preferred Securities, are guaranteed by Ally to the extent described under “Description of the Guarantees.” The Series 1 Guarantee is held by The Bank of New York Mellon, the guarantee trustee for the Series 1 Guarantee, for the benefit of the holders of the Series 1 Trust Preferred Securities. The Series 1 Guarantee does not cover payment of distributions when Series 1 does not have sufficient funds available to pay such distributions. In such event, the remedy of a holder of Series 1 Trust Preferred Securities is to:

•

vote to direct the institutional trustee for Series 1 to exercise any trust or power under the Amended and Restated Declaration, including the enforcement of the institutional trustee’s rights under the Series 1 Debentures; or

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if the failure of Series 1 to pay distributions is attributable to the failure of Ally to pay interest or principal on the Series 1 Debentures, sue Ally, on or after the respective due dates specified in the Series 1 Debentures, for enforcement of payment to such holder of the principal or interest on the Series 1 Debentures having a principal amount equal to the aggregate liquidation amount of the Series 1 Trust Preferred Securities of such holder.

Distributions

Distributions on the Series 1 Trust Preferred Securities are fixed at a rate per annum of 8.0% of the stated liquidation amount of $1,000 per Series 1 Trust Preferred Security. Distributions not paid when due, or when they would be due if not for any extension period or default by Ally on the Series 1 Debentures, will themselves accumulate additional interest at the annual rate of 8.0% thereof, compounded quarterly. When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed for any full quarterly distribution period on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly distribution period for which distributions are computed, distributions will be computed on the basis of the actual number of days elapsed in a partial month in such period.

Distributions on the Series 1 Trust Preferred Securities are cumulative, began accruing from and including December 30, 2009, and are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2010. When, as and if available for payment, distributions are made by the institutional trustee for Series 1, except as otherwise described below.

The distribution rate and the distribution payment dates and other payment dates for the Series 1 Trust Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Series 1 Debentures.

Deferral of Distributions.  Ally has the right under the Amended and Restated Indenture to defer interest payments on the Series 1 Debentures for an extension period not exceeding 20 consecutive quarters, subject to certain conditions, during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the Series 1 Debentures. An extension period begins in the quarter in which notice of the extension period is given. As a consequence of Ally’s extension of the interest payment period, quarterly distributions on the Series 1 Trust Preferred Securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to holders of Series 1 Trust Preferred Securities will continue to accumulate and such deferred distributions will themselves accrue interest to the extent and in the amount that interest accrues and compounds on the underlying Series 1 Debentures. In the event that Ally exercises its right to extend an interest payment period, then:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Ally that rank equally with or junior to the Series 1 Debentures (“Series 1 Junior Subordinated Indebtedness,” together with Series 2 Junior Subordinated Indebtedness (as defined in the “Description of the Series 2 Trust Preferred Securities”), “Junior Subordinated Indebtedness”) other than:

(a) redemptions, purchases or other acquisitions of Series 1 Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Series 1 Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Series 1 Junior Subordinated Indebtedness for any other class or series of Series 1 Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Series 1 Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 1 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Series 1 Debentures and all Series 1 Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply (1) to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid or (2) dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally. Series 1 shall have the right to make partial distributions during an extension period if a corresponding payment of interest is made on the Series 1 Debentures. Prior to the termination of any extension period, Ally may further extend such extension period, so long as such extension period, together with all such other extension periods, does not exceed 20 consecutive quarters. An extension period cannot extend, however, beyond the maturity of the Series 1 Debentures.

Upon the termination of any extension period with respect to Series 1 and the payment of all amounts then due, Ally may commence a new extension period with respect to the Series 1 Debentures, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the Series 1 Debentures. The administrative trustees for Series 1 shall give the holders of the Series 1 Trust Preferred Securities notice of any extension period upon their receipt of notice thereof from Ally. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the Series 1 Trust Preferred Securities as they appear on the securities register of Series 1 on the record date immediately preceding the termination of the related extension period. See “Description of the Series 1 Debentures—Interest” and “—Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the Series 1 Trust Preferred Securities are payable to the extent that Series 1 has funds available for the payment of such distributions. The funds of Series 1 available for distribution to the holders of the Series 1 Trust Preferred Securities are limited to payments received from Ally on the Series 1 Debentures. The payment of distributions out of monies held by Series 1 with respect to the Series 1 Trust Preferred Securities is guaranteed by Ally only to the extent set forth under “Description of the Guarantees.” See also “Description of the Series 1 Debentures.”

Distributions on the Series 1 Trust Preferred Securities are payable to the holders named on the securities register of Series 1 at the close of business on the relevant record dates. While the Series 1 Trust Preferred Securities are in definitive, fully-registered form, subject to the rules of any securities exchange on which the Series 1 Trust Preferred Securities are listed, the relevant record dates shall be 15 days prior to the relevant distribution dates or such other record date fixed by the administrative trustee for Series 1 that is not more than 60 nor less than 10 days prior to such relevant distribution dates. If the Series 1 Trust Preferred Securities are in book-entry only form, the record date will be one business day before the relevant distribution dates. Distributions will be paid through the institutional trustee for Series 1 who will hold amounts received in respect of the Series 1 Debentures in the property account for the benefit of the holders of the series 1 securities. Unless any applicable laws and regulations and the provisions of the Amended and Restated Declaration state otherwise, each such payment will be made as described under “—Form of Certificates” below.

In the event that any date on which distributions are to be made on the Series 1 Trust Preferred Securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay, except that if such next business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close. Any day that is a distribution record date shall be a distribution record date whether or not such day is a business day.

Exchanges

If at any time Ally or any of its affiliates is the holder or beneficial owner of any Series 1 Trust Preferred Securities, Ally or such affiliate, as applicable, has the right to deliver to the institutional trustee for Series 1 all or such portion of its Series 1 Trust Preferred Securities as it elects and, subject to the terms of the Amended and Restated Indenture, receive, in exchange therefor, Series 1 Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Series 1 Trust Preferred Securities exchanged therefor. After such exchange, such Series 1 Trust Preferred Securities shall be cancelled and shall no longer be deemed to be outstanding and all rights of Ally or such affiliate, as applicable, as holder with respect to such Series 1 Trust Preferred Securities shall cease. In the event of any such exchange, Ally shall also have a similar option with respect to a proportionate amount of the Series 1 Common Securities that it holds.

Redemption of Series 1 Trust Preferred Securities

The Series 1 Trust Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Series 1 Debentures. In addition, the Series 1 Trust Preferred Securities may be redeemed prior to maturity of the Series 1 Debentures on the dates and to the extent the Series 1 Debentures are redeemed. See “Description of the Series 1 Debentures—Optional Redemption.” The Series 1 Debentures will mature on February 15, 2040 (see “Description of the Series 1 Debentures—General”) and may be redeemed, in whole or in part, at any time on or after December 30, 2014, or at any time if either the Series 1 Trust Preferred Securities or the Series 1 Debentures are held by the U.S. government as part of assistance provided to Ally under TARP or a similar or related U.S. government program, subject to the receipt of any required approvals from the FRB. The Series 1 Debentures can also be redeemed at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event with respect to Series 1. See “—Special Event Redemption” below.

If then required, Ally will obtain the concurrence or approval of the FRB before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the Series 1 Debentures, the proceeds of their repayment will simultaneously be applied to redeem all outstanding Series 1 Trust Preferred Securities at the redemption price. Upon the redemption of the Series 1 Debentures, whether in whole or in part, either at the option of Ally or pursuant to a

Special Event, Series 1 will use the cash it receives upon the redemption to redeem Series 1 Trust Preferred Securities and Series 1 Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series 1 Debentures so redeemed at the redemption price. Before such redemption, holders of Series 1 Trust Preferred Securities will be given not less than 30 nor more than 60 days’ notice. Prior to any redemption with respect to Series 1, Ally will obtain any required regulatory approval. In the event that fewer than all of the outstanding Series 1 Trust Preferred Securities are to be redeemed, the Series 1 Trust Preferred Securities will be redeemed on a ratable basis as described under “—Form of Certificates” below. See “—Special Event Redemption” and “Description of the Series 1 Debentures—Optional Redemption.”

Special Event Redemption

“Tax Event” means that the administrative trustees for Series 1 will have received an opinion of a nationally recognized independent tax counsel experienced in such matters that states that, as a result of any:

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amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States on or after December 30, 2009; or

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amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, regulatory determination, or administrative pronouncement on or after December 30, 2009, there is more than an insubstantial risk that:

•	Series 1 would be subject to U.S. federal income tax relating to interest accrued or received on the Series 1 Debentures;

•	interest payable to Series 1 on the Series 1 Debentures would not be deductible, in whole or in part, by Ally for U.S. federal income tax purposes; or

•	Series 1 would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the administrative trustees for Series 1 will have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust or Series 1 is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940 (the “1940 Act”), which change becomes effective on or after December 30, 2009.

“Regulatory Capital Event” means that if Ally determines, based on an opinion of counsel experienced in such matters, who may be an employee of Ally or any of its affiliates, that, as a result of

•

any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto, announced or effective after December 30, 2009, or

•	any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, announced or effective after December 30, 2009,

there is more than an insubstantial risk that the Series 1 Trust Preferred Securities will no longer constitute Tier 1 capital of Ally or any bank holding company of which Ally is a subsidiary for purposes of the capital adequacy guidelines or policies of the FRB; provided, however, that the distribution of the Series 1 Debentures in connection with the liquidation of the Trust or Series 1 shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event.

This prospectus refers to a Tax Event, an Investment Company Event or a Regulatory Capital Event as a “Special Event.” Provided that Ally obtains any required regulatory approval, if a Special Event occurs and continues, Ally may, upon not less than 30 nor more than 60 days’ notice, redeem the Series 1 Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event. Following such redemption, series 1 securities with an aggregate liquidation amount equal to the aggregate principal amount of the Series 1 Debentures so redeemed shall be redeemed by Series 1 at the redemption price on a ratable basis. If, however, at the time there is available to Ally or the Trust acting with respect to Series 1 the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Series 1, Ally or the holders of the Series 1 Trust Preferred Securities or the Series 1 Debentures, then Ally or the Trust acting with respect to Series 1 will pursue such measure instead of redemption.

Distribution of the Series 1 Debentures

Ally will have the right to dissolve Series 1, subject to the receipt of any required regulatory approvals. Pursuant to the Amended and Restated Indenture, Ally has agreed not to do so other than in connection with a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration. In the event of any dissolution of the Trust or Series 1 and after satisfaction of the claims and obligations of Series 1 as provided by applicable law, the Trust acting with respect to Series 1 may cause the Series 1 Debentures to be distributed to the holders of the Series 1 Trust Preferred Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding. Prior to any such distribution, Ally must obtain any required regulatory approvals.

If the Series 1 Trust Preferred Securities are listed on the New York Stock Exchange (“NYSE”) or on any other national securities exchange and if the Series 1 Debentures are distributed to the holders of the Series 1 Trust Preferred Securities upon dissolution of Series 1, then Ally will use its best efforts to cause the Series 1 Debentures to be listed on the NYSE or on such other exchange as the Series 1 Trust Preferred Securities are then listed.

After the date for any distribution of Series 1 Debentures upon dissolution of Series 1:

•	the Series 1 Trust Preferred Securities will no longer be deemed to be outstanding;

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if any global securities have been issued, the securities depositary or its nominee, as the record holder of the Series 1 Trust Preferred Securities, will receive a registered global certificate or certificates representing the Series 1 Debentures to be delivered upon such distribution; and

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any certificates representing Series 1 Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the coupon rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Series 1 Trust Preferred Securities until such certificates are presented to Ally or its agent for transfer or reissuance.

Redemption Procedures

Series 1 may not redeem fewer than all of the outstanding Series 1 Trust Preferred Securities unless all accrued and unpaid distributions have been paid on all Series 1 Trust Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

If (i) the Trust acting with respect to Series 1 gives an irrevocable notice of redemption of the Series 1 Trust Preferred Securities, and (ii) if Ally has paid to the institutional trustee for Series 1 a sufficient amount of cash in connection with the related redemption or maturity of the Series 1 Debentures, then (x) if the Series 1 Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, the institutional trustee for Series 1 will irrevocably deposit with the depositary or its nominee funds sufficient to pay the applicable redemption price and will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Series 1 Trust Preferred Securities or (y) if the Series 1 Trust Preferred Securities are in definitive form, the institutional trustee for Series 1 will pay the applicable redemption price to the applicable holder of Series 1 Trust Preferred Securities by check mailed to such holder.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of the Series 1 Trust Preferred Securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

If payment of the redemption price for any Series 1 Trust Preferred Securities is improperly withheld or refused and not paid either by Series 1 or by Ally pursuant to the Series 1 Guarantee, distributions on such Series 1 Trust Preferred Securities will continue to accrue from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See “—Form of Certificates.”

In the event that fewer than all of the outstanding Series 1 Trust Preferred Securities are to be redeemed, the Series 1 Trust Preferred Securities held by the depositary or its nominee will be redeemed in accordance with the depositary’s or nominee’s standard procedures. See “—Form of Certificates.”

Ally or its affiliates may, at any time, and from time to time, purchase outstanding Series 1 Trust Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust or any series of the Trust as a “liquidation.” If a liquidation occurs with respect to the Trust or Series 1, the holders of the Series 1 Trust Preferred Securities will be entitled to receive out of the assets of Series 1, after satisfaction of claims and obligations of Series 1, pursuant to applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Series 1 Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Ally instead distributes on a ratable basis to the holders of the Series 1 Trust Preferred Securities, the Series 1 Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Series 1 Trust Preferred Securities outstanding at such time. See “—Distribution of the Series 1 Debentures.”

If this distribution can be paid only in part because Series 1 has insufficient assets available to pay in full the aggregate distribution, then the amounts directly payable with respect to Series 1 shall be paid on a ratable basis. The holders of the Series 1 Common Securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the Series 1 Trust Preferred Securities. However, if a declaration default (as defined below) with respect to Series 1 has occurred and is continuing, the Series 1 Trust Preferred Securities will have a preference over the Series 1 Common Securities with regard to such distributions.

Pursuant to the Amended and Restated Declaration, the Trust will dissolve and wind up its affairs on the date following the date upon which the last series of the Trust has terminated.

Pursuant to the Amended and Restated Declaration, Series 1 will terminate:

(i) on December 30, 2064, the expiration of the term of Series 1;

(ii) upon the bankruptcy of Ally or any holder of the Series 1 Common Securities;

(iii) upon the filing of a certificate of dissolution or its equivalent with respect to Ally or the revocation of Ally’s charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iv) upon the entry of a decree of judicial dissolution of any holder of the Series 1 Common Securities, Ally, the Trust or Series 1;

(v) subject to obtaining any required regulatory approval, when all of the series 1 securities have been called for redemption;

(vi) subject to obtaining any required regulatory approval, upon the exchange of all of the then-outstanding Series 1 Trust Preferred Securities; or

(vii) subject to obtaining any required regulatory approval, when Series 1 shall have been dissolved in accordance with the terms of the Series 1 Trust Preferred Securities upon election by Ally of its right to terminate Series 1 and distribute all of the Series 1 Debentures to the holders of the Series 1 Trust Preferred Securities in exchange for all of the Series 1 Trust Preferred Securities.

Declaration Defaults

An “indenture default” with respect to Series 1 is a default under the Amended and Restated Indenture (as defined below in “Description of the Series 1 Debentures”) relating to the Series 1 Debentures and also constitutes a “declaration default” with respect to Series 1, which is a default under the Amended and Restated Declaration relating to Series 1. Pursuant to the Amended and Restated Declaration, the holder of the Series 1 Common Securities will be deemed to have waived all declaration defaults relating to the Series 1 Common Securities until all declaration defaults relating to the Series 1 Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the Series 1 Trust Preferred Securities have been cured, waived or otherwise eliminated, the institutional trustee for Series 1 will be deemed to be acting solely on behalf of the holders of the Series 1 Trust Preferred Securities and only the holders of the Series 1 Trust Preferred Securities will have the right to direct the institutional trustee for Series 1 as to matters under the Amended and Restated Declaration, and therefore the Amended and Restated Indenture. In the event that any declaration default relating to the Series 1 Trust Preferred Securities is waived by the holders of the Series 1 Trust Preferred Securities as provided in the Amended and Restated Declaration, such waiver also constitutes a waiver of such declaration default relating to the Series 1 Common Securities for all purposes under the Amended and Restated Declaration without any further act, vote or consent of the holders of Series 1 Common Securities. See “—Voting Rights.”

To the fullest extent permitted by law, if the institutional trustee for Series 1 fails to enforce its rights under the Series 1 Debentures, any holder of Series 1 Trust Preferred Securities may directly institute a legal proceeding against Ally to enforce these rights without first suing the institutional trustee for Series 1 or any other person or entity. If a declaration default has occurred and is continuing with respect Series 1 and such event is attributable to the failure of Ally to pay interest or principal (or premium, if any) on the Series 1 Debentures on the date such interest or principal (or premium, if any) is otherwise payable, or in the case of redemption, on the redemption date, then a holder of Series 1 Trust Preferred Securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest (or premium, if any) on the Series 1 Debentures having a principal amount equal to the aggregate liquidation amount of the Series 1 Trust Preferred Securities of such holder on or after the respective due date specified in the Series 1 Debentures. Such holder need not first (i) direct the institutional trustee for Series 1 to enforce the terms of the Series 1 Debentures or (ii) sue Ally to enforce the institutional trustee’s rights under the Series 1 Debentures. Notwithstanding anything to the contrary in the Amended and Restated Declaration, for so long as the U.S. government is a holder of 100% of the Series 1 Trust Preferred Securities, the U.S. government shall have (i) the right to exercise its rights under Section 5.06 of the Amended and Restated Indenture and Section 5.04 of the Amended and Restated Guarantee Agreements and, if the U.S. government shall exercise any such rights, the institutional trustee shall not take any contradictory action and (ii) the exclusive power, duty and authority (in lieu of the administrative trustees for Series 1) to exercise the rights set forth in Section 3.07(g) of the Amended and Restated Declaration. Except as described herein, the holders of Series 1 Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 1 Debentures.

In connection with such direct action, Ally will be subrogated to the rights of such holder of Series 1 Trust Preferred Securities under the Amended and Restated Declaration to the extent of any payment made by Ally to such holder of Series 1 Trust Preferred Securities in such direct action. This means that Ally will be entitled to payment of amounts that a holder of Series 1 Trust Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Series 1.

Upon the occurrence of an indenture event of default with respect to the Series 1 Debentures, the indenture trustee or the institutional trustee for Series 1, as the sole holder of the Series 1 Debentures, will have the right under the Amended and Restated Indenture to declare the principal of and interest on the Series 1 Debentures to be immediately due and payable, provided that if such a declaration is not made, the holders of at least 25% in aggregate liquidation amount of the Series 1 Trust Preferred Securities then outstanding will have the right to make such declaration. See “Description of the Series 1 Debentures—Indenture Events of Default and Acceleration.”

Ally and Series 1 are each required to file annually with the institutional trustee for Series 1 an officers’ certificate as to its compliance with all conditions and covenants under the Amended and Restated Declaration.

Voting Rights

Except as described in the next succeeding paragraph, in “—Modification of the Amended and Restated Declaration,” and in this prospectus under “Description of the Guarantees—Modification of the Guarantees; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act, the Amended and Restated Declaration and as otherwise required by law, the holders of the Series 1 Trust Preferred Securities have no voting rights.

So long as any Series 1 Trust Preferred Securities are outstanding, the vote or consent of the holders of a majority in aggregate liquidation amount of the Series 1 Trust Preferred Securities, voting separately as a class, shall be necessary for effecting or validating:

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Any authorization or issuance of equity securities with respect to Series 1 ranking senior to the Series 1 Trust Preferred Securities with respect to either or both of the payment of distributions and/or the distribution of assets on any liquidation, dissolution or winding-up of Series 1;

•

Any amendment, alteration or repeal of any provision of the Amended and Restated Indenture or Amended and Restated Declaration (including, with certain exceptions, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Series 1 Trust Preferred Securities; or

•

Any consummation of a binding exchange or reclassification involving the Series 1 Trust Preferred Securities, unless in each case (x) the Series 1 Trust Preferred Securities remain outstanding or, in the case of any such merger or consolidation with respect to which Ally is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (y) such units remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Series 1 Trust Preferred Securities immediately prior to such consummation, taken as a whole.

The holders of a majority in aggregate liquidation amount of the Series 1 Trust Preferred Securities have the right to direct the exercise of any trust or power conferred upon the institutional trustee for Series 1 or to direct any proceeding for any remedy available to the institutional trustee for Series 1 so long as the institutional trustee for Series 1 receives the tax opinion discussed below, including the right to direct the institutional trustee for Series 1, as holder of the Series 1 Debentures, to:

(i) direct any proceeding for any remedy available to the indenture trustee, or exercise any trust or power conferred on the indenture trustee, with respect to the Series 1 Debentures;

(ii) waive any past indenture default with respect to the Series 1 Debentures that is waivable under Section 5.6 of the Amended and Restated Indenture;

(iii) exercise any right to rescind or annul an acceleration of the maturity of the Series 1 Debentures; or

(iv) consent to any amendment, modification or termination of the Amended and Restated Indenture or the Series 1 Debentures where such consent is required.

Where a consent or action under the Amended and Restated Indenture would require the consent or act of holders of more than a majority in principal amount of the Series 1 Debentures, or a “super majority,” then only holders of that super majority of Series 1 Trust Preferred Securities may direct the institutional trustee for Series 1 to give such consent or take such action. Further, the institutional trustee for Series 1 can refrain from following any directions of the holders that violate the Amended and Restated Declaration or conflict with any applicable rule of law or would involve the institutional trustee for Series 1 in personal liability against which indemnity would, in its opinion, not be adequate. If the institutional trustee for Series 1 fails to enforce its rights under the Series 1 Debentures, any record holder of Series 1 Trust Preferred Securities may directly sue Ally to enforce the institutional trustee’s rights under the Series 1 Debentures. The record holder does not have to sue the institutional trustee for Series 1 or any other person or entity before bringing such a direct action.

The institutional trustee for Series 1 is required to notify all holders of the Series 1 Trust Preferred Securities of any default actually known to certain officers of the institutional trustee and of any notice of default with respect to the Series 1 Debentures received from the indenture trustee. The notice is required to state that the default with respect to the Series 1 Debentures also constitutes a declaration default with respect to the Series 1 Trust Preferred Securities. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee for Series 1, the institutional trustee for Series 1, as holder of the Series 1 Debentures, will not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the institutional trustee for Series 1 receives an opinion of a nationally recognized independent tax counsel to the effect that, such action will not (x) cause the Trust or Series 1 (as applicable) to be classified (i) as other than either a grantor trust or a partnership or (ii) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 1 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes.

If the consent of the institutional trustee for Series 1, as holder of the Series 1 Debentures, is required under the Amended and Restated Indenture for any amendment, modification or termination of the Amended and

Restated Indenture or the Series 1 Debentures, the institutional trustee for Series 1 is required to request the written direction of the holders of the series 1 securities. The institutional trustee for Series 1 will vote as directed by a majority in liquidation amount of the series 1 securities voting together as a single class. Where any amendment, modification or termination under the Amended and Restated Indenture would require the consent of a super majority, however, the institutional trustee for Series 1 may only give such consent at the direction of the holders of the same super majority of the holders of the series 1 securities. The institutional trustee for Series 1 is not required to take any such action in accordance with the directions of the holders of the series 1 securities unless the institutional trustee for Series 1 has obtained a tax opinion to the effect described above.

A waiver of an indenture default with respect to the Series 1 Debentures (i) by the institutional trustee for Series 1 at the direction of the holders of the Series 1 Trust Preferred Securities or (ii) for so long as the U.S. government is a holder of 100% of the Series 1 Trust Preferred Securities, the U.S. government acting directly in accordance with the Amended and Restated Indenture, will constitute a waiver of the corresponding declaration default with respect to Series 1.

Any required approval or direction of holders of Series 1 Trust Preferred Securities may be given at a separate meeting of holders of Series 1 Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of series 1 securities or by written consent. The administrative trustees for Series 1 will mail to each holder of record of Series 1 Trust Preferred Securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of Series 1 Trust Preferred Securities will be required for the Trust acting with respect to Series 1 to redeem and cancel Series 1 Trust Preferred Securities or distribute Series 1 Debentures in accordance with the Amended and Restated Declaration and the terms of the Series 1 Trust Preferred Securities.

Despite the fact that holders of Series 1 Trust Preferred Securities are entitled to vote or consent under the circumstances described above, any Series 1 Trust Preferred Securities that are owned at the time by Ally or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Ally, will not be entitled to vote or consent. Instead, these Series 1 Trust Preferred Securities will be treated as if they were not outstanding. These limitations will apply to the U.S. government only to the extent required by the Trust Indenture Act.

Voting and consensual rights available to or in favor of holders or beneficial owners of Series 1 Trust Preferred Securities may, to the extent permitted by applicable rule or law, be exercised only by a “United States Person” within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) that is a beneficial owner of a Series 1 Trust Preferred Security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Series 1 Trust Preferred Security that is not a United States person. Beneficial owners of a Series 1 Trust Preferred Security that are not United States Persons must, to the extent permitted by applicable rule or law, irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights.

The procedures by which holders of Series 1 Trust Preferred Securities may exercise their voting rights are described below. See “—Form of Certificates.”

Holders of the Series 1 Trust Preferred Securities generally have no rights to appoint or remove the administrative trustees for Series 1. Instead, these trustees for Series 1 may be appointed, removed or replaced solely by Ally as the indirect or direct holder of all of the Series 1 Common Securities.

Modification of the Amended and Restated Declaration

The Amended and Restated Declaration may be modified and amended if approved by the administrative trustees for Series 1, and in certain circumstances, the institutional trustee for Series 1 and/or the Delaware trustee. If, however, any proposed amendment provides for, or the administrative trustees for Series 1 otherwise propose to effect:

(i) any action that would adversely affect the powers, preferences or rights of the series 1 securities, whether by way of amendment to the Amended and Restated Declaration or otherwise or

(ii) the dissolution, winding-up or termination of Series 1 other than pursuant to the terms of the Amended and Restated Declaration,

then the holders of the series 1 securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the series 1 securities affected thereby. If, however, any amendment or proposal referred to in clause (i) above would adversely affect only the Series 1 Trust Preferred Securities or only the Series 1 Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class.

Despite the foregoing, no amendment or modification may be made to the Amended and Restated Declaration if such amendment or modification would:

(i)(x) cause the Trust or Series 1 (as applicable) to be classified (a) as other than either a grantor trust or a partnership or (b) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 1 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes, provided that the foregoing shall not limit the amendments to all or a portion of Series 1 to designate one or more new series with such terms as specified with respect to such new series, to the extent 100% of the holders of the Series 1 Common Securities have consented to any such amendment, provided further that the consent of the holders of the Series 1 Common Securities shall not be required for the designation of a special new series with the same economic terms and otherwise substantially identical terms (except as provided in the Amended and Restated Declaration) to the Series 1 Trust Preferred Securities in connection with the sale of such securities in a transaction exempt from registration under the Securities Act;

(ii) reduce or otherwise adversely affect the powers of the institutional trustee for Series 1 in contravention of the Trust Indenture Act; or

(iii) cause the Trust or Series 1 to be deemed an “investment company” that is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below. The Trust may, with the unanimous consent of the administrative trustees for each series of the Trust and without the consent of the holders of the trust securities of any series of the Trust, the Delaware trustee or the institutional trustee for any series, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(i) such successor entity either:

(a) expressly assumes all of the obligations of the Trust with respect to each series of trust securities or

(b) substitutes for the Trust Preferred Securities of each series other successor securities having substantially the same terms as that series of Trust Preferred Securities, so long as the successor securities rank the same as that series of Trust Preferred Securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(ii) Ally expressly acknowledges with respect to each series of the Trust a trustee for each such series of the successor entity that possesses the same powers and duties as the institutional trustee for such series;

(iii) the Trust Preferred Securities of each series or any successor securities of such series are listed, or any successor securities of such series will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities of such series are then listed or quoted;

(iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities of any series, including any successor securities of such series, to be downgraded by any nationally recognized statistical rating organization;

(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities of any series, including any successor securities with respect to such series, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(vi) such successor entity has a purpose substantially identical to that of the Trust with respect to each series of the Trust;

(vii) prior to such merger, consolidation, amalgamation or replacement, each series of the Trust has received an opinion of a nationally recognized independent counsel to the Trust acting for each such series experienced in such matters, to the effect that:

(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities of any series, including any successor securities of such series, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity nor any series of the Trust will be required to register as an “investment company” under the 1940 Act; and

(c) (x) following such merger, consolidation, amalgamation or replacement, the Trust or any series (or any successor thereto), as applicable, will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation, and (y) such merger, consolidation, amalgamation or replacement will not materially reduce the likelihood of the Trust or any series (or any successor thereto), as applicable, being classified as a grantor trust for U.S. federal income tax purposes; and

(viii) Ally guarantees the obligations of such successor entity with respect to each series of the Trust under the successor securities with respect to each such series at least to the extent provided by the relevant Amended and Restated Guarantee Agreement.

Form of Certificates

The Series 1 Trust Preferred Securities, on original issuance, were issued, and pursuant to the Amended and Restated Declaration, will continue to be in the form of definitive, fully registered Trust Preferred Security Certificates (the “Definitive Trust Preferred Security Certificates”). The Series 1 Trust Preferred Securities may, upon the instruction of Ally, be issued in the form of one or more fully registered global Series 1 Trust Preferred Security Certificates, without distribution coupons (each, a “Global Certificate”). If so issued, each Global Certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these Series 1 Trust Preferred Securities and will be considered the sole owner of the Series 1 Trust Preferred Securities for purposes of the Amended and Restated Declaration. The Trust acting with respect to Series 1 and the trustees shall have no obligation to the beneficial owners of the Series 1 Trust Preferred Securities.

If the Series 1 Trust Preferred Securities are held as Global Certificates, purchasers of Series 1 Trust Preferred Securities may hold interests in the global Series 1 Trust Preferred Securities only through DTC, if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee (“participants”). DTC will maintain accounts showing the Series 1 Trust Preferred Securities holdings of its participants, and these participants will in turn maintain accounts showing the Series 1 Trust Preferred Securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding Series 1 Trust Preferred Securities for their customers. Thus, each beneficial owner of a book-entry Series 1 Trust Preferred Security will hold such Series 1 Trust Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

If the Series 1 Trust Preferred Securities are held as Global Certificates, the Series 1 Trust Preferred Securities of each beneficial owner will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the Series 1 Trust Preferred Securities will generally not be entitled to have the Series 1 Trust Preferred Securities represented by the Global Certificates registered in its name and will not be considered the owner under the Amended and Restated Declaration.

If Ally determines that the Series 1 Trust Preferred Securities no longer require the private placement legend, it will deliver to the institutional trustee for Series 1 an opinion of counsel to the effect that the Series 1 Trust Preferred Securities are eligible to be transferred without restriction, and certificates not bearing the private placement legend will be issued. While the Series 1 Trust Preferred Securities do bear the legend, they will be subject to certain restrictions on transfer.

Before registering for transfer or exchange of any Series 1 Trust Preferred Securities, the institutional trustee for Series 1, which has been appointed the securities registrar for purposes of registering or transferring such securities, may require an opinion of counsel or other satisfactory evidence that either (1) no portion of the purchase consideration constitutes assets of any “employee benefit plan” subject to Section 406 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any plan, account or other arrangement subject to Section 4975 of the Code, or any similar provisions, or any entity whose underlying assets are considered to include “plan assets” of any such employee benefit plan or other plan, account or arrangement or (2) the purchase and holding of the Series 1 Trust Preferred Securities will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable similar law.

In this prospectus, for book-entry Series 1 Trust Preferred Securities, references to actions taken by securityholders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to securityholders will mean payments and notices of redemption to DTC as the registered holder of the Series 1 Trust Preferred Securities for distribution to participants in accordance with DTC’s procedures.

If the Series 1 Trust Preferred Securities are held as Global Certificates, a beneficial owner of book-entry securities represented by a Global Certificate may exchange the Series 1 Trust Preferred Securities for Definitive Trust Preferred Security Certificates only if:

(1) DTC elects to discontinue its services as depositary with respect to the Series 1 Trust Preferred Securities and the administrative trustees for Series 1 do not appoint a replacement for DTC within 90 days; or

(2) the administrative trustees for Series 1 elect after consultation with Ally and subject to the procedures of DTC to terminate the book entry system through the DTC with respect to the Series 1 Trust Preferred Securities.

Upon surrender of Global Certificates for exchange, the administrative trustees for Series 1 and the securities registrar shall cause Definitive Trust Preferred Security Certificates to be delivered to the beneficial owners of Series 1 Trust Preferred Securities in accordance with the instructions of DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Ally and the administrative trustees for Series 1 will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

If Global Certificates are issued in the future, DTC may discontinue providing its services as securities depositary with respect to the Series 1 Trust Preferred Securities. Under such circumstances, in the event that a successor securities depositary is not obtained, Definitive Trust Preferred Security Certificates are required to be printed and delivered. Additionally, the administrative trustees for Series 1, with the consent of Ally, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the Series 1 Trust Preferred Securities. In that event, certificates for the Series 1 Trust Preferred Securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Ally and the Trust acting with respect to Series 1 believe to be reliable, but neither Ally nor the Trust acting with respect to Series 1 takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default with respect to Series 1, the institutional trustee for Series 1 undertakes to perform only such duties with respect to Series 1 as are specifically set forth in the Amended and Restated Declaration. After a default with respect to Series 1, the institutional trustee for Series 1 will exercise the rights and powers vested in it by the Amended and Restated Declaration using the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee for Series 1 is under no obligation to exercise any of the rights or powers vested in it by the Amended and Restated Declaration at the request of any holder of Series 1 Trust Preferred Securities unless offered security and indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred thereby. Despite the foregoing, the institutional trustee for Series 1, upon the occurrence of a declaration default with respect to Series 1, shall not be relieved of its obligation to exercise the rights and powers vested in it by the Amended and Restated Declaration. The institutional trustee for Series 1 will not be liable for any special, indirect or consequential loss or damage of any kind (including lost profits), nor will it be responsible or liable for any failure or delay in the performance of its obligations arising out of forces beyond its reasonable control.

Paying Agent/Security Registrar

While the Series 1 Trust Preferred Securities are in definitive form, the following provisions apply:

•	the institutional trustee for Series 1 may authorize one or more paying agents for Series 1 and designate or remove an additional or substitute paying agent at any time;

•

the security registrar for Series 1 will affect the registration of transfers of Series 1 Trust Preferred Securities without charge but only upon payment, with the giving of such indemnity as the security registrar may require, in respect of any tax or other government charges that may be imposed in relation to the registration of transfers; and

•

neither the administrative trustees for Series 1 nor the Trust acting with respect to Series 1 will be required to register or cause to be registered the transfer of Series 1 Trust Preferred Securities after such Series 1 Trust Preferred Securities have been called for redemption.

Governing Law

The Amended and Restated Declaration for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees for Series 1 are authorized in carrying out the activities of the Trust provided for in the Amended and Restated Declaration to take any action, not inconsistent with the Amended and Restated Declaration or applicable law, that they determine to be necessary or desirable in carrying out such activities with respect to Series 1 including, but not limited to (i) causing the Trust and Series 1 not to be deemed to be an “investment company” required to be registered under the 1940 Act, (ii) taking any action to the extent necessary or prudent to (x) ensure that the Trust or Series 1 (as applicable) will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation, or (y) increase the likelihood of the Trust or Series 1 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes, and (iii) cooperating with Ally to ensure that the Series 1 Debentures will be treated as indebtedness of Ally for U.S. federal income tax purposes. However, the administrative trustees for Series 1 may not take such action if doing so would adversely affect the interests of the holders of the Series 1 Trust Preferred Securities.

Holders of the Series 1 Trust Preferred Securities have no preemptive rights.

DESCRIPTION OF THE SERIES 2 TRUST PREFERRED SECURITIES

The trust preferred securities and common securities of Series 2 will be designated the “Fixed Rate/Floating Rate Trust Preferred Securities, Series 2” (the “Series 2 Trust Preferred Securities”) and the “Fixed Rate/Floating Rate Common Securities, Series 2” (the “Series 2 Common Securities”), respectively, pursuant to the Amended and Restated Declaration. The institutional trustee for Series 2 under the Amended and Restated Declaration, The Bank of New York Mellon, will act as indenture trustee for Series 2 under the Amended and Restated Declaration, for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Series 2 Trust Preferred Securities include those stated in the Amended and Restated Declaration and those made part of the Amended and Restated Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Series 2 Trust Preferred Securities is not intended to be complete and is qualified by the Amended and Restated Declaration, the Statutory Trust Act of the State of Delaware and the Trust Indenture Act. Certain provisions of the Amended and Restated Declaration applicable to all series 2 securities, are described in this prospectus only with respect to the Series 2 Trust Preferred Securities. The form of the Amended and Restated Declaration is filed as an exhibit to the registration statement of which this prospectus is a part.

General

The Amended and Restated Declaration authorizes the administrative trustees for Series 2 to act, on behalf of Series 2, with respect to the Series 2 Common Securities and the Series 2 Trust Preferred Securities (collectively, the “series 2 securities,” and together with the series 1 securities, the “trust securities”). The series 2 securities represent undivided beneficial interests in Ally’s “Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040” (the “Series 2 Debentures”), which will be the only assets designated to Series 2. All of the Series 2 Common Securities are owned by Ally. The Series 2 Common Securities rank equally, and payments will be made on the Series 2 Common Securities on a ratable basis, with the Series 2 Trust Preferred Securities. If a default under the Amended and Restated Declaration applicable to Series 2 occurs and continues, however, the rights of the holders of the Series 2 Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Series 2 Trust Preferred Securities.

Pursuant to the Amended and Restated Declaration, the institutional trustee for Series 2 holds title to the Series 2 Debentures for the benefit of the holders of the series 2 securities. The payment of distributions out of money held by Series 2 with respect to the Series 2 Trust Preferred Securities, and payments upon redemption of the Series 2 Trust Preferred Securities or liquidation of Series 2 out of money held by Series 2 with respect to the Series 2 Trust Preferred Securities, are guaranteed by Ally to the extent described under “Description of the Guarantees.” The Series 2 Guarantee is held by The Bank of New York Mellon, the guarantee trustee for the Series 2 Guarantee, for the benefit of the holders of the Series 2 Trust Preferred Securities. The Series 2 Guarantee does not cover payment of distributions when Series 2 does not have sufficient funds available to pay such distributions. In such event, the remedy of a holder of Series 2 Trust Preferred Securities is to:

•

vote to direct the institutional trustee for Series 2 to exercise any trust or power under the Amended and Restated Declaration, including the enforcement of the institutional trustee’s rights under the Series 2 Debentures; or

•

if the failure of Series 2 to pay distributions is attributable to the failure of Ally to pay interest or principal on the Series 2 Debentures, sue Ally, on or after the respective due dates specified in the Series 2 Debentures, for enforcement of payment to such holder of the principal or interest on the Series 2 Debentures having a principal amount equal to the aggregate liquidation amount of the Series 2 Trust Preferred Securities of such holder.

Distributions

Distributions on the Series 2 Trust Preferred Securities are payable on the stated liquidation amount of $25 per Series 2 Trust Preferred Security as follows:

•

from the date of Designation, to but excluding February 15, 2016, at a fixed rate to be agreed among Ally, Series 1 and Treasury at the time of Designation payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2011; and

•

from and including February 15, 2016 to but excluding February 15, 2040, at an annual rate equal to three-month LIBOR plus a spread to be agreed among Ally, Series 1 and Treasury at the time of Designation payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2016.

Distributions not paid when due, or when they would be due if not for any extension period or default by Ally on the Series 2 Debentures, will bear interest, compounded quarterly at the applicable coupon rate and without regard for any extension period. When this prospectus refers to any payment of distributions, distributions include any such interest payable unless otherwise stated. The amount of distributions accruing from the date of Designation to but excluding February 15, 2016 will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of distributions accruing from and including February 15, 2016 to but excluding February 15, 2040 will be computed on the basis of a 360-day year and the actual number of days elapsed.

Distributions on the Series 2 Trust Preferred Securities are cumulative and will be made by the institutional trustee for Series 2, except as otherwise described below, when, as and if available for payment.

The distribution rate and the distribution payment dates and other payment dates for the Series 2 Trust Preferred Securities correspond to the interest rate and interest payment dates and other payment dates on the Series 2 Debentures.

Deferral of Distributions.  Ally has the right under the Amended and Restated Indenture to defer interest payments on the Series 2 Debentures for an extension period not exceeding 20 consecutive quarters, subject to certain conditions, during which no interest shall be due and payable. A deferral of interest payments cannot extend, however, beyond the maturity of the Series 2 Debentures. An extension period begins in the quarter in which notice of the extension period is given. As a consequence of Ally’s extension of the interest payment period, distributions on the Series 2 Trust Preferred Securities would be deferred during any such extended interest payment period. During an extension period, the amount of distributions due to holders of Series 2 Trust Preferred Securities will continue to accumulate and such deferred distributions will themselves accrue interest to the extent and in the amount that interest accrues and compounds on the underlying Series 2 Debentures.

In the event that Ally exercises its right to extend an interest payment period, then:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium on, or repay, repurchase or redeem, any debt securities or guarantees issued by Ally that rank equally with or junior to the Series 2 Debentures (“Series 2 Junior Subordinated Indebtedness,” and together with Series 1 Junior Subordinated Indebtedness, the “Junior Subordinated Indebtedness”) other than:

(a) redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 2 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Series 2 Debentures and all Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply (1) to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid or (2) dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally. Series 2 shall have the right to make partial distributions during an extension period if a corresponding payment of interest is made on the Series 2 Debentures. Prior to the termination of any extension period, Ally may further extend such extension period, so long as such extension period, together with all such other extension periods, does not exceed 20 consecutive quarters. An extension period cannot extend, however, beyond the maturity of the Series 2 Debentures.

Upon the termination of any extension period with respect to Series 2 and the payment of all amounts then due, Ally may commence a new extension period with respect to the Series 2 Debentures, which must comply with the above requirements. Consequently, there could be several extension periods of varying lengths throughout the term of the Series 2 Debentures. The administrative trustees for Series 2 shall give the holders of the Series 2 Trust Preferred Securities notice of any extension period upon their receipt of notice thereof from Ally. If distributions are deferred, the deferred distributions and accrued interest on such distributions will be paid to holders of record of the Series 2 Trust Preferred Securities as they appear on the securities register of Series 2 on the record date immediately preceding the termination of the related extension period. See “Description of the Series 2 Debentures—Interest” and “—Option to Extend Interest Payment Period.”

Payment of Distributions.  Distributions on the Series 2 Trust Preferred Securities are payable to the extent that Series 2 has funds available for the payment of such distributions. The funds of Series 2 available for distribution to the holders of the Series 2 Trust Preferred Securities are limited to payments received from Ally on the Series 2 Debentures. The payment of distributions out of monies held by Series 2 with respect to the Series 2 Trust Preferred Securities is guaranteed by Ally only to the extent set forth under “Description of the Guarantees.” See also “Description of the Series 2 Debentures.”

Distributions on the Series 2 Trust Preferred Securities are payable to the holders named on the securities register of Series 2 at the close of business on the relevant record dates. While the Series 2 Trust Preferred Securities are in definitive, fully-registered form, subject to the rules of any securities exchange on which the Series 2 Trust Preferred Securities are listed, the relevant record dates shall be 15 days prior to the relevant distribution dates or such other record date fixed by the administrative trustee for Series 2 that is not more than 60 nor less than 10 days prior to such relevant distribution dates. If the Series 2 Trust Preferred Securities are in book-entry only form, the record date will be one business day before the relevant distribution dates. Distributions will be paid through the institutional trustee for Series 2 who will hold amounts received in respect of the Series 2 Debentures in the property account for the benefit of the holders of the series 2 securities. Unless any applicable laws and regulations and the provisions of the Amended and Restated Declaration state otherwise, each such payment will be made as described under “—Form of Certificates” below.

In the event that any date on which distributions are to be made on the Series 2 Trust Preferred Securities on or prior to February 15, 2016 is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. If any date on which distributions are to be made on the Series 2 Trust Preferred Securities after February 15, 2016 is not a business day, then payment of the distribution payable on such date will be made on the next succeeding day that is a business day and interest will accrue to but excluding the date interest is paid. However, if such business day is in the next succeeding calendar month, such payment shall be made on, and interest will accrue to but excluding, the immediately preceding business day. A “business day” means any day other than a Saturday, Sunday or any other day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close.

Exchanges

If at any time Ally or any of its affiliates is the holder or beneficial owner of any Series 2 Trust Preferred Securities, Ally or such affiliate, as applicable, has the right to deliver to the institutional trustee for Series 2 all or such portion of its Series 2 Trust Preferred Securities as it elects and, subject to the terms of the Amended and Restated Indenture, receive, in exchange therefor, Series 2 Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Series 2 Trust Preferred Securities exchanged therefor. After such exchange, such Series 2 Trust Preferred Securities shall be cancelled and shall no longer be deemed to be outstanding and all rights of Ally or such affiliate, as applicable, as holder with respect to such Series 2 Trust Preferred Securities shall cease. In the event of any such exchange, Ally shall also have a similar option with respect to a proportionate amount of the Series 2 Common Securities that it holds.

Redemption of Series 2 Trust Preferred Securities

The Series 2 Trust Preferred Securities have no stated maturity date but will be redeemed upon the maturity of the Series 2 Debentures. In addition, the Series 2 Trust Preferred Securities may be redeemed prior to maturity of the Series 2 Debentures on the dates and to the extent the Series 2 Debentures are redeemed. See “Description of the Series 2 Debentures—Optional Redemption.” The Series 2 Debentures will mature on February 15, 2040 (see “Description of the Series 2 Debentures—General”) and, subject to obtaining any required regulatory approval, may be redeemed, in whole or in part, at any time on or after February 15, 2016, or at any time, in whole or in part, in certain circumstances upon the occurrence of a Tax Event or an Investment Company Event with respect to Series 2. See “—Special Event Redemption” below.

If then required, Ally will obtain the concurrence or approval of the FRB before exercising its redemption rights described in the preceding paragraph.

Upon the maturity of the Series 2 Debentures, the proceeds of their repayment will simultaneously be applied to redeem all outstanding Series 2 Trust Preferred Securities at the redemption price. Upon the redemption of the Series 2 Debentures, whether in whole or in part, either at the option of Ally or pursuant to a Special Event, Series 2 will use the cash it receives upon the redemption to redeem Series 2 Trust Preferred Securities and Series 2 Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series 2 Debentures so redeemed at the redemption price. Before such redemption, holders of Series 2 Trust Preferred Securities will be given not less than 30 nor more than 60 days’ notice. Prior to any redemption with respect to Series 2, Ally will obtain any required regulatory approval. In the event that fewer than all of the outstanding Series 2 Trust Preferred Securities are to be redeemed, the Series 2 Trust Preferred Securities will be redeemed on a ratable basis as described under “—Form of Certificates” below. See “—Special Event Redemption” and “Description of the Series 2 Debentures—Optional Redemption.”

Special Event Redemption

“Tax Event” means that the administrative trustees for Series 2 will have received an opinion of a nationally recognized independent tax counsel experienced in such matters that states that, as a result of any:

•

amendment to, or change (including any announced prospective change) in, the laws or associated regulations of the United States or any political subdivision or taxing authority of the United States on or after December 30, 2009; or

•

amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, including the enactment of any legislation and the publication of any judicial decision, regulatory determination, or administrative pronouncement on or after December 30, 2009, there is more than an insubstantial risk that:

•	Series 2 would be subject to U.S. federal income tax relating to interest accrued or received on the Series 2 Debentures;

•	interest payable to Series 2 on the Series 2 Debentures would not be deductible, in whole or in part, by Ally for U.S. federal income tax purposes; or

•	Series 2 would be subject to more than a minimal amount of other taxes, duties or other governmental charges.

“Investment Company Event” means that the administrative trustees for Series 2 will have received an opinion of a nationally recognized independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust or Series 2 is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940 (the “1940 Act”), which change becomes effective on or after December 30, 2009.

This prospectus refers to a Tax Event or an Investment Company Event as a “Special Event.” Provided that Ally obtains any required regulatory approval, if a Special Event occurs and continues, Ally may, upon not less than 30 nor more than 60 days’ notice, redeem the Series 2 Debentures, in whole or in part, for cash within 90 days following the occurrence of such Special Event. Following such redemption, series 2 securities with an aggregate liquidation amount equal to the aggregate principal amount of the Series 2 Debentures so redeemed shall be redeemed by Series 2 at the redemption price on a ratable basis. If, however, at the time there is available to Ally or the Trust acting with respect to Series 2 the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Series 2, Ally or the holders of the Series 2 Trust Preferred Securities or the Series 2 Debentures, then Ally or the Trust acting with respect to Series 2 will pursue such measure instead of redemption.

Distribution of the Series 2 Debentures

Ally will have the right to dissolve Series 2, subject to the receipt of any required regulatory approvals. Pursuant to the Amended and Restated Indenture, Ally has agreed not to do so other than in connection with a Special Event or in connection with certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration. In the event of any dissolution of the Trust or Series 2 and after satisfaction of the claims and obligations of Series 2 as provided by applicable law, the Trust acting with respect to Series 2 may cause the Series 2 Debentures to be distributed to the holders of the Series 2 Trust Preferred Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of such securities then outstanding. Prior to any such distribution, Ally must obtain any required regulatory approvals.

If the Series 2 Trust Preferred Securities are listed on the New York Stock Exchange (“NYSE”) or on any other national securities exchange and if the Series 2 Debentures are distributed to the holders of the Series 2 Trust Preferred Securities upon dissolution of Series 2, then Ally will use its best efforts to cause the Series 2 Debentures to be listed on the NYSE or on such other exchange as the Series 2 Trust Preferred Securities are then listed.

After the date for any distribution of Series 2 Debentures upon dissolution of Series 2:

•	the Series 2 Trust Preferred Securities will no longer be deemed to be outstanding;

•

if any global securities have been issued, the securities depositary or its nominee, as the record holder of the Series 2 Trust Preferred Securities, will receive a registered global certificate or certificates representing the Series 2 Debentures to be delivered upon such distribution; and

•

any certificates representing Series 2 Trust Preferred Securities not held by the depositary or its nominee will be deemed to represent Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the coupon rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Series 2 Trust Preferred Securities until such certificates are presented to Ally or its agent for transfer or reissuance.

Redemption Procedures

Series 2 may not redeem fewer than all of the outstanding Series 2 Trust Preferred Securities unless all accrued and unpaid distributions have been paid on all Series 2 Trust Preferred Securities for all distribution periods terminating on or prior to the date of redemption.

If (i) the Trust acting with respect to Series 2 gives an irrevocable notice of redemption of the Series 2 Trust Preferred Securities, and (ii) if Ally has paid to the institutional trustee for Series 2 a sufficient amount of cash in connection with the related redemption or maturity of the Series 2 Debentures, then (x) if the Series 2 Trust Preferred Securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, the institutional trustee for Series 2 will irrevocably deposit with the depositary or its nominee funds sufficient to pay the applicable redemption price and will also give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the Series 2 Trust Preferred Securities or (y) if the Series 2 Trust Preferred Securities are in definitive form, the institutional trustee for Series 2 will pay the applicable redemption price to the applicable holder of Series 2 Trust Preferred Securities by check mailed to such holder.

Once notice of redemption is given and redemption funds are deposited, distributions will cease to accrue and all rights of holders of the Series 2 Trust Preferred Securities called for redemption will cease, except the right of the holders to receive the redemption price, but without interest on such redemption price. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay, except that if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

If payment of the redemption price for any Series 2 Trust Preferred Securities is improperly withheld or refused and not paid either by Series 2 or by Ally pursuant to the Series 2 Guarantee, distributions on such Series 2 Trust Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment. In this case, the actual payment date will be the redemption date for purposes of calculating the redemption price. See “—Form of Certificates.”

In the event that fewer than all of the outstanding Series 2 Trust Preferred Securities are to be redeemed, the Series 2 Trust Preferred Securities held by the depositary or its nominee will be redeemed in accordance with the depositary’s or nominee’s standard procedures. See “—Form of Certificates.”

Ally or its affiliates may, at any time, and from time to time, purchase outstanding Series 2 Trust Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution upon Dissolution

This prospectus refers to any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust or any series of the Trust as a “liquidation.” If a liquidation occurs with respect to the Trust or Series 2, the holders of the Series 2 Trust Preferred Securities will be entitled to receive out of the assets of Series 2, after satisfaction of claims and obligations of Series 2, pursuant to applicable law, distributions in an amount equal to the aggregate of the stated liquidation amount of $25 per Series 2 Trust Preferred Security plus accumulated and unpaid distributions thereon to the date of payment. However, such holders will not receive such distribution if Ally instead distributes on a ratable basis to the holders of the Series 2 Trust Preferred Securities, the Series 2 Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Series 2 Trust Preferred Securities outstanding at such time. See “—Distribution of the Series 2 Debentures.”

If this distribution can be paid only in part because Series 2 has insufficient assets available to pay in full the aggregate distribution, then the amounts directly payable with respect to Series 2 shall be paid on a ratable basis. The holders of the Series 2 Common Securities will be entitled to receive distributions upon any such liquidation on a ratable basis with the holders of the Series 2 Trust Preferred Securities. However, if a declaration default (as defined below) with respect to Series 2 has occurred and is continuing, the Series 2 Trust Preferred Securities will have a preference over the Series 2 Common Securities with regard to such distributions.

Pursuant to the Amended and Restated Declaration, the Trust will dissolve and wind up its affairs on the date following the date upon which the last series of the Trust has terminated.

Pursuant to the Amended and Restated Declaration, Series 2 will terminate:

(i) on December 30, 2064, the expiration of the term of Series 2;

(ii) upon the bankruptcy of Ally or any holder of the Series 2 Common Securities;

(iii) upon the filing of a certificate of dissolution or its equivalent with respect to Ally or the revocation of Ally’s charter and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(iv) upon the entry of a decree of judicial dissolution of any holder of the Series 2 Common Securities, Ally, the Trust or Series 2;

(v) subject to obtaining any required regulatory approval, when all of the series 2 securities have been called for redemption;

(vi) subject to obtaining any required regulatory approval, upon the exchange of all of the then-outstanding Series 2 Trust Preferred Securities; or

(vii) subject to obtaining any required regulatory approval, when Series 2 shall have been dissolved in accordance with the terms of the Series 2 Trust Preferred Securities upon election by Ally of its right to terminate Series 2 and distribute all of the Series 2 Debentures to the holders of the Series 2 Trust Preferred Securities in exchange for all of the Series 2 Trust Preferred Securities.

Declaration Defaults

An “indenture default” with respect to Series 2 is a default under the Amended and Restated Indenture (as defined below in “Description of the Series 2 Debentures”) relating to the Series 2 Debentures and also constitutes a “declaration default” with respect to Series 2, which is a default under the Amended and Restated Declaration relating to Series 2. Pursuant to the Amended and Restated Declaration, the holder of the Series 2 Common Securities will be deemed to have waived all declaration defaults relating to the Series 2 Common Securities until all declaration defaults relating to the Series 2 Trust Preferred Securities have been cured, waived or otherwise eliminated. Until such declaration defaults relating to the Series 2 Trust Preferred Securities have been cured, waived or otherwise eliminated, the institutional trustee for Series 2 will be deemed to be acting solely on behalf of the holders of the Series 2 Trust Preferred Securities and only the holders of the Series 2 Trust Preferred Securities will have the right to direct the institutional trustee for Series 2 as to matters under the Amended and Restated Declaration, and therefore the Amended and Restated Indenture. In the event that any declaration default relating to the Series 2 Trust Preferred Securities is waived by the holders of the Series 2 Trust Preferred Securities as provided in the Amended and Restated Declaration, such waiver also constitutes a waiver of such declaration default relating to the Series 2 Common Securities for all purposes under the Amended and Restated Declaration without any further act, vote or consent of the holders of Series 2 Common Securities. See “—Voting Rights.”

To the fullest extent permitted by law, if the institutional trustee for Series 2 fails to enforce its rights under the Series 2 Debentures, any holder of Series 2 Trust Preferred Securities may directly institute a legal proceeding against Ally to enforce these rights without first suing the institutional trustee for Series 2 or any other person or entity. If a declaration default has occurred and is continuing with respect to Series 2 and such event is attributable to the failure of Ally to pay interest or principal (or premium, if any) on the Series 2 Debentures on the date such interest or principal (or premium, if any) is otherwise payable, or in the case of redemption, on the redemption date, then a holder of Series 2 Trust Preferred Securities may also bring a direct action. This means that a holder may directly sue for enforcement of payment to such holder of the principal of or interest (or premium, if any) on the Series 2 Debentures having a principal amount equal to the aggregate liquidation amount of the Series 2 Trust Preferred Securities of such holder on or after the respective due date specified in the Series 2 Debentures. Such holder need not first (i) direct the institutional trustee for Series 2 to enforce the terms of the Series 2 Debentures or (ii) sue Ally to enforce the institutional trustee’s rights under the Series 2 Debentures. The holders of Series 2 Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 2 Debentures.

In connection with such direct action, Ally will be subrogated to the rights of such holder of Series 2 Trust Preferred Securities under the Amended and Restated Declaration to the extent of any payment made by Ally to such holder of Series 2 Trust Preferred Securities in such direct action. This means that Ally will be entitled to payment of amounts that a holder of Series 2 Trust Preferred Securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that such holder receives or has already received full payment relating to such unpaid distribution from Series 2.

Upon the occurrence of an indenture event of default with respect to the Series 2 Debentures, the indenture trustee or the institutional trustee for Series 2, as the sole holder of the Series 2 Debentures, will have the right under the Amended and Restated Indenture to declare the principal of and interest on the Series 2 Debentures to be immediately due and payable, provided that if such a declaration is not made, the holders of at least 25% in aggregate liquidation amount of the Series 2 Trust Preferred Securities then outstanding will have the right to make such declaration. See “Description of the Series 2 Debentures—Indenture Events of Default and Acceleration.”

Ally and Series 2 are each required to file annually with the institutional trustee for Series 2 an officers’ certificate as to its compliance with all conditions and covenants under the Amended and Restated Declaration.

Voting Rights

Except as described in the next succeeding paragraph, in “—Modification of the Amended and Restated Declaration,” and in this prospectus under “Description of the Guarantees—Modification of the Guarantees; Assignment,” and except as provided under the Statutory Trust Act, the Trust Indenture Act, the Amended and Restated Declaration and as otherwise required by law, the holders of the Series 2 Trust Preferred Securities have no voting rights.

The holders of a majority in aggregate liquidation amount of the Series 2 Trust Preferred Securities, voting separately as a class, have the right to direct the exercise of any trust or power conferred upon the institutional trustee for Series 2 or to direct any proceeding for any remedy available to the institutional trustee for Series 2 so long as the institutional trustee for Series 2 receives the tax opinion discussed below, including the right to direct the institutional trustee for Series 2, as holder of the Series 2 Debentures, to:

(i) direct any proceeding for any remedy available to the indenture trustee, or exercise any trust or power conferred on the indenture trustee, with respect to the Series 2 Debentures;

(ii) waive any past indenture default with respect to the Series 2 Debentures that is waivable under Section 5.6 of the Amended and Restated Indenture;

(iii) exercise any right to rescind or annul an acceleration of the maturity of the Series 2 Debentures; or

(iv) consent to any amendment, modification or termination of the Amended and Restated Indenture or the Series 2 Debentures where such consent is required.

Where a consent or action under the Amended and Restated Indenture would require the consent or act of holders of more than a majority in principal amount of the Series 2 Debentures, or a “super majority,” then only holders of that super majority of Series 2 Trust Preferred Securities may direct the institutional trustee for Series 2 to give such consent or take such action. Further, the institutional trustee for Series 2 can refrain from following any directions of the holders that violate the Amended and Restated Declaration or conflict with any applicable rule of law or would involve the institutional trustee for Series 2 in personal liability against which indemnity would, in its opinion, not be adequate. If the institutional trustee for Series 2 fails to enforce its rights under the Series 2 Debentures, any record holder of Series 2 Trust Preferred Securities may directly sue Ally to enforce the institutional trustee’s rights under the Series 2 Debentures. The record holder does not have to sue the institutional trustee for Series 2 or any other person or entity before bringing such a direct action.

The institutional trustee for Series 2 is required to notify all holders of the Series 2 Trust Preferred Securities of any default actually known to certain officers of the institutional trustee and of any notice of default with respect to the Series 2 Debentures received from the indenture trustee. The notice is required to state that the default with respect to the Series 2 Debentures also constitutes a declaration default with respect to the Series 2 Trust Preferred Securities. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee for Series 2, the institutional trustee for Series 2, as holder of the Series 2 Debentures, will not take any of the actions described in clauses (i), (ii), (iii) or (iv) above unless the institutional trustee for Series 2 receives an opinion of a nationally recognized independent tax counsel to the effect that, such action will not (x) cause the Trust or Series 2 (as applicable) to be classified (i) as other than either a grantor trust or a partnership or (ii) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes.

If the consent of the institutional trustee for Series 2, as holder of the Series 2 Debentures, is required under the Amended and Restated Indenture for any amendment, modification or termination of the Amended and Restated Indenture or the Series 2 Debentures, the institutional trustee for Series 2 is required to request the written direction of the holders of the series 2 securities. The institutional trustee for Series 2 will vote as directed by a majority in liquidation amount of the series 2 securities voting together as a single class. Where any amendment, modification or termination under the Amended and Restated Indenture would require the consent of a super majority, however, the institutional trustee for Series 2 may only give such consent at the direction of the holders of the same supermajority of the holders of the series 2 securities. The institutional trustee for Series 2 is not required to take any such action in accordance with the directions of the holders of the series 2 securities unless the institutional trustee for Series 2 has obtained a tax opinion to the effect described above.

A waiver of an indenture default with respect to the Series 2 Debentures by the institutional trustee for Series 2 at the direction of the holders of the Series 2 Trust Preferred Securities will constitute a waiver of the corresponding declaration default with respect to Series 2.

Any required approval or direction of holders of Series 2 Trust Preferred Securities may be given at a separate meeting of holders of Series 2 Trust Preferred Securities convened for such purpose, at a meeting of all of the holders of series 2 securities or by written consent. The administrative trustees for Series 2 will mail to each holder of record of Series 2 Trust Preferred Securities a notice of any meeting at which such holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken. Each such notice will include a statement setting forth the following information:

•	the date of such meeting or the date by which such action is to be taken;

•	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

•	instructions for the delivery of proxies or consents.

No vote or consent of the holders of Series 2 Trust Preferred Securities will be required for the Trust acting with respect to Series 2 to redeem and cancel Series 2 Trust Preferred Securities or distribute Series 2 Debentures in accordance with the Amended and Restated Declaration and the terms of the Series 2 Trust Preferred Securities.

Despite the fact that holders of Series 2 Trust Preferred Securities are entitled to vote or consent under the circumstances described above, any Series 2 Trust Preferred Securities that are owned at the time by Ally or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Ally, will not be entitled to vote or consent. Instead, these Series 2 Trust Preferred Securities will be treated as if they were not outstanding.

Voting and consensual rights available to or in favor of holders or beneficial owners of Series 2 Trust Preferred Securities may, to the extent permitted by applicable rule or law, be exercised only by a United States Person that is a beneficial owner of a Series 2 Trust Preferred Security or by a United States Person acting as irrevocable agent with discretionary powers for the beneficial owner of a Series 2 Trust Preferred Security that is not a United States person. Beneficial owners of a Series 2 Trust Preferred Security that are not United States Persons must, to the extent permitted by applicable rule or law, irrevocably appoint a United States Person with discretionary powers to act as their agent with respect to such voting and consensual rights.

The procedures by which holders of Series 2 Trust Preferred Securities may exercise their voting rights are described below. See “—Form of Certificates.”

Holders of the Series 2 Trust Preferred Securities generally have no rights to appoint or remove the administrative trustees for Series 2. Instead, these trustees for Series 2 may be appointed, removed or replaced solely by Ally as the indirect or direct holder of all of the Series 2 Common Securities.

Modification of the Amended and Restated Declaration

The Amended and Restated Declaration may be modified and amended if approved by the administrative trustees for Series 2, and in certain circumstances, the institutional trustee for Series 2 and/or the Delaware trustee. If, however, any proposed amendment provides for, or the administrative trustees for Series 2 otherwise propose to effect:

(i) any action that would adversely affect the powers, preferences or rights of the series 2 securities, whether by way of amendment to the Amended and Restated Declaration or otherwise or

(ii) the dissolution, winding-up or termination of Series 2 other than pursuant to the terms of the Amended and Restated Declaration,

then the holders of the series 2 securities voting together as a single class will be entitled to vote on such amendment or proposal. Such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the series 2 securities affected thereby. If, however, any amendment or proposal referred to in clause (i) above would adversely affect only the Series 2 Trust Preferred Securities or only the Series 2 Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class.

Despite the foregoing, no amendment or modification may be made to the Amended and Restated Declaration if such amendment or modification would:

(i)(x) cause the Trust or Series 2 (as applicable) to be classified (a) as other than either a grantor trust or a partnership or (b) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes;

(ii) reduce or otherwise adversely affect the powers of the institutional trustee for Series 2 in contravention of the Trust Indenture Act; or

(iii) cause the Trust or Series 2 to be deemed an “investment company” that is required to be registered under the 1940 Act.

Mergers, Consolidations or Amalgamations

The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body except as described below. The Trust may, with the unanimous consent of the administrative trustees for each series of the Trust and without the consent of the holders of the trust securities of any series of the Trust, the Delaware trustee or the institutional trustee for any series, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State, provided that:

(i) such successor entity either:

(a) expressly assumes all of the obligations of the Trust with respect to each series of trust securities or

(b) substitutes for the Trust Preferred Securities of each series other successor securities having substantially the same terms as that series of Trust Preferred Securities, so long as the successor securities rank the same as that series of Trust Preferred Securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

(ii) Ally expressly acknowledges with respect to each series of the Trust a trustee for each such series of the successor entity that possesses the same powers and duties as the institutional trustee for such series;

(iii) the Trust Preferred Securities of each series or any successor securities of such series are listed, or any successor securities of such series will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Trust Preferred Securities of such series are then listed or quoted;

(iv) such merger, consolidation, amalgamation or replacement does not cause the Trust Preferred Securities of any series, including any successor securities of such series, to be downgraded by any nationally recognized statistical rating organization;

(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities of any series, including any successor securities with respect to such series, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(vi) such successor entity has a purpose substantially identical to that of the Trust with respect to each series of the Trust;

(vii) prior to such merger, consolidation, amalgamation or replacement, each series of the Trust has received an opinion of a nationally recognized independent counsel to the Trust acting for each such series experienced in such matters, to the effect that:

(a) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities of any series, including any successor securities of such series, in any material respect, other than in connection with any dilution of the holders’ interest in the new entity;

(b) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity nor any series of the Trust will be required to register as an “investment company” under the 1940 Act; and

(c) (x) following such merger, consolidation, amalgamation or replacement, the Trust or any series (or any successor thereto), as applicable, will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation, and (y) such merger, consolidation, amalgamation or replacement will not materially reduce the likelihood of the Trust or any series (or any successor thereto), as applicable, being classified as a grantor trust for U.S. federal income tax purposes; and

(viii) Ally guarantees the obligations of such successor entity with respect to each series of the Trust under the successor securities with respect to each such series at least to the extent provided by the relevant Amended and Restated Guarantee Agreement.

Form of Certificates

The Series 2 Trust Preferred Securities will initially be in the form of definitive, fully registered Trust Preferred Security Certificates (the “Definitive Trust Preferred Security Certificates”). The Series 2 Trust Preferred Securities may, upon the instruction of Ally, be issued in the form of one or more fully registered global Series 2 Trust Preferred Security Certificates, without distribution coupons (each, a “Global Certificate”). If so issued, each Global Certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these Series 2 Trust Preferred Securities and will be considered the sole owner of the Series 2 Trust Preferred Securities for purposes of the Amended and Restated Declaration. The Trust acting with respect to Series 2 and the trustees shall have no obligation to the beneficial owners of the Series 2 Trust Preferred Securities.

If the Series 2 Trust Preferred Securities are held as Global Certificates, purchasers of Series 2 Trust Preferred Securities may hold interests in the global Series 2 Trust Preferred Securities only through DTC, if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary—banks, brokerage houses and other institutions that maintain securities accounts for customers—that has an account with DTC or its nominee (“participants”). DTC will maintain accounts showing the Series 2 Trust Preferred Securities holdings of its participants, and these participants will in turn maintain accounts showing the Series 2 Trust Preferred Securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding Series 2 Trust Preferred Securities for their customers. Thus, each beneficial owner of a book-entry Series 2 Trust Preferred Security will hold such Series 2 Trust Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

If the Series 2 Trust Preferred Securities are held as Global Certificates, the Series 2 Trust Preferred Securities of each beneficial owner will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the Series 2 Trust Preferred Securities will generally not be entitled to have the Series 2 Trust Preferred Securities represented by the Global Certificates registered in its name and will not be considered the owner under the Amended and Restated Declaration.

In this prospectus, for book-entry Series 2 Trust Preferred Securities, references to actions taken by securityholders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to securityholders will mean payments and notices of redemption to DTC as the registered holder of the Series 2 Trust Preferred Securities for distribution to participants in accordance with DTC’s procedures.

If the Series 2 Trust Preferred Securities are held as Global Certificates, a beneficial owner of book-entry securities represented by a Global Certificate may exchange the Series 2 Trust Preferred Securities for Definitive Trust Preferred Security Certificates only if:

(1) DTC elects to discontinue its services as depositary with respect to the Series 2 Trust Preferred Securities and the administrative trustees for Series 2 do not appoint replacement for DTC within 90 days; or

(2) the administrative trustees for Series 2 elect after consultation with Ally and subject to the procedures of DTC to terminate the book entry system through the DTC with respect to the Series 2 Trust Preferred Securities.

Upon surrender of Global Certificates for exchange, the administrative trustees for Series 2 and the securities registrar shall cause Definitive Trust Preferred Security Certificates to be delivered to the beneficial owners of Series 2 Trust Preferred Securities in accordance with the instructions of DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

Ally and the administrative trustees for Series 2 will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interest in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

If Global Certificates are issued in the future, DTC may discontinue providing its services as securities depositary with respect to the Series 2 Trust Preferred Securities. Under such circumstances, in the event that a successor securities depositary is not obtained, Definitive Trust Preferred Security Certificates are required to be printed and delivered. Additionally, the administrative trustees for Series 2, with the consent of Ally, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the Series 2 Trust Preferred Securities. In that event, certificates for the Series 2 Trust Preferred Securities will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Ally and the Trust acting with respect to Series 2 believe to be reliable, but neither Ally nor the Trust acting with respect to Series 2 takes responsibility for the accuracy thereof.

Information Concerning the Institutional Trustee

Prior to the occurrence of a default with respect to Series 2, the institutional trustee for Series 2 undertakes to perform only such duties with respect to Series 2 as are specifically set forth in the Amended and Restated Declaration. After a default with respect to Series 2, the institutional trustee for Series 2 will exercise the rights and powers vested in it by the Amended and Restated Declaration using the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee for Series 2 is under no obligation to exercise any of the rights or powers vested in it by the Amended and Restated Declaration at the request of any holder of Series 2 Trust Preferred Securities unless offered security and indemnity reasonably satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred thereby. Despite the foregoing, the institutional trustee for Series 2, upon the occurrence of a declaration default with respect to Series 2, shall not be relieved of its obligation to exercise the rights and powers vested in it by the Amended and Restated Declaration. The institutional trustee for Series 2 will not be liable for any special, indirect or consequential loss or damage of any kind (including lost profits), nor will it be responsible or liable for any failure or delay in the performance of its obligations arising out of forces beyond its reasonable control.

Paying Agent/Security Registrar

While the Series 2 Trust Preferred Securities are in definitive form, the following provisions apply:

•	the institutional trustee for Series 2 may authorize one or more paying agents for Series 2 and designate or remove an additional or substitute paying agent at any time;

•

the security registrar for Series 2 will affect the registration of transfers of Series 2 Trust Preferred Securities without charge, but only upon payment, with the giving of such indemnity as the security registrar may require, in respect of any tax or other government charges that may be imposed in relation to the registration of transfers; and

•

neither the administrative trustees for Series 2 nor the Trust acting with respect to Series 2 will be required to register or cause to be registered the transfer of Series 2 Trust Preferred Securities after such Series 2 Trust Preferred Securities have been called for redemption.

Governing Law

The Amended and Restated Declaration for all purposes will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees for Series 2 are authorized in carrying out the activities of the Trust provided for in the Amended and Restated Declaration to take any action, not inconsistent with the Amended and Restated Declaration or applicable law, that they determine to be necessary or desirable in carrying out such activities with respect to Series 2 including, but not limited to (i) causing the Trust and Series 2 not to be deemed to be an “investment company” required to be registered under the 1940 Act, (ii) taking any action to the extent necessary or prudent to (x) ensure that the Trust or Series 2 (as applicable) will be classified, for U.S. federal income tax purposes, as either a grantor trust or a partnership, and not as an entity taxable as a corporation, or (y) increase the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes, and (iii) cooperating with Ally to ensure that the Series 2 Debentures will be treated as indebtedness of Ally for U.S. federal income tax purposes. However, the administrative trustees for Series 2 may not take such action if doing so would adversely affect the interests of the holders of the Series 2 Trust Preferred Securities.

Holders of the Series 2 Trust Preferred Securities have no preemptive rights.

DESCRIPTION OF THE SERIES 1 DEBENTURES

Set forth below is a description of the specific terms of the Series 1 Debentures in which Series 1 of the Trust has invested the proceeds from the issuance and sale of the series 1 securities. The terms of the Series 1 Debentures include those stated in the Amended and Restated Indenture and by the Trust Indenture Act. The following description is not intended to be complete and is qualified by the Amended and Restated Indenture and by the Trust Indenture Act. The form of the Amended and Restated Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Several capitalized terms used herein are defined in the Amended and Restated Indenture. Wherever particular sections or defined terms of the Amended and Restated Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Under circumstances discussed more fully below involving the dissolution of the Trust or Series 1, provided that any required regulatory approval is obtained, the Series 1 Debentures will be distributed to the holders of the series 1 securities in liquidation of the Trust or Series 1. See “Description of the Series 1 Trust Preferred Securities—Distribution of the Series 1 Debentures.”

General

The Series 1 Debentures were originally issued pursuant to the terms of the Indenture as “8.00% junior subordinated deferrable interest debentures due 2040” and will be designated as “8.0% Junior Subordinated Deferrable Interest Debentures due 2040” (the “Series 1 Debentures”) pursuant to the Amended and Restated Indenture. The Series 1 Debentures are unsecured debt under the Amended and Restated Indenture and represent an aggregate principal amount equal to the sum of the aggregate stated liquidation amount of the Series 1 Trust Preferred Securities and Series 1 Common Securities.

The entire principal amount of the Series 1 Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest, on February 15, 2040.

If the Series 1 Debentures are distributed to holders of the Series 1 Trust Preferred Securities in liquidation of such holders’ interests in Series 1, such Series 1 Debentures may be issued in the form of one or more global securities (as described below) or in certificated form. If the Series 1 Debentures are issued in the form of global securities, the Series 1 Debentures may be issued in certificated form in exchange for a global security as described below under “—Discontinuance of the Depositary’s Services.” In the event that the Series 1 Debentures are issued in certificated form, such Series 1 Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Series 1 Debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the Series 1 Debentures. In the event the Series 1 Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series 1 Debentures will be registrable and the Series 1 Debentures will be exchangeable for Series 1 Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at the option of Ally by check mailed to the address of the persons entitled thereto. See “—Book-Entry and Settlement.”

Ally has not issued, and does not intend to issue, the Series 1 Debentures to anyone other than the Trust.

Subordination

The Amended and Restated Indenture provides that the Series 1 Debentures are subordinated and junior, both in liquidation and in priority of payment, to the extent specified in the Amended and Restated Indenture, to all Senior Indebtedness (as defined below) of Ally. This means that no payment of principal, including redemption payments, premium, if any, or interest on the Series 1 Debentures may be made if:

•	any Senior Indebtedness of Ally has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of Ally has been accelerated because of a default.

Upon any payment by Ally or distribution of assets of Ally to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Ally must be paid in full before the holders of Series 1 Debentures are entitled to receive or retain any payment. Subject to satisfaction of all claims related to all Senior Indebtedness of Ally, the rights of the holders of the Series 1 Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Ally to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Series 1 Debentures are paid in full.

The term “Senior Indebtedness” means, with respect to Ally, the principal, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ally, whether or not such claim for post-petition interest is allowed in such proceeding) on and of all indebtedness and obligations in respect of:

(i) (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Ally including all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of December 31, 2008, between Ally and The Bank of New York Mellon, as trustee, as the same may be amended, modified or supplemented from time to time;

(ii) all capital lease obligations of Ally;

(iii) all obligations of Ally issued or assumed as the deferred purchase price of property, all conditional sale obligations of Ally and all obligations of Ally under any conditional sale or title retention agreement;

(iv) all obligations, contingent or otherwise, of Ally in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions;

(v) all obligations of Ally in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or options contracts and other similar agreements;

(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which Ally is responsible or liable as obligor, guarantor or otherwise; and

(vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of Ally, whether or not such obligation is assumed by Ally;

except that Senior Indebtedness does not include obligations in respect of:

(i) any indebtedness issued under the Amended and Restated Indenture;

(ii) any guarantee entered into by Ally in respect of any series of preferred securities, capital securities or preference stock of the Trust (or any similar trust established for the purpose of issuing trust preferred securities in connection with the issuance of securities under the Amended and Restated Indenture);

(iii) any accounts payable or other liabilities to trade creditors (including guarantees thereof or instruments evidencing such liabilities); or

(iv) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the Series 1 Debentures and the issuance of which (x) has received the concurrence or approval of the FRB or its staff or (y) does not at the time of issuance prevent the Series 1 Debentures from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Ally’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or has received the concurrence or approval of the FRB or its staff.

The Series 1 Debentures rank senior to all of Ally’s equity securities, including preferred stock.

The Amended and Restated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Ally.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness do not have any rights under the Amended and Restated Indenture to enforce any of the covenants in the Amended and Restated Indenture.

Optional Redemption

Ally will have the right to redeem the Series 1 Debentures, in whole or in part at any time, (i) on or after December 30, 2014, (ii) while the Series 1 Trust Preferred Securities or the Series 1 Debentures are held by the U.S. government as part of assistance provided to Ally under TARP or a similar or related U.S. government program or (iii) in certain circumstances upon the occurrence of a Special Event with respect to Series 1, as described in “Description of the Series 1 Trust Preferred Securities—Special Event Redemption.” Any optional redemption must be made upon not less than 30 nor more than 60 days’ notice and, with respect to a redemption upon a Special Event, within 90 days following the occurrence of such Special Event.

Ally may not redeem the Series 1 Debentures unless it receives the prior approval of the FRB to do so, if such approval is then required by the FRB.

The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If the Series 1 Trust Preferred Securities are listed on a national securities exchange and a partial redemption of the Series 1 Trust Preferred Securities resulting from a partial redemption of the Series 1 Debentures would result in the delisting of the Series 1 Trust Preferred Securities, Ally may only redeem the Series 1 Debentures in whole.

Interest

The Series 1 Debentures bear interest at the annual rate of 8.0%, from and including December 30, 2009, or from the most recent interest payment date to which interest has been paid or provided for, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning February 15, 2010. Each date on which interest is payable is called an “interest payment date.” Interest will be paid to the person in whose name such Series 1 Debentures are registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the Series 1 Debentures shall be held in book-entry form by a party other than the institutional trustee for Series 1, the record date shall be the date 15 days prior to the interest payment date, or such other record date fixed by the administrative trustees for Series 1 of the Trust that is not more than 60 nor less than 10 days prior to such interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed in a partial month in such period. In the event that any date on which interest is payable on the Series 1 Debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay, except that if such business day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

Option to Extend Interest Payment Period

Ally has the right to defer interest payments by extending the interest payment period of the Series 1 Debentures for an extension period not exceeding 20 consecutive quarters, so long as no event of default with respect to the Series 1 Debentures has occurred and is continuing. However, no extension period may extend beyond the maturity of the Series 1 Debentures. At the end of any extension period, Ally will pay all interest then accrued and unpaid, together with interest thereon at the rate specified for the Series 1 Debentures to the extent permitted by applicable law. An extension period begins in the quarter in which notice of the extension period is given.

During any such extension period:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases, or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any Series 1 Junior Subordinated Indebtedness (as defined in the “Description of the Series 1 Trust Preferred Securities) other than:

(a) redemptions, purchases or other acquisitions of Series 1 Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Series 1 Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Series 1 Junior Subordinated Indebtedness for any other class or series of Series 1 Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Series 1 Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 1 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of the Series 1 Debentures and all Series 1 Junior Subordinated Indebtedness bear to each other.

The foregoing, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally. Prior to the termination of any extension period, Ally may further defer payments of interest by extending such extension period. Such extension period, including all such other extensions, however, may not exceed 20 consecutive quarters, including the quarterly interest period in which notice of such extension period is given. No extension period may extend beyond the maturity of the Series 1 Debentures. At the termination of any extension period and upon the payment of all amounts then due, Ally may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, Ally has the right to prepay all or any portion of accrued interest during an extension period.

Ally has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 1 Debentures.

If the institutional trustee for Series 1 of the Trust is the sole holder of the Series 1 Debentures at the time Ally selects an extended interest payment period, Ally will give the administrative trustees and institutional trustee for Series 1 notice of its selection of such extension period at least one business day prior to the earlier of:

(i) the next date on which distributions on the Series 1 Trust Preferred Securities would be payable, if not for such extension period, or

(ii) the date the administrative trustees for Series 1 are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series 1 Trust Preferred Securities of the record date or the date such distributions are payable;

provided, that, in any event, Ally is not required to give the administrative trustees for Series 1 or the institutional trustee for Series 1 notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date on the Series 1 Debentures. The administrative trustees for Series 1 Trust Preferred Securities will give notice of Ally’s selection of such extension period to the holders of the Series 1 Trust Preferred Securities.

If the institutional trustee for Series 1 is not the sole holder of the Series 1 Debentures at the time Ally selects an extended interest payment period, Ally will give the holders of the Series 1 Debentures, the administrative trustees for Series 1 and the indenture trustee for Series 1 notice of its selection of such extension period at least ten business days before the earlier of:

(i) the next succeeding interest payment date; or

(ii) the date upon which Ally is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series 1 Debentures of the record or payment date of such interest payment.

provided, that, in any event, Ally is not required to give the holders of the Series 1 Debentures, the administrative trustees for Series 1 or the indenture trustees for Series 1 notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date.

Indenture Events of Default and Acceleration

The Amended and Restated Indenture provides that the following are “indenture events of default” with respect to the Series 1 Debentures:

(i) failure to pay in full interest accrued on any Series 1 Debenture upon the conclusion of a period consisting of 20 consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(ii) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ally.

If any indenture event of default with respect to the Series 1 Debentures shall occur and be continuing, the indenture trustee or the institutional trustee for Series 1, as the sole holder of the Series 1 Debentures, will have the right to declare the principal of all the Series 1 Debentures then outstanding to be immediately due and payable, upon which the principal and the accrued interest on the Series 1 Debentures shall be immediately due and payable. The institutional trustee for Series 1 may also enforce its other rights as a creditor relating to the Series 1 Debentures.

If, upon an indenture event of default with respect to the Series 1 Debentures, the indenture trustee or the institutional trustee for Series 1, as the sole holder of the Series 1 Debentures, fails to declare the principal of all the Series 1 Debentures then outstanding to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Series 1 Trust Preferred Securities then outstanding will have the right to do so.

Indenture Defaults

The Amended and Restated Indenture provides that the following are “indenture defaults” with respect to the Series 1 Debentures:

(i) an indenture event of default with respect to the Series 1 Debentures;

(ii) a failure of Ally to pay the principal of, or premium, if any, on, any Series 1 Debenture when and as the same shall become payable;

(iii) a failure of Ally to pay any installment of interest on any Series 1 Debenture when and as the same shall become payable, which failure shall have (taking into account any extension period) continued unremedied for 30 days;

(iv) the failure of Ally for 90 days following written notice of such failure to observe and perform any other covenant or Agreement in respect of the Series 1 Debentures; and

(v) the Trust or Series 1 shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with (a) the distribution of the Series 1 Debentures to holders of the series 1 securities in liquidation of their interests in Series 1, (b) the redemption of all of the outstanding series 1 securities or (c) certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration of Series 1.

There is no right of acceleration with respect to indenture defaults with respect to the Series 1 Debentures, except for those that are indenture events of default with respect to the Series 1 Debentures. An indenture default with respect to the Series 1 Debentures also constitutes a declaration default with respect to the series 1 securities. The holders of Series 1 Trust Preferred Securities in limited circumstances have the right to direct the institutional trustee for Series 1 to exercise its rights as the holder of the Series 1 Debentures. See “Description of the Series 1 Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest on the Series 1 Debentures made in accordance with the provisions described above in “—Option to Extend Interest Payment Period” will not constitute a default under the Amended and Restated Indenture for the Series 1 Debentures.

The indenture trustee may withhold notice to the holders of the Series 1 Debentures of any default with respect thereto, except a default in the payment of principal, premium or interest, if it considers such withholding to be in the interest of such holders. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Amended and Restated Indenture at the request or direction of any of the holders pursuant to the Amended and Restated Indenture, unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The holders of a majority in aggregate principal amount of the Series 1 Debentures may direct the proceeding for any remedy available to the indenture trustee for Series 1 and the exercise of any trust or power conferred on the indenture trustee for Series 1 with respect to the Series 1 Debentures. Notwithstanding anything to the contrary in the Amended and Restated Indenture, for so long as the U.S. government is a holder of 100% of the Series 1 Trust Preferred Securities, the U.S. government shall have the right to institute and conduct any proceeding for any remedy, or to exercise any trust or power, conferred upon the indenture trustee with respect to the Series 1 Debentures.

Despite the foregoing, if an indenture default has occurred and is continuing with respect to Series 1 and such event is attributable to the failure of Ally to pay interest or principal (or premium, if any) on the Series 1 Debentures when such interest or principal (or premium, if any) otherwise payable, or in the case of redemption, the redemption date, Ally acknowledges that, in such event, a holder of Series 1 Trust Preferred Securities may sue for payment on or after the respective due date specified in the Series 1 Debentures. Despite any payment made to such holder of Series 1 Trust Preferred Securities by Ally in connection with a direct action, Ally shall remain obligated to pay the principal of or interest on the Series 1 Debentures held by Series 1 or the institutional trustee for Series 1. Ally shall be subrogated to the rights of the holder of such Series 1 Trust Preferred Securities relating to payments on the Series 1 Trust Preferred Securities to the extent of any payments made by Ally to such holder in any direct action. The holders of the Series 1 Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 1 Debentures.

Modifications and Amendments

Modifications and amendments to the Amended and Restated Indenture with respect to Series 1 through a supplemental indenture may be made by Ally and the indenture trustee with the consent of the holders of a majority in principal amount of the Series 1 Debentures at the time outstanding (or, with respect to certain actions, without such consent). However, no such modification or amendment may, without the consent of the holder of each Series 1 Debenture affected thereby:

(i) modify certain terms of payment of principal, premium, or interest on such Series 1 Debentures;

(ii) reduce the percentage of principal amount of Series 1 Debentures the consent of whose holders is necessary to modify or amend the Amended and Restated Indenture or waive compliance by Ally with any covenant or past default on the Series 1 Debentures;

(iii) subject to certain exceptions, modify provisions of the Amended and Restated Indenture relating to (a) the ability to enter into certain supplemental indentures, (b) the rights of holders of Series 1 Debentures to direct the proceeding for any remedy available to the indenture trustee or the exercise of any trust or power conferred upon the indenture trustee with respect to the Series 1 Debentures or (c) the ability of holders of Series 1 Debentures to waive certain past defaults; or

(iv) remove or impair the rights of any holder of a Series 1 Debenture to bring a direct action against Ally upon the occurrence of certain indenture defaults. (See “—Indenture Defaults” above.)

If the Series 1 Debentures are held by Series 1 or a trustee of Series 1, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of the series 1 securities shall have consented to such supplemental indenture. If the consent of the holder of each outstanding Series 1 Debenture is required, such supplemental indenture shall not be effective until each holder of the series 1 securities shall have consented to such supplemental indenture.

Discharge and Defeasance

Ally may discharge most of its obligations to holders of the Series 1 Debentures under the Amended and Restated Indenture if all such Series 1 Debentures that have not already been delivered to the indenture trustee for cancellation have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. Ally discharges its obligations by depositing with the indenture trustee an amount sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Series 1 Debentures and to make any mandatory scheduled installment payments thereon when due.

Unless otherwise specified in this prospectus relating to the Series 1 Debentures, Ally, at its option:

(i) will be released from any and all obligations in respect of the Series 1 Debentures, which is known as “defeasance and discharge”; or

(ii) need not comply with certain covenants specified herein regarding the Series 1 Debentures, which is known as “covenant defeasance.”

If Ally exercises its covenant defeasance option, the failure to comply with any defeased covenant contained in the Amended and Restated Indenture or any supplemental indenture will no longer be a default under the Amended and Restated Indenture.

To exercise either its defeasance and discharge or covenant defeasance option, Ally must:

(i) deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the Series 1 Debentures when such payments are due and deliver a written certification of a nationally recognized accounting firm that the amount deposited is sufficient; and

(ii) deliver an opinion of counsel (that, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), or a change in applicable U.S. federal income tax law) to the effect that the holders of the Series 1 Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred.

When there is a defeasance and discharge, the Amended and Restated Indenture will no longer govern the Series 1 Debentures, Ally will no longer be liable for payment, and the holders of such Series 1 Debentures will be entitled only to the deposited funds. When there is a covenant defeasance, however, Ally will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the Amended and Restated Indenture to pay all expenses of the Trust relating to Series 1, to register the transfer or exchange of Series 1 Debentures, to replace mutilated, defaced, destroyed, lost or stolen Series 1 Debentures, and to maintain paying agents and hold monies for payment in trust will continue even if Ally exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

Ally and certain of its subsidiaries may also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The Amended and Restated Indenture provides that Ally will not consolidate with or merge into another corporation or convey, transfer or lease its assets substantially as an entirety unless:

(i) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the Series 1 Debentures and the Series 2 Debentures and the performance of every other covenant of the Amended and Restated Indenture on the part of Ally; and

(ii) immediately thereafter no indenture default and no event that, after notice or lapse of time, or both, would become an indenture default with respect to either Series 1 Debentures or Series 2 Debentures, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for and may exercise every right and power of Ally under the Amended and Restated Indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Amended and Restated Indenture and the Series 1 Debentures.

Book-Entry and Settlement

The Series 1 Debentures, on original issuance, were issued, and pursuant to the Amended and Restated Indenture, will be issued in fully registered certificated form without interest coupons. If distributed to holders of the Series 1 Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Series 1 as a result of the occurrence of a Special Event, (i) any definitive certificates representing the Series 1 Debentures held by Series 1 or the institutional trustee for Series 1 will be presented to the institutional trustee in exchange for one or more global certificates registered in the name of the depositary or its nominee in an aggregate principal amount of all outstanding Series 1 Debentures issued to Series 1 and (ii) any definitive certificates representing the Series 1 Trust Preferred Securities (except any Series 1 Trust Preferred Securities held by DTC, its nominee or any other clearing agency or its nominee) will be deemed to represent beneficial interests in the Series 1 Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, the Series 1 Trust Preferred Securities, and accrued and unpaid interest equal to accrued and unpaid distributions on such Series 1 Trust Preferred Securities until such certificates are presented to Ally or its agent for transfer or reissue.

Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “—Discontinuance of the Depositary’s Services,” the Series 1 Debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, the Series 1 Debentures in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Series 1 Debentures in definitive form and will not be considered the holders, as defined in the Amended and Restated Indenture, of the global security for any purpose under the Amended and Restated Indenture. A global security representing Series 1 Debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Amended and Restated Indenture.

The Depositary

If the Series 1 Debentures are issued in the form of a global certificate, DTC will act as securities depositary for the Series 1 Debentures. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the Series 1 Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Ally may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Series 1 Trust Preferred Securities—Form of Certificates” and “Description of the Series 2 Trust Preferred Securities—Form of Certificates.”

None of Ally, the Trust, the indenture trustee, any paying agent and any other agent of Ally or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Series 1 Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for the Series 1 Debentures registered in the names of persons other than the depositary or its nominee only if:

(i) the depositary notifies Ally that it is unwilling or unable to continue as a depositary for the Series 1 Debentures and/or the Series 2 Debentures and no successor depositary shall have been appointed within 90 days of the depositary so notifying Ally;

(ii) the depositary, at any time, ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation and no successor depositary shall have been appointed within 90 days of Ally becoming aware of the condition; or

(iii) Ally, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Series 1 Debentures registered in such names and in such authorized denominations as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its direct or indirect participants or otherwise relating to ownership of beneficial interests in such global security.

Certain Covenants

If there shall have occurred and be continuing a default under the Amended and Restated Indenture with respect to the Series 1 Debentures, or Ally shall have given notice of its election to defer payments of interest on the Series 1 Debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing, then:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases, or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any Series 1 Junior Subordinated Indebtedness other than:

(a) redemptions, purchases or other acquisitions of Series 1 Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Series 1 Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Series 1 Junior Subordinated Indebtedness for any other class or series of Series 1 Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Series 1 Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 1 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of the Series 1 Debentures and all Series 1 Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally.

So long as the series 1 securities remain outstanding, Ally will covenant to:

(i) directly or indirectly maintain 100% ownership of the Series 1 Common Securities, unless a permitted successor of Ally succeeds to Ally’s ownership of the Series 1 Common Securities;

(ii) not voluntarily dissolve, wind up or terminate Series 1 or the Trust, except in connection with:

(a) a distribution of the Series 1 Debentures upon a Special Event; or

(b) certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration;

(iii) timely perform its duties as sponsor of Series 1;

(iv) use its reasonable efforts to cause Series 1 to remain a statutory trust, except in connection with the distribution of the Series 1 Debentures to the holders of series 1 securities in liquidation of their interests in Series 1, the redemption of all of the outstanding series 1 securities, or mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration; and

(v) not knowingly take any action that would (x) cause the Trust or Series 1 (as applicable) to be classified (a) as other than either a grantor trust or a partnership or (b) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 1 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes.

Governing Law

The Amended and Restated Indenture and the Series 1 Debentures for all purposes are governed by and construed in accordance with the laws of the State of New York.

Fees and Expenses

The Amended and Restated Indenture provides that Ally will pay certain fees and expenses of Series 1, including all fees and expenses related to:

(i) the costs and expenses of Series 1 including, but not limited to, the costs and expenses related to the organization of the Trust;

(ii) the fees and expenses of the institutional trustee, the administrative trustees for Series 1 and the Delaware trustee;

(iii) the costs and expenses relating to the operation, maintenance and dissolution of Series 1; and

(iv) the enforcement by the institutional trustee for Series 1 of the rights of the holders of the Series 1 Trust Preferred Securities.

DESCRIPTION OF THE SERIES 2 DEBENTURES

Set forth below is a description of the specific terms of the Series 2 Debentures in which Series 2 of the Trust has invested the proceeds from the issuance and sale of the series 2 securities. The terms of the Series 2 Debentures include those stated in the Amended and Restated Indenture and by the Trust Indenture Act. The following description is not intended to be complete and is qualified by the Amended and Restated Indenture and by the Trust Indenture Act. The form of the Amended and Restated Indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Several capitalized terms used herein are defined in the Amended and Restated Indenture. Wherever particular sections or defined terms of the Amended and Restated Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Under circumstances discussed more fully below involving the dissolution of the Trust or Series 2, provided that any required regulatory approval is obtained, the Series 2 Debentures will be distributed to the holders of the series 2 securities in liquidation of the Trust or Series 2. See “Description of the Series 2 Trust Preferred Securities—Distribution of the Series 2 Debentures.”

General

The Series 2 Debentures will be issued by Ally as “Fixed Rate/Floating Rate Junior Subordinated Deferrable Interest Debentures due 2040” pursuant to the Amended and Restated Indenture. The Series 2 Debentures are unsecured debt under the Amended and Restated Indenture and represent an aggregate principal amount equal to the sum of the aggregate stated liquidation amount of the Series 2 Trust Preferred Securities and Series 2 Common Securities.

The entire principal amount of the Series 2 Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest on February 15, 2040.

If the Series 2 Debentures are distributed to holders of the Series 2 Trust Preferred Securities in liquidation of such holders’ interests in Series 2, such Series 2 Debentures may be issued in the form of one or more global securities (as described below) or in certificated form. If the Series 2 Debentures are issued in the form of global securities, the Series 2 Debentures may be issued in certificated form in exchange for a global security as described below under “—Discontinuance of the Depositary’s Services.” In the event that the Series 2 Debentures are issued in certificated form, such Series 2 Debentures will be in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Series 2 Debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the Series 2 Debentures. In the event the Series 2 Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Series 2 Debentures will be registrable and the Series 2 Debentures will be exchangeable for Series 2 Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the indenture trustee in New York, New York. Payment of interest may be made at the option of Ally by check mailed to the address of the persons entitled thereto. See “—Book-Entry and Settlement.”

Ally has not issued, and does not intend to issue, the Series 2 Debentures to anyone other than the Trust.

Subordination

The Amended and Restated Indenture provides that the Series 2 Debentures are subordinated and junior, both in liquidation and in priority of payment, to the extent specified in the Amended and Restated Indenture, to all Senior Indebtedness (as defined below) of Ally. This means that no payment of principal, including redemption payments, premium, if any, or interest on the Series 2 Debentures may be made if:

•	any Senior Indebtedness of Ally has not been paid when due and any applicable grace period relating to such default has ended and such default has not been cured or been waived or ceased to exist; or

•	the maturity of any Senior Indebtedness of Ally has been accelerated because of a default.

Upon any payment by Ally or distribution of assets of Ally to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Ally must be paid in full before the holders of Series 2 Debentures are entitled to receive or retain any payment. Subject to satisfaction of all claims related to all Senior Indebtedness of Ally, the rights of the holders of the Series 2 Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Ally to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Series 2 Debentures are paid in full.

The term “Senior Indebtedness” means, with respect to Ally, the principal, premium, if any, and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ally, whether or not such claim for post-petition interest is allowed in such proceeding) on and of all indebtedness and obligations in respect of:

(i) (a) indebtedness for money borrowed and (b) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Ally including all indebtedness (whether now or hereafter outstanding) issued under the subordinated debt indenture, dated as of December 31, 2008, between Ally and The Bank of New York Mellon, as trustee, as the same may be amended, modified or supplemented from time to time;

(ii) all capital lease obligations of Ally;

(iii) all obligations of Ally issued or assumed as the deferred purchase price of property, all conditional sale obligations of Ally and all obligations of Ally under any conditional sale or title retention agreement;

(iv) all obligations, contingent or otherwise, of Ally in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions;

(v) all obligations of Ally in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or options contracts and other similar agreements;

(vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which Ally is responsible or liable as obligor, guarantor or otherwise; and

(vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of Ally, whether or not such obligation is assumed by Ally;

except that Senior Indebtedness does not include obligations in respect of:

(i) any indebtedness issued under the Amended and Restated Indenture;

(ii) any guarantee entered into by Ally in respect of any series of preferred securities, capital securities or preference stock of the Trust (or any similar trust established for the purpose of issuing trust preferred securities in connection with the issuance of securities under the Amended and Restated Indenture);

(iii) any accounts payable or other liabilities to trade creditors (including guarantees thereof or instruments evidencing such liabilities); or

(iv) any indebtedness or any guarantee that is by its terms subordinated to, or ranks equally with, the Series 2 Debentures and the issuance of which (x) has received the concurrence or approval of the FRB or its staff or (y) does not at the time of issuance prevent the Series 2 Debentures from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Ally’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations, or has received the concurrence or approval of the FRB or its staff.

The Series 2 Debentures rank senior to all of Ally’s equity securities, including preferred stock.

The Amended and Restated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Ally.

Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness do not have any rights under the Amended and Restated Indenture to enforce any of the covenants in the Amended and Restated Indenture.

Optional Redemption

Ally will have the right to redeem the Series 2 Debentures, in whole or in part, at any time (i) on or after February 15, 2016 or (ii) in certain circumstances, upon the occurrence of a Special Event with respect to Series 2, as described in “Description of the Series 2 Trust Preferred Securities—Special Event Redemption.” Any optional redemption must be made upon not less than 30 nor more than 60 days’ notice and, with respect to a redemption upon a Special Event, within 90 days following the occurrence of such Special Event.

Ally may not redeem the Series 2 Debentures unless it receives the prior approval of the FRB to do so, if such approval is then required by the FRB.

The redemption price will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. If the Series 2 Trust Preferred Securities are listed on a national securities exchange and a partial redemption of the Series 2 Trust Preferred Securities resulting from a partial redemption of the Series 2 Debentures would result in the delisting of the Series 2 Trust Preferred Securities, Ally may only redeem the Series 2 Debentures in whole.

Interest

The Series 2 Debentures bear interest (i) from and including the date of Designation to but excluding February 15, 2016 at a fixed rate to be agreed among Ally, Series 1 and Treasury at the time of Designation, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on August 15, 2011; and (ii) from and including February 15, 2016 to but excluding February 15, 2040, at an annual rate equal to three-month LIBOR plus a spread to be agreed among Ally, Series 1 and Treasury at the time of Designation , payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2016. Each date on which interest is payable is called an “interest payment date.” Interest will be paid to the person in whose name such Series 2 Debentures are registered, with limited exceptions, at the close of business on the business day preceding such interest payment date. In the event the Series 2 Debentures shall be held in book-entry form by a party other than the institutional trustee for Series 2, the record date shall be the date 15 days prior to the interest payment date, or such other record date fixed by the administrative trustees for Series 2 of the Trust that is not more than 60 nor less than 10 days prior to such interest payment date.

The amount of interest payable for any period ending on or before February 15, 2016 will be computed on the basis of a 360-day year of twelve 30-day months, and for any period after February 15, 2016 will be computed on the basis of a 360-day year and the actual number of days elapsed, including the first day of such period but excluding the date of maturity. In the event that any interest payment date on or prior to February 15, 2016 is not a business day, then payment of the interest payable on such interest payment date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. In the event that any interest payment date after February 15, 2016 is not a business day, then the interest payable on such interest payment date will be made on the next succeeding day that is a business day, and interest will accrue to but excluding the date interest is paid. However, if such business day is in the next succeeding calendar month, such payment shall be made on, and interest will accrue to but excluding, the immediately preceding business day, in each case with the same force and effect as if made on such date.

For the purposes of calculating interest accruing on the Series 2 Debentures from and including February 15, 2016:

“Three-month LIBOR” means, with respect to any quarterly interest period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a three-month period, as applicable, commencing on the first day of that quarterly interest period that appears on the Reuters Screen LIBOR as of 11:00 a.m. (London time) on the LIBOR determination date for that quarterly interest period, as the case may be. If such rate does not appear on Reuters Screen LIBOR, three-month LIBOR will be determined on the basis of the rates at which deposits in United States dollars for a three-month period commencing on the first day of that quarterly interest period, as applicable, and in a principal amount of not less than $1 million are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with Ally), at approximately 11:00 a.m., London time, on the LIBOR determination date for that quarterly interest period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that quarterly interest period, as applicable, will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that quarterly interest period, as applicable, for loans in United States dollars to leading European banks for a three-month period, as applicable, commencing on the first day of that quarterly interest period and in a principal amount of not less than $1 million. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, three-month LIBOR for that quarterly interest period, as applicable, will be the same as three-month LIBOR as determined for the previous interest period or, in the case of the quarterly interest period beginning on February 15, 2016, 0.29000%. The establishment of three-month LIBOR for each quarterly interest period, as applicable, by the Calculation Agent shall (in the absence of manifest error) be final and binding;

“Calculation Agent” means The Bank of New York Mellon or any other successor appointed by Ally, acting as calculation agent;

“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant quarterly interest period;

“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in United States dollars) in London; and “Reuters Screen LIBOR” means the display designated on the Reuters Screen LIBOR (or such other page as may replace Reuters Screen LIBOR on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for United States dollar deposits).

Option to Extend Interest Payment Period

Ally has the right to defer interest payments by extending the interest payment period of the Series 2 Debentures for an extension period not exceeding 20 consecutive quarters, so long as no event of default with respect to the Series 2 Debentures has occurred and is continuing. However, no extension period may extend beyond the maturity of the Series 2 Debentures. At the end of any extension period, Ally will pay all interest then accrued and unpaid, together with interest thereon at the rate specified for the Series 2 Debentures to the extent permitted by applicable law. An extension period begins in the quarter in which notice of the extension period is given.

During any such extension period:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any Junior Subordinated Indebtedness (as defined in the “Description of the Series 2 Trust Preferred Securities”) other than:

(a) redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 2 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of the Series 2 Debentures and all Junior Subordinated Indebtedness bear to each other.

The foregoing, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally. Prior to the termination of any extension period, Ally may further defer payments of interest by extending such extension period. Such extension period, including all such other extensions, however, may not exceed 20 consecutive quarters, including the interest period in which notice of such extension period is given. No extension period may extend beyond the maturity or early redemption of the Series 2 Debentures. At the termination of any extension period and upon the payment of all amounts then due, Ally may commence a new extension period, if consistent with the terms set forth in this section. No interest during an extension period, except at the end of such period, shall be due and payable. However, Ally has the right to prepay all or any portion of accrued interest during an extension period.

Ally has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Series 2 Debentures.

If the institutional trustee for Series 2 of the Trust is the sole holder of the Series 2 Debentures at the time Ally selects an extended interest payment period, Ally will give the administrative trustees and institutional trustee for Series 2 notice of its selection of such extension period at least one business day prior to the earlier of:

(i) the next date on which distributions on the Series 2 Trust Preferred Securities would be payable, if not for such extension period, or

(ii) the date the administrative trustees for Series 2 are required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series 2 Trust Preferred Securities of the record date or the date such distributions are payable;

provided, that, in any event, Ally is not required to give the administrative trustees for Series 2 or the institutional trustee for Series 2 notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date on the Series 2 Debentures. The administrative trustees for Series 2 Trust Preferred Securities will give notice of Ally’s selection of such extension period to the holders of the Series 2 Trust Preferred Securities.

If the institutional trustee for Series 2 is not the sole holder of the Series 2 Debentures at the time Ally selects an extended interest payment period, Ally will give the holders of the Series 2 Debentures, the administrative trustees for Series 2 and the indenture trustee for Series 2 notice of its selection of such extension period at least ten business days before the earlier of:

(i) the next succeeding interest payment date; or

(ii) the date upon which Ally is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series 2 Debentures of the record or payment date of such related interest payment.

provided, that, in any event, Ally is not required to give the holders of the Series 2 Debentures, the administrative trustees for Series 2 or the indenture trustee for Series 2 notice of its selection of such extension period more than 15 business days, and must give such notice no less than 5 business days, before the next succeeding interest payment date.

Indenture Events of Default and Acceleration

The Amended and Restated Indenture provides that the following are “indenture events of default” with respect to the Series 2 Debentures:

(i) failure to pay in full interest accrued on any Series 2 Debenture upon the conclusion of a period consisting of 20 consecutive quarters commencing with the earliest quarter for which interest (including interest accrued on deferred payments) has not been paid in full and continuance of such failure to pay for a period of 30 days; or

(ii) specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Ally.

If any indenture event of default with respect to the Series 2 Debentures shall occur and be continuing, the indenture trustee or the institutional trustee for Series 2, as the sole holder of the Series 2 Debentures, will have the right to declare the principal of all the Series 2 Debentures then outstanding to be immediately due and payable, upon which the principal and the accrued interest on the Series 2 Debentures shall be immediately due and payable. The institutional trustee for Series 2 may also enforce its other rights as a creditor relating to the Series 2 Debentures.

If, upon an indenture event of default with respect to the Series 2 Debentures, the indenture trustee or the institutional trustee for Series 2, as the sole holder of the Series 2 Debentures, fails to declare the principal of all the Series 2 Debentures then outstanding to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the Series 2 Trust Preferred Securities then outstanding will have the right to do so.

Indenture Defaults

The Amended and Restated Indenture provides that the following are “indenture defaults” with respect to the Series 2 Debentures:

(i) an indenture event of default with respect to the Series 2 Debentures;

(ii) a failure of Ally to pay the principal of, or premium, if any, on, any Series 2 Debenture when and as the same shall become payable;

(iii) a failure of Ally to pay any installment of interest on any Series 2 Debenture when and as the same shall become payable, which failure shall have (taking into account any extension period) continued unremedied for 30 days;

(iv) the failure of Ally for 90 days following written notice of such failure to observe and perform any other covenant or Agreement in respect of the Series 2 Debentures; and

(v) the Trust or Series 2 shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence, except in connection with (a) the distribution of the Series 2 Debentures to holders of the series 2 securities in liquidation of their interests in Series 2, (b) the redemption of all of the outstanding series 2 securities or (c) certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration of Series 2.

There is no right of acceleration with respect to indenture defaults with respect to the Series 2 Debentures, except for those that are indenture events of default with respect to the Series 2 Debentures. An indenture default with respect to the Series 2 Debentures also constitutes a declaration default with respect to the series 2 securities. The holders of Series 2 Trust Preferred Securities in limited circumstances have the right to direct the institutional trustee for Series 2 to exercise its rights as the holder of the Series 2 Debentures. See “Description of the Series 2 Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.”

Any deferral of interest on the Series 2 Debentures made in accordance with the provisions described above in “—Option to Extend Interest Payment Period” will not constitute a default under the Amended and Restated Indenture for the Series 2 Debentures.

The indenture trustee may withhold notice to the holders of the Series 2 Debentures of any default with respect thereto, except a default in the payment of principal, premium or interest, if it considers such withholding to be in the interest of such holders. The indenture trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Amended and Restated Indenture at the request or direction of any of the holders pursuant to the Amended and Restated Indenture, unless such holders shall have offered to the indenture trustee security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Despite the foregoing, if an indenture default has occurred and is continuing with respect to Series 2 and such event is attributable to the failure of Ally to pay interest or principal (or premium, if any) on the Series 2 Debentures when such interest or principal (or premium, if any) is otherwise payable, or in the case of redemption, the redemption date, Ally acknowledges that, in such event, a holder of Series 2 Trust Preferred Securities may sue for payment on or after the respective due date specified in the Series 2 Debentures. Despite any payment made to such holder of Series 2 Trust Preferred Securities by Ally in connection with a direct action, Ally shall remain obligated to pay the principal of or interest on the Series 2 Debentures held by Series 2 or the institutional trustee for Series 2. Ally shall be subrogated to the rights of the holder of such Series 2 Trust Preferred Securities relating to payments on the Series 2 Trust Preferred Securities to the extent of any payments made by Ally to such holder in any direct action. The holders of the Series 2 Trust Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series 2 Debentures.

Modifications and Amendments

Modifications and amendments to the Amended and Restated Indenture with respect to Series 2 through a supplemental indenture may be made by Ally and the indenture trustee with the consent of the holders of a majority in principal amount of the Series 2 Debentures at the time outstanding (or, with respect to certain actions, without such consent). However, no such modification or amendment may, without the consent of the holder of each Series 2 Debenture affected thereby:

(i) modify certain terms of payment of principal, premium, or interest on such Series 2 Debentures;

(ii) reduce the percentage of principal amount of Series 2 Debentures the consent of whose holders is necessary to modify or amend the Amended and Restated Indenture or waive compliance by Ally with any covenant or past default on the Series 2 Debentures;

(iii) subject to certain exceptions, modify provisions of the Amended and Restated Indenture relating to (a) the ability to enter into certain supplemental indentures, (b) the rights of holders of Series 2 Debentures to direct the proceeding for any remedy available to the indenture trustee or the exercise of any trust or power conferred upon the indenture trustee with respect to the Series 2 Debentures, or (c) the ability of holders of Series 2 Debentures to waive certain past defaults; or

(iv) remove or impair the rights of any holder of a Series 2 Debenture to bring a direct action against Ally upon the occurrence of certain indenture defaults. (See “—Indenture Defaults” above.)

If the Series 2 Debentures are held by Series 2 or a trustee of Series 2, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of the series 2 securities shall have consented to such supplemental indenture. If the consent of the holder of each outstanding Series 2 Debenture is required, such supplemental indenture shall not be effective until each holder of the series 2 securities shall have consented to such supplemental indenture.

Discharge and Defeasance

Ally may discharge most of its obligations to holders of the Series 2 Debentures under the Amended and Restated Indenture if all such Series 2 Debentures that have not already been delivered to the indenture trustee for cancellation have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. Ally discharges its obligations by depositing with the indenture trustee an amount sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Series 2 Debentures and to make any mandatory scheduled installment payments thereon when due.

Unless otherwise specified in this prospectus relating to the Series 2 Debentures, Ally, at its option:

(i) will be released from any and all obligations in respect of the Series 2 Debentures, which is known as “defeasance and discharge”; or

(ii) need not comply with certain covenants specified herein regarding the Series 2 Debentures, which is known as “covenant defeasance.”

If Ally exercises its covenant defeasance option, the failure to comply with any defeased covenant contained in the Amended and Restated Indenture or any supplemental indenture will no longer be a default under the Amended and Restated Indenture.

To exercise either its defeasance and discharge or covenant defeasance option, Ally must:

(i) deposit with the indenture trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the Series 2 Debentures when such payments are due and deliver a written certification of a nationally recognized accounting firm that the amount deposited is sufficient; and

(ii) deliver an opinion of counsel (that, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the “IRS”), or a change in applicable U.S. federal income tax law) to the effect that the holders of the Series 2 Debentures will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred.

When there is a defeasance and discharge, the Amended and Restated Indenture will no longer govern the Series 2 Debentures, Ally will no longer be liable for payment, and the holders of such Series 2 Debentures will be entitled only to the deposited funds. When there is a covenant defeasance, however, Ally will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

The obligations under the Amended and Restated Indenture to pay all expenses of the Trust relating to Series 2, to register the transfer or exchange of Series 2 Debentures, to replace mutilated, defaced, destroyed, lost or stolen Series 2 Debentures, and to maintain paying agents and hold monies for payment in trust will continue even if Ally exercises its defeasance and discharge or covenant defeasance option.

Concerning the Indenture Trustee

Ally and certain of its subsidiaries may also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the indenture trustee in the ordinary course of business.

Consolidation, Merger and Sale of Assets

The Amended and Restated Indenture provides that Ally will not consolidate with or merge into another corporation or convey, transfer or lease its assets substantially as an entirety unless:

(i) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on all the Series 1 Debentures and the Series 2 Debentures and the performance of every other covenant of the Amended and Restated Indenture on the part of Ally; and

(ii) immediately thereafter no indenture default and no event that, after notice or lapse of time, or both, would become an indenture default with respect to either Series 1 Debentures or Series 2 Debentures, shall have happened and be continuing.

Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for and may exercise every right and power of Ally under the Amended and Restated Indenture. Thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Amended and Restated Indenture and the Series 2 Debentures.

Book-Entry and Settlement

The Series 2 Debentures will be issued in fully registered certificated form without interest coupons. If distributed to holders of the Series 2 Trust Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Series 2 as a result of the occurrence of a Special Event, (i) any definitive certificates representing the Series 2 Debentures held by Series 2 or the institutional trustee for Series 2 will be presented to the institutional trustee in exchange for one or more global certificates registered in the name of the depositary or its nominee in an aggregate principal amount of all outstanding Series 2 Debentures issued to Series 2 and (ii) any definitive certificates representing the Series 2 Trust Preferred Securities (except any Series 2 Trust Preferred Securities held by DTC, its nominee or any other clearing agency or its nominee) will be deemed to represent beneficial interests in the Series 2 Debentures having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, the Series 2 Trust Preferred Securities, and accrued and unpaid interest equal to accrued and unpaid distributions on such Series 2 Trust Preferred Securities until such certificates are presented to Ally or its agent for transfer or reissue.

Each global certificate is referred to as a “global security.” Except under the limited circumstances described below under “—Discontinuance of the Depositary’s Services,” the Series 2 Debentures represented by a global security will not be exchangeable for, and will not otherwise be issuable as, the Series 2 Debentures in definitive form. The global securities may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in a global security.

Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Series 2 Debentures in definitive form and will not be considered the holders, as defined in the Amended and Restated Indenture, of the global security for any purpose under the Amended and Restated Indenture. A global security representing Series 2 Debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Amended and Restated Indenture.

The Depositary

If the Series 2 Debentures are issued in the form of a global certificate, DTC will act as securities depositary for the Series 2 Debentures. As of the date of this prospectus, the description in this prospectus of DTC’s book-entry system and DTC’s practices as they relate to purchases, transfers, notices and payments relating to the Series 2 Trust Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Ally may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC and the specific terms of the depositary arrangements, see “Description of the Series 2 Trust Preferred Securities—Form of Certificates” and “Description of the Series 2 Trust Preferred Securities—Form of Certificates.”

None of Ally, the Trust, the indenture trustee, any paying agent and any other agent of Ally or the indenture trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Series 2 Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Discontinuance of the Depositary’s Services

A global security shall be exchangeable for the Series 2 Debentures registered in the names of persons other than the depositary or its nominee only if:

(i) the depositary notifies Ally that it is unwilling or unable to continue as a depositary for the Series 1 Debentures and/or the Series 2 Debentures and no successor depositary shall have been appointed within 90 days of the depositary so notifying Ally;

(ii) the depositary, at any time, ceases to be registered or in good standing under the Exchange Act or other applicable statute or regulation and no successor depositary shall have been appointed within 90 days of Ally becoming aware of the condition; or

(iii) Ally, in its sole discretion, determines that such global security shall be so exchangeable.

Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for the Series 2 Debentures registered in such names and in such authorized denominations as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its direct or indirect participants or otherwise relating to ownership of beneficial interests in such global security.

Certain Covenants

If there shall have occurred and be continuing a default under the Amended and Restated Indenture with respect to the Series 2 Debentures, or Ally shall have given notice of its election to defer payments of interest on the Series 2 Debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing, then:

(i) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to or on December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (other than a subsidiary that is a depository institution or a subsidiary thereof) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any Junior Subordinated Indebtedness other than:

(a) redemptions, purchases or other acquisitions of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Junior Subordinated Indebtedness for any other class or series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on Junior Subordinated Indebtedness paid pro rata with interest paid on the Series 2 Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Series 2 Debentures and all Junior Subordinated Indebtedness bear to each other.

These restrictions, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally.

So long as the series 2 securities remain outstanding, Ally will covenant to:

(i) directly or indirectly maintain 100% ownership of the Series 2 Common Securities, unless a permitted successor of Ally succeeds to Ally’s ownership of the Series 2 Common Securities;

(ii) not voluntarily dissolve, wind up or terminate Series 2 or the Trust, except in connection with:

(a) a distribution of the Series 2 Debentures upon a Special Event; or

(b) certain mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration;

(iii) timely perform its duties as sponsor of Series 2;

(iv) use its reasonable efforts to cause Series 2 to remain a statutory trust, except in connection with the distribution of the Series 2 Debentures to the holders of series 2 securities in liquidation of their interests in Series 2, the redemption of all of the outstanding series 2 securities, or mergers, consolidations or amalgamations permitted by the Amended and Restated Declaration; and

(v) not knowingly take any action that would (x) cause the Trust or Series 2 (as applicable) to be classified (a) as other than either a grantor trust or a partnership or (b) as an entity taxable as a corporation, in either case, for U.S. federal income tax purposes, or (y) materially reduce the likelihood of the Trust or Series 2 (as applicable) being classified as a grantor trust for U.S. federal income tax purposes.

Governing Law

The Amended and Restated Indenture and the Series 2 Debentures for all purposes are governed by and construed in accordance with the laws of the State of New York.

Fees and Expenses

The Amended and Restated Indenture provides that Ally will pay certain fees and expenses of Series 2, including all fees and expenses related to:

(i) the costs and expenses of Series 2 including, but not limited to, the costs and expenses related to the organization of the Trust;

(ii) the fees and expenses of the institutional trustee, the administrative trustees for Series 2 and the Delaware trustee;

(iii) the costs and expenses relating to the operation, maintenance and dissolution of Series 2; and

(iv) the enforcement by the institutional trustee for Series 2 of the rights of the holders of the Series 2 Trust Preferred Securities.

DESCRIPTION OF THE GUARANTEES

Set forth below is a summary of information concerning the Amended and Restated Guarantee Agreements that will be executed and delivered by Ally for the benefit of the holders of Trust Preferred Securities. The Bank of New York Mellon will be acting as the guarantee trustee for each of the Series 1 Guarantee and the Series 2 Guarantee. The terms of the Guarantees are those set forth in the Amended and Restated Guarantee Agreements and those made part of the Guarantees by the Trust Indenture Act. The summary is not intended to be complete and is qualified in all respects by the provisions of the Amended and Restated Guarantee Agreements, the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. The Guarantee for each series of Trust Preferred Securities is held by the guarantee trustee for that series of Guarantee for the benefit of the holders of the respective series of Trust Preferred Securities.

General

Pursuant to and to the extent set forth in the Amended and Restated Guarantee Agreements, Ally irrevocably and unconditionally agrees to pay in full to the holders of each series of Trust Preferred Securities, except to the extent paid by the respective series of the Trust, as and when due, to the extent the relevant series of the Trust has funds available, regardless of any defense, right of set-off or counterclaim that such series of the Trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

(i) any accrued and unpaid distributions that are required to be paid on a series of Trust Preferred Securities, to the extent that the relevant series of the Trust has funds available for such distributions;

(ii) the relevant redemption price per Trust Preferred Security, plus all accrued and unpaid distributions to the date of redemption, to the extent that the relevant series of the Trust has funds available for such redemptions, relating to any Trust Preferred Securities of that series called for redemption by the relevant series of the Trust; and

(iii) upon a voluntary or involuntary dissolution, winding-up or termination of a series of the Trust, other than in connection with the distribution of the respective series of Debentures to the holders of the respective series of Trust Preferred Securities, or the redemption of all of the respective series of Trust Preferred Securities upon the maturity or redemption of all of the corresponding series of Debentures, the lesser of:

(a) the aggregate of the liquidation amount and all accrued and unpaid distributions with respect to such series of Trust Preferred Securities to the date of payment, or

(b) the amount of assets of the relevant series of the Trust remaining underlying such series of Trust Preferred Securities for distribution to holders of that series of Trust Preferred Securities in liquidation of such series.

Ally’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Ally to the holders of Trust Preferred Securities or by causing the Trust with respect to such series to pay such amounts to such holders.

The Guarantees do not apply to any payment of distributions or redemption price, or to payments upon the dissolution, winding-up or termination of the relevant series of the Trust, except to the extent such series of Trust has funds available for such payments. If Ally does not make interest payments on a series of Debentures, the corresponding series of the Trust will not pay distributions on the corresponding series of Trust Preferred Securities and will not have funds available for such payments. Ally’s obligations in respect of the Guarantees are subordinated, both in liquidation and in priority of payment, to Senior Indebtedness of Ally to the same extent that the Debentures are subordinated to Senior Indebtedness of Ally. See “Description of the Series 1 Debentures” and “Description of the Series 2 Debentures.”

Important Covenants of Ally

In the Amended and Restated Guarantee Agreements, Ally covenants that, so long as any Trust Preferred Securities of either series remain outstanding, if there shall have occurred and is continuing any event that would constitute a default under the Amended and Restated Indenture with respect to such series of the Debentures, then:

(i) Ally and any of its subsidiaries (except a subsidiary that is a depository institution or a subsidiary of a depository institution) will not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of Ally’s capital stock or make any guarantee payment with respect thereto other than:

(a) redemptions, purchases, or other acquisitions of shares of capital stock of Ally in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in capital stock of Ally for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of Ally’s capital stock for any other class or series of Ally’s capital stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into on or prior to December 30, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for capital stock of Ally;

(d) distributions by or among any wholly-owned subsidiary of Ally;

(e) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(f) unpaid tax distributions to holders of membership interests of GMAC LLC pursuant to Section 4(b) of GMAC LLC’s Plan of Conversion, dated June 30, 2009; and

(ii) Ally and any of its subsidiaries (except a subsidiary that is a depository institution or a subsidiary of a depository institution) will not make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem, any Junior Subordinated Indebtedness corresponding to the series of Debentures in default other than:

(a) redemptions, purchases or other acquisitions of that series of Junior Subordinated Indebtedness in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice;

(b) the acquisition by Ally or any of its subsidiaries of record ownership in that series of Junior Subordinated Indebtedness for the beneficial ownership of any other persons (other than Ally or any of its subsidiaries), including trustees or custodians;

(c) as a result of an exchange or conversion of any class or series of that series of Junior Subordinated Indebtedness for any other class or series of that series of Junior Subordinated Indebtedness;

(d) redemptions of securities held by Ally or any wholly-owned subsidiary of Ally; and

(e) any payment of interest on that series of Junior Subordinated Indebtedness paid pro rata with interest paid on that series of the Debentures such that the respective amounts of such payments made shall bear the same ratio to each other as all accrued but unpaid interest per like-amount of Debentures and all that series of Junior Subordinated Indebtedness bear to each other.

The above restrictions, however, will not apply to any stock dividends paid by Ally where the dividend stock is the same stock as that on which the dividend is being paid, or dividends or distributions by or other transactions solely among Ally and any wholly-owned subsidiary of Ally or solely among wholly-owned subsidiaries of Ally.

Modification of the Guarantees; Assignment

With respect to each of Series of Trust Preferred Securities, the respective Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Trust Preferred Securities of that series. No approval will be required, however, for any changes that do not adversely affect the rights of holders of that series of Trust Preferred Securities. The Amended and Restated Guarantee Agreements shall be binding upon and inure to the benefit of the successors and permitted assigns of Ally. The Guarantees are not assignable without the prior written consent of all other parties to the Amended and Restated Guarantee Agreement, except in limited circumstances permitted by the Amended and Restated Indenture.

Events of Default

An event of default under the Guarantees with respect to a series of the Trust will occur upon the failure of Ally to perform any of its payment or other obligations with respect to such series required by the Amended and Restated Guarantee Agreements. The holders of a majority in aggregate liquidation amount of the Trust Preferred Securities of the relevant series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee for that series in respect of the relevant Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee for that series in respect of the relevant Guarantee, unless (i) such direction is in conflict with any rule of law or with the relevant Amended and Restated Guarantee Agreement; or (ii) the guarantee trustee for such series declines to follow any such direction because it determines in good faith that the proceeding so directed would involve the guarantee trustee in personal liability, against which adequate indemnity, in its opinion, has not been provided.

If the guarantee trustee for a series of Guarantee fails to enforce its rights under the relevant Amended and Restated Guarantee Agreement, any holder of related Trust Preferred Securities may directly sue Ally to enforce the guarantee trustee’s rights under the relevant Amended and Restated Guarantee Agreement without first suing the Trust, the guarantee trustee or any other person or entity. A holder of Trust Preferred Securities may also directly sue Ally to enforce such holder’s right to receive payment under the relevant Amended and Restated Guarantee Agreement without first (i) directing the guarantee trustee for the relevant series of Guarantee to enforce the terms of the relevant Amended and Restated Guarantee Agreement or (ii) suing the Trust or any other person or entity.

Ally will be required to provide to the guarantee trustee of each series with such documents, reports and information as required by the Trust Indenture Act.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to the Guarantee for a series of Trust Preferred Securities, the guarantee trustee for that series of trust securities undertakes to perform only such duties as are specifically set forth in the relevant Amended and Restated Guarantee Agreement. If such a default has occurred and has not been cured or waived, such guarantee trustee will exercise the rights and powers vested in it by the relevant Amended and Restated Guarantee Agreement with the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met with respect to a series, the guarantee trustee for each series is under no obligation to exercise any of the powers vested in it by the respective Amended and Restated Guarantee Agreement at the request of any holder of the relevant series of Trust Preferred Securities unless it is offered security and indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred thereby. However, the foregoing shall not relieve such guarantee trustee, upon the occurrence of an event of default, of its obligations to exercise the rights and powers vested in it by the relevant Amended and Restated Guarantee Agreement.

Termination of the Guarantees

The Guarantee with respect to a particular series will terminate upon full payment of the redemption price of all Trust Preferred Securities of that series, upon distribution of the Debentures of that series to holders of the Trust Preferred Securities of that series, or upon full payment of the amounts payable with respect to that series in accordance with the Amended and Restated Declaration upon liquidation of that series. The Guarantee with respect to a particular series will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities of that series must restore payment of any sums paid under that series of Trust Preferred Securities or the relevant Amended and Restated Guarantee Agreement.

Status of the Guarantees

The Guarantees constitute an unsecured obligation of Ally and ranks:

•

junior in liquidation and in priority of payment to all Senior Indebtedness of Ally to the same extent provided in the Amended and Restated Indenture with respect to the respective series of Debentures; and

•	equally with all other enhanced trust preferred security guarantees and related junior subordinated debt securities that Ally issues in the future.

The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities of any series by acceptance of such securities agrees to the subordination provisions and other terms of the relevant Amended and Restated Guarantee Agreement.

The Guarantees constitute a guarantee of payment and not of collection. This means that the guaranteed party may directly sue Ally to enforce its rights under the Guarantees without suing any other person or entity.

Governing Law

The Amended and Restated Guarantee Agreements for all purposes are governed by and construed in accordance with the laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE DEBENTURES AND THE GUARANTEES

As set forth in the Amended and Restated Declaration, the purpose of each series of the Trust is to issue the Trust Preferred Securities and Common Securities and to invest the proceeds from such issuance in the respective series of Debentures.

As long as payments of interest and other payments are made when due on a series of the Debentures, such payments will be sufficient to cover the distributions and payments due on the corresponding series of Trust Preferred Securities and Common Securities. This is due to the following factors:

•	the aggregate principal amount of each series of Debentures is equal to the aggregate stated liquidation amount of the corresponding series of Trust Preferred Securities and Common Securities;

•

the interest rate and the interest and other payment dates on each series of the Debentures match the distribution rate and distribution and other payment dates for the corresponding series of Trust Preferred Securities;

•

under the Amended and Restated Indenture, Ally will pay, and no series of the Trust will be obligated to pay, directly or indirectly, any costs, expenses, debts and obligations of the Trust other than those relating to the Trust Preferred Securities and Common Securities; and

•

the Amended and Restated Declaration further provides that the administrative trustees for each series may not cause or permit the respective series to engage in any activity that is not consistent with the purposes of such series.

Payments of distributions with respect to a series of Trust Preferred Securities, to the extent that series of the Trust has funds available, and other payments due on a series of Trust Preferred Securities, to the extent that series of the Trust has funds available, are guaranteed by Ally to the extent described in this prospectus. If Ally does not make interest payments on a series of Debentures, the respective series will not have sufficient funds to pay distributions on the corresponding series of Trust Preferred Securities. The Guarantee for each series of Trust Preferred Securities is a subordinated guarantee in relation to that series of Trust Preferred Securities. The Guarantee for a series of Trust Preferred Securities does not apply to any payment of distributions with respect to that series of Trust Preferred Securities unless and until that series of the Trust has sufficient funds for the payment of such distributions. See “Description of the Guarantees.”

The Guarantee for any series of Trust Preferred Securities covers the payment of distributions and other payments on that series of Trust Preferred Securities only if and to the extent that Ally has made a payment of interest or principal or other payments on the corresponding series of Debentures. The Guarantees, when taken together with Ally’s obligations under the Debentures and pursuant to the Amended and Restated Indenture and its obligations under the Amended and Restated Declaration, provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Trust Preferred Securities.

If Ally fails to make interest or other payments on a series of Debentures when due, taking account of any extension period, the Amended and Restated Declaration allows the holders of the corresponding series of Trust Preferred Securities to direct the institutional trustee for that series of trust securities to enforce its rights under the corresponding series of Debentures. If such institutional trustee fails to enforce these rights, any holder of that series of Trust Preferred Securities may directly sue Ally to enforce such rights without first suing such institutional trustee or any other person or entity. See “Description of the Series 1 Trust Preferred Securities—Declaration Defaults” and “—Voting Rights” and “Description of the Series 2 Trust Preferred Securities—Declaration Defaults” and “—Voting Rights.” Although various events may constitute defaults under the Amended and Restated Indenture, a default that is not an “event of default” with respect to a series of Debentures will not trigger the acceleration of principal and interest on such series of Debentures. An acceleration of principal and interest with respect to a series of Trust Preferred Securities will occur only upon Ally’s failure to pay in full all interest accrued on such series of Trust Preferred Securities upon the conclusion of an extension period of 20 consecutive quarters or as a result of specified events of bankruptcy, insolvency or reorganization of Ally. See “Description of the Series 1 Debentures—Indenture Events of Default and Acceleration” and “Description of the Series 2 Debentures—Indenture Events of Default and Acceleration.”

A holder of Trust Preferred Securities of a particular series may institute a direct action if a declaration default has occurred with respect to that series of Trust Preferred Securities and is continuing and such event is attributable to the failure of Ally to pay interest or principal on the corresponding series of Debentures on the date such interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee for the relevant series of trust securities to enforce the terms of the corresponding series of Debentures or (2) suing Ally to enforce the institutional trustee’s rights under the corresponding series of Debentures. In connection with such direct action, Ally will be subrogated to the rights of such holder of Trust Preferred Securities under the Amended and Restated Declaration to the extent of any payment made by Ally to such holder of Trust Preferred Securities. Consequently, Ally will be entitled to payment of amounts that a holder of Trust Preferred Securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from the Trust.

Ally acknowledges that the guarantee trustee for a series of Guarantee will enforce the Guarantee on behalf of the holders of that series of Trust Preferred Securities. If Ally fails to make payments under the Guarantee with respect to a series of Trust Preferred Securities, the Guarantee allows the holders of that series of Trust Preferred Securities to direct the guarantee trustee for that series of Guarantee to enforce its rights thereunder. If that guarantee trustee fails to enforce the Guarantee, any holder of that series of Trust Preferred Securities may directly sue Ally to enforce that guarantee trustee’s rights under the Guarantee. Such holder need not first sue the respective series of the Trust, the guarantee trustee for that series of Guarantee, or any other person or entity. A holder of Trust Preferred Securities may also directly sue Ally to enforce such holder’s right to receive payment under the Guarantee for that series of Trust Preferred Securities. Such holder need not first (i) direct the guarantee trustee for that series of Guarantee to enforce the terms of the Guarantee or (ii) sue the Trust or any other person or entity.

Ally and the Trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Ally of payments due on the Trust Preferred Securities. See “Description of the Guarantees—General.”

USE OF PROCEEDS

Ally will not receive any proceeds from the sale of the securities. All proceeds of any sale will go to the selling securityholders.

SELLING SECURITYHOLDERS

The selling securityholders may include (i) Treasury, which acquired all of the Trust Preferred Securities from us as described in “Summary,” and (ii) any other person or persons holding Trust Preferred Securities to whom Treasury has transferred its registration rights under the terms of the Purchase Agreement. Treasury is required to notify us in writing of any such transfer of its registration rights within ten days after the transfer, including the name and address of the transferee and the number and type of securities with respect to which the registration rights have been assigned. As of the date of this prospectus, Treasury has not notified us of any such transfer. Accordingly, Treasury currently holds 100% of the outstanding 8.00% trust preferred securities and, immediately following the Designation, will hold record and beneficial ownership of 100% of each of the Series 1 Trust Preferred Securities and the Series 2 Trust Preferred Securities. However, Treasury has notified us of its intention to distribute all or a portion of the Series 2 Trust Preferred Securities that it will own following the Designation to the public in an underwritten offering.

The securities to be offered under this prospectus for the account of the selling securityholders include Series 1 Trust Preferred Securities and Series 2 Trust Preferred Securities.

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling securityholders may from time to time sell or otherwise dispose of the securities described in this prospectus in one or more offerings. Each time the selling securityholders sell securities under this registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering if and when necessary. For purposes of this prospectus, we have assumed that, after completion of the offering or series of offerings, none of the securities offered by this prospectus will be held by the selling securityholders.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

The only potential selling securityholder whose identity we are currently aware of is Treasury. Our relationship with Treasury includes, among other things, (i) the transactions and arrangements entered into in connection with Treasury’s acquisition of Trust Preferred Securities from the Trust and Ally, (ii) the transactions and arrangements entered into in connection with Treasury’s acquisition of approximately $11.4 billion in aggregate liquidation preference of our Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 and the recent conversion of 110,000,000 shares of Ally’s Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 into 531,850 shares of Ally’s common stock; (iii) the arrangements established by the Amended and Restated Governance Agreement, dated as of May 21, 2009, by and among Ally, Treasury and Ally’s other common stockholders (the “Governance Agreement”); (iv) the Master Transaction Agreement entered into among Ally, Treasury, Chrysler and U.S. Dealer Automotive Receivables Transition LLC on May 21, 2009, in connection with the Master Automotive Financing Agreement between Ally and Chrysler; and (5) Treasury’s ownership of approximately 73.8% of Ally’s outstanding common stock.

Ally’s operations are regulated by various U.S. governmental authorities, including in certain respects, by Treasury. Additionally, as of February 25, 2011, Treasury held 981,971 shares of Ally’s common stock, 118,750,000 shares of Fixed Rate Cumulative Mandatorily Convertible Preferred Stock, Series F-2 and 2,667,000 trust preferred securities of the Trust. Treasury and Ally are also parties to certain agreements.

The following description of Treasury was provided by Treasury and derived from Treasury’s website. Treasury is the executive agency of the U.S. government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

Governmental Immunity

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act, as amended (the “FTCA”), provides that claims may not be brought against the United States or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus or the Registration Statement on Form S-3 of which this prospectus is a part, or any other act or omission in connection with any offering by Treasury to which this prospectus relates, likely would be barred. In addition, Treasury has advised us that Treasury and its members, officers, agents and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus or the Registration Statement on Form S-3 of which this prospectus is a part or resulting from any other act or omission in connection with any offering by Treasury to which this prospectus relates likely would be barred.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION

The selling securityholders may sell all or a portion of the securities beneficially owned by them and offered by this prospectus from time to time directly or through one or more underwriters, broker-dealers or agents. If securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions. The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling Trust Preferred Securities:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the units as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such units at a stipulated price per unit;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other brokers-dealers to participate in sales. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders, or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent will be in amounts to be negotiated, which are not expected to be in excess of those customary in the types of transactions involved.

In connection with sales of securities, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. The selling securityholders may also loan or pledge securities to broker-dealers that in turn may sell such units. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of units offered by this prospectus, which units such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the identification of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of securities is made, a prospectus supplement, if required, will be distributed that will set forth (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of securities involved, (iii) the price at which such securities were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, and (v) any other facts material to the transaction.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Under the securities laws of some states, the securities covered by this prospectus may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such units have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus forms a part.

If a selling securityholder uses this prospectus for any sale of securities, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to such securities. All of the foregoing may affect the marketability of the securities covered by this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Pursuant to the Purchase Agreement, we will pay substantially all expenses of the registration of the securities covered by this prospectus, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling securityholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling securityholders against liabilities, including some liabilities under the Securities Act, in accordance with the Purchase Agreement, or the selling securityholders will be entitled to contribution. We have agreed under the Purchase Agreement to cause such of our managers and senior executive officers to execute customary lock-up agreements in such form and for such time period up to 90 days as may be requested by a managing underwriter with respect to an underwritten offering of securities covered by this prospectus.

LEGAL MATTERS

Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, has opined on certain matters of Delaware law relating to the validity of the Trust Preferred Securities. Davis Polk & Wardwell LLP has opined on certain matters of New York law relating to the validity of the Debentures and the Guarantees.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

GMAC Capital Trust I

8.0% Trust Preferred Securities, Series 1

Liquidation Amount $1,000 Per Trust Preferred Security

and

Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Liquidation Amount $25 Per Trust Preferred Security

Each guaranteed to the extent set forth herein by

Ally Financial Inc.

PROSPECTUS

                     Trust Preferred Securities

GMAC Capital Trust I

    % Fixed Rate/Floating Rate Trust Preferred Securities, Series 2

Liquidation Amount $25 Per Trust Preferred Security

Guaranteed to the extent set forth herein by

Ally Financial Inc.

PROSPECTUS SUPPLEMENT

March     , 2011